                                                                  EXECUTION COPY


                                LOAN AGREEMENT



                           dated as of June 25, 1998



                                     among



                         OMNIPOINT MB HOLDINGS, LLC.,
                                 as Borrower,
                                 -----------



                    BANK OF AMERICA INTERNATIONAL LIMITED,
                   as Arranger and as Administrative Agent,
                   ---------------------------------------



                                      and



            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                             CIBC WOOD GUNDY PLC,
                                LLOYDS BANK PLC
                                      AND
                               MERITA BANK PLC,
                                  as Lenders
                                  ----------



                             Mayer, Brown & Platt
                              Bucklersbury House
                            3 Queen Victoria Street
                           London, EC4N 8EL, England
                               Ref: MJP/98437783









--------------------------------------------------------------------------------
        Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                               TABLE OF CONTENTS
                               -----------------

                                                                           PAGE
                                                                          ------
||
ARTICLE 1.   DEFINITIONS AND RULES OF INTERPRETATION......................   1
     SECTION 1.1.    Definitions..........................................   1
     SECTION 1.2.    Rules of Interpretation..............................  29
     SECTION 1.3.    Accounting Terms.....................................  30

ARTICLE 2.   THE ADVANCES.................................................  31
     SECTION 2.1.    The Advances.........................................  31
     SECTION 2.2.    Reduction or Termination of the Commitments..........  31
     SECTION 2.3.    Amounts of Advances Available for Borrowing..........  32
     SECTION 2.4.    Disbursement Claim...................................  32
     SECTION 2.5.    Drawdown.............................................  33
     SECTION 2.6.    Number of Advances...................................  33
     SECTION 2.7.    Deemed Advance.......................................  33

ARTICLE 3.   FEES, INTEREST AND PAYMENTS..................................  33
     SECTION 3.1.    Fees.................................................  33
     SECTION 3.2.    Interest.............................................  34
     SECTION 3.3.    Payment Dates........................................  34
     SECTION 3.4.    Interest After Default...............................  35
     SECTION 3.5.    Interest Period......................................  35
     SECTION 3.6.    Interest Rate Determination..........................  36
     SECTION 3.7.    Payment and Computations.............................  37
     SECTION 3.8.    Use of Proceeds......................................  38

ARTICLE 4.   EXPORT CREDIT GUARANTEES.....................................  39
     SECTION 4.1.    EKN Guarantee........................................  39
     SECTION 4.2.    Invalidity or Impairment of EKN Documents............  39
     SECTION 4.3.    Partial Unavailability of EKN Guarantee..............  41
     SECTION 4.4.    Substitute Guarantor.................................  41
     SECTION 4.5.    Unavailability of EKN Undertaking....................  41

ARTICLE 5.   REPAYMENT AND PREPAYMENT OF THE ADVANCES.....................  41
     SECTION 5.1.    Repayment............................................  41
     SECTION 5.2.    Mandatory Prepayment of Advances.....................  42
     SECTION 5.3.    Optional Prepayments of Advances.....................  44
     SECTION 5.4.    Reborrowings.........................................  44

ARTICLE 6.   ILLEGALITY, INCREASED COSTS AND CAPITAL ADEQUACY.............  44
     SECTION 6.1.    Illegality...........................................  44
     SECTION 6.2.    Additional Costs and Capital Adequacy................  45
     SECTION 6.3.    Taxes................................................  46
     SECTION 6.4.    Tax Forms............................................  47
     SECTION 6.5.    Survival.............................................  48

ARTICLE 7.   REPRESENTATIONS AND WARRANTIES...............................  48
     SECTION 7.1.    Representations and Warranties.......................  48
     SECTION 7.2.    Repetition...........................................  57

ARTICLE 8.   AFFIRMATIVE COVENANTS OF THE BORROWER........................  58
     SECTION 8.1.    General..............................................  58
     SECTION 8.2.    Reporting Requirements; Notices......................  65
     SECTION 8.3.    Financial Covenants of the Borrower..................  73

ARTICLE 9.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER...................  74
     SECTION 9.1.    Negative Pledge......................................  74

ARTICLE 10.  CONDITIONS PRECEDENT.........................................  90
     SECTION 10.1.   Initial Advance......................................  90
     SECTION 10.2.   Financial Close...................................... 100

ARTICLE 11.  ADDITIONAL CONDITIONS TO ADVANCES............................ 101
     SECTION 11.1.   Conditions to All Advances........................... 101

ARTICLE 12.  EVENTS OF DEFAULT; ACCELERATION; ETC......................... 102
     SECTION 12.1.   Events of Default and Acceleration................... 102

ARTICLE 13.  THE ADMINISTRATIVE AGENT..................................... 110
     SECTION 13.1.   Authorization and Action............................. 110
     SECTION 13.2.   Administrative Agent's Reliance, Etc................. 111
     SECTION 13.3.   Obligations of Administrative Agent.................. 112
     SECTION 13.4.   Duty of inquiry...................................... 113
     SECTION 13.5.   Exclusion of Duties and Liability.................... 114
     SECTION 13.6.   Affiliates of Administrative Agent................... 114
     SECTION 13.7.   Lender Credit Decision............................... 114
     SECTION 13.8.   Indemnification...................................... 115
     SECTION 13.9.   Removal; Resignation of Administrative Agent......... 116
     SECTION 13.10.  Replacement of Administrative Agent.................. 116
     SECTION 13.11.  Transfers............................................ 117
     SECTION 13.12.  Delegation........................................... 117
     SECTION 13.13.  Representation by Lender............................. 118

     SECTION 13.14.  Failure by Lender to Make Advance.................... 118
     SECTION 13.15.  Failure of Borrower to Make Payment.................. 119

ARTICLE 14.  MISCELLANEOUS................................................ 119
     SECTION 14.1.   Amendments, Etc...................................... 119
     SECTION 14.2.   Notices, Etc......................................... 120
     SECTION 14.3.   No Waiver; Remedies.................................. 121
     SECTION 14.4.   Costs; Expenses...................................... 122
     SECTION 14.5.   Indemnities.......................................... 123
     SECTION 14.6.   Right of Set-off..................................... 124
     SECTION 14.7.   Sharing of Payments, Etc............................. 124
     SECTION 14.8.   Binding Effect....................................... 125
     SECTION 14.9.   Assignments and Participations....................... 125
     SECTION 14.10.  Independence of the Agreement........................ 129
     SECTION 14.11.  Obligations Several.................................. 129
     SECTION 14.12.  Governing Law........................................ 129
     SECTION 14.13.  Execution in Counterparts............................ 129
     SECTION 14.14.  Confidentiality...................................... 129
     SECTION 14.15.  Consent to Jurisdiction.............................. 131
     SECTION 14.16.  Matters Relating to the Collateral Agent............. 132
     SECTION 14.17.  Amendments, Etc., to Intercreditor Agreement......... 132
     SECTION 14.18.  Waiver of Jury Trial................................. 132

||

Exhibits
--------

Exhibit A            -  Disbursement Claim
Exhibit B            -  Quarterly Compliance Certificate
Exhibit C            -  Form of Assignment and Acceptance
Exhibit D-1          -  Form of Services Agreement
Exhibit D-2          -  Form of Operating Agreement
Exhibit E-1          -  Form of Borrower Security Agreement
Exhibit E-2          -  Form of Parent Pledge Agreement
Exhibit E-3          -  Form of D-, E- and F-Block Subsidiary Parent Pledge
                        Agreement
Exhibit E-4          -  Form of Subsidiary Security Agreement
Exhibit F            -  Form of Real Estate Mortgage Option
Exhibit G            -  Form of Subordination Agreement
Exhibit H-1          -  Form of Limited Recourse Parent Guaranty
Exhibit H-2          -  Form of D-, E- and F-Block Subsidiary Parent Limited
                        Recourse Guaranty
Exhibit H-3          -  Form of Subsidiary Guaranty
Exhibit H-4          -  Form of Ericsson Guaranty
Exhibit H-5          -  Form of Ericsson Indemnity

Exhibit I            -  Form of Intercreditor Agreement
Exhibit J            -  Form of Support Agreement


Schedules
---------

Schedule 1.1         -  Permitted BTAs
Schedule 1.1A        -  Certain Geographic Areas of Permitted BTAs
Schedule 7.1(b)(i)   -  Subsidiaries
Schedule 7.1(i)      -  Intellectual Property
Schedule 7.1(j)      -  FCC Licenses
Schedule 7.1(bb)(i)  -  Environmental Matters
Schedule 7.1(cc)     -  Joint Ventures
Schedule 7.1(dd)     -  Material Contracts
Schedule 7.1 (ee)    -  Ownership Chart
Schedule 8.3(a)      -  Revenue
Schedule 8.3(c)      -  Leverage Ratio (Adjusted EBITDA)
Schedule 8.3(d)      -  Leverage Ratio (EBITDA)
Schedule 9.1(d)(xi)  -  Investments
Schedule 10.1(s)     -  Mortgaged Property

                                LOAN AGREEMENT
                                --------------

THIS AGREEMENT is dated as of June 25, 1998, among

(1) OMNIPOINT MB HOLDINGS, LLC, a Delaware limited liability company (the "Borrower");
     ---------

(2) BANK OF AMERICA INTERNATIONAL LIMITED as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as arranger (in
                                     --------------------
     such capacity, the "Arranger"); and
                         --------

(3) BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, CIBC WOOD GUNDY PLC, LLOYDS BANK PLC and MERITA BANK PLC (each a "Lender").
                                                       ------


               ARTICLE 1.  DEFINITIONS AND RULES OF INTERPRETATION

SECTION 1.1   DEFINITIONS.

The following terms (whether or not underscored) when used in this Agreement, including the preamble, shall, except where the context otherwise requires, have the following meanings:

"Adjusted EBITDA" means for any period, the sum of EBITDA for such period plus
 ---------------
Marketing Expenses (including, without limitation, compensation and commissions incurred in connection with the foregoing activities) for such period to the extent deducted from EBITDA.

"Administrative Agent" is defined in the preamble.
 --------------------

"Administrative Agent's Account" means the account located in New York with Bank
 ------------------------------
of America NT & SA New York, account Bank of America NT & SA London account number ***** for further credit to Bank of America International Limited account number ***** (or such other account as the Administrative Agent from time to time may specify).

"Administrative Agent's Office" means the Administrative Agent's office set
 -----------------------------
forth in Section 14.2 (a) (iii) and, upon the appointment of a successor Administrative Agent pursuant to Section 13.10, such office as shall be provided by such successor Administrative Agent, or in either case such office as the Administrative Agent from time to time may designate.

"Advances" means each and every advance made by the Lenders by way of
 --------
disbursement to Ericsson, and debited to the Advances Account by the Administrative Agent under this Agreement or, as the case may be, the outstanding principal amount of each such advance (as from time to time reduced or consolidated by any term of this Agreement).

--------------------------------------------------------------------------------
        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

"Advances Account" means the advances account opened and maintained in
 ----------------
accordance with Section 2.4.

"Affected EKN Guarantee" is defined in Section 4.3.
 ----------------------

"Affiliate" means, as to any Person, any other Person which, directly or
 ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall include the power, direct or indirect:

     (a) to vote 50% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons of such Person; or

     (b) to direct or cause direction of the management and policies of such Person whether by contract or otherwise.

"Agents" means collectively, the Administrative Agent and the Collateral Agent.
 ------

"Applicable Law" means any:
 --------------

     (a) statute, rule or regulation thereunder and interpretations thereof by any Governmental Body charged with the administration or the interpretation thereof; and

     (b) requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law).

"Approved Annual Operating Business Plan" means, with respect to each fiscal
 ---------------------------------------
year of the Borrower, beginning with its fiscal year ending December 31, 1998, any annual operating business plan delivered by the Borrower pursuant to Section 8.2(a) with respect to such fiscal year that shall have been approved by the Required Lenders.

"Approved Full-Term Operating Business Plan" means unless and until the Borrower
 ------------------------------------------
in its discretion shall have delivered to the Lenders a revised full-term operating business plan that the Required Lenders shall have approved, the full-term operating business plan delivered by the Borrower pursuant to Section 10.1(p), and thereafter the most recent full-term operating business plan delivered by the Borrower that the Required Lenders shall have approved.

"Arranger" is defined in the preamble.
 --------

"Assignment and Acceptance" means an Assignment and Acceptance substantially in
 -------------------------
the form of Exhibit C.
            ---------

"Attributed Expenses" means at any date and with respect to any Permitted BTA or
 -------------------
the right to provide PCS services to POPs within a Permitted BTA, the aggregate amount of all Eligible Swedish Goods & Services incurred primarily with respect to providing PCS services to, or used primarily for the normal commercial operation of PCS services for, such Permitted BTA or such POPs, other than, in the case of any Permitted BTA the FCC License for which has been the subject of a C-Block General License Revocation Event, any such Eligible Swedish Goods & Services in respect of equipment that shall have been installed and shall be used for a normal commercial operation of another Permitted BTA on or before the date on which such Permitted BTA shall become an Excluded BTA.

"Authorized Officer" means, with respect to any Person, any person who is a
 ------------------
director or other officer of such Person and whose name and specimens of whose signature have been supplied from time to time to the Administrative Agent by such Person as being those of a person authorised to sign any instrument to be executed by such Person, including a Disbursement Claim and the Loan Documents.

"Base Rate" means for any day, the higher of:
 ---------

     (a)  0.50% per annum above the Federal Funds Rate on such date; and

     (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America National Trust and Savings Association in San Francisco, California, as its "reference rate". The "reference rate" is a rate set by Bank of America National Trust and Savings Association based upon various factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the reference rate announced by Bank of America National Trust and Savings Association shall take effect at the opening of business on the day specified in the public announcement of such change.

"Borrower" is defined in the preamble.
 --------

"Borrower Security Agreement" is defined in Section 10.1(q)(i).
 ---------------------------

"Boston BTA" means BTA No. 51.
 ----------

"BTA" means any "basic trading area" as set forth in the Rand McNally 1992
 ---
Commercial Atlas & Marketing Guide, 123rd Edition, and utilized by the FCC in dividing the 50 states, the District of Columbia and the United States territories into 493 BTAs for the purpose of licensing PCS Systems.

"Business Day" means any day other than a Saturday, a Sunday or a day on which
 ------------
commercial banks located in New York City or London are authorized or required by law or other governmental action to close.

"Capital Expenditures" means amounts paid or Indebtedness incurred in connection
 --------------------
with the purchase or lease of any assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP (including Capitalized Leases).

"Capitalized Leases" means leases the discounted future rental-payment
 ------------------
obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

"Cash Equivalents" means any Investments of the Borrower or any of its
 ----------------
Subsidiaries of the types permitted under clauses (ii), (iii), (iv) and (v) of
Section 9.1(d) having a maturity of not greater than 270 days from the date of acquisition thereof.

"Cash Management Agreement" means the Amended and Restated Cash Management
 -------------------------
Agency Agreement dated as of June 25, 1998 between Operations and the Grandparent.

"C-Block FCC License" means any FCC License sold in the FCC's C-Block auction.
 -------------------

"C-Block General License Revocation Event" means any action by the FCC the
 ----------------------------------------
effect of which is to revoke, annul, rescind, cancel, suspend or terminate all FCC Licenses issued in connection with the FCC's C-block auction (including those held by License Subsidiaries), regardless of whether the Persons owning such FCC Licenses were in default thereunder.

"CERCLA" means the Comprehensive Environmental Response, Compensation and
 ------
Liability Act, as amended, 42 USCA Section 9601 et seq.

"Closing Date" is defined in the introductory clause of Article 10.
 ------------

"Collateral" means all "Collateral" and "Pledged Collateral" referred to in the
 ----------
Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

"Collateral Agent" means Chase Manhattan Trust Company, (successor in interest
 ----------------
to Mellon Bank, N.A. under the Intercreditor Agreement) or any successor thereto appointed pursuant to Section 6.1 of the Intercreditor Agreement.

"Collateral Documents" means the Security Agreements, the Mortgages and any
 --------------------
other agreement that purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

"Commitment" means for any Lender at any date, the Total Commitments as of such
 ----------
date, multiplied by such Lender's Commitment Percentage as of such date.

"Commitment Percentage" means for any Lender, the percentage next to the heading
 ---------------------
"Commitment Percentage" opposite its name on the signature pages hereof or, if such Lender has entered into an Assignment and Acceptance, in the Register.

"Communications Act" means the Communications Act of 1934, as amended, and the
 ------------------
rules and regulations issued thereunder, as from time to time in effect.

"Confidential Information" means information that the Borrower or any of its
 ------------------------
Affiliates furnishes to the Administrative Agent or any Lender in writing and designated as confidential, unless such information is or becomes generally available to the public or is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower or any of its Affiliates.

"Consolidated" means the consolidation of accounts of the Borrower and its
 ------------
Subsidiaries in accordance with GAAP.

"Contingent Obligation" means as to any Person, any obligation of such Person
 ---------------------
guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary
                   -------------------                             -------
obligor") in any manner, whether directly or indirectly, including any
-------
obligation of such Person, whether or not contingent:

     (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor;

     (b)  to advance or supply funds:

          (i)   for the purchase or payment of any such primary obligation; or

          (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain net worth, solvency or other financial statement condition of the primary obligor;

     (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary or holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation;

     (d) otherwise to assure, protect from loss, or hold harmless the beneficiary or holder of such primary obligation against loss in respect thereof; or

     (e) in connection with the liability of a general partner in respect of the recourse liabilities of the partnership in which it is a general partner;

provided that the term "Contingent Obligation" shall not include the indorsement
--------
of instruments for deposit or collection in the ordinary course of business.

"Core BTA" means at any date, any BTA that is a Permitted BTA as of such date
 --------
and that has a population of at least 1,000,000 POPs.

"D-, E- and F-Block Subsidiary" means Omnipoint Miami W. Palm Beach F License,
 -----------------------------
LLC, a Delaware limited liability company, which is a Subsidiary of the D-,E- and F-Block Subsidiary Parent that, at the date hereof, holds an FCC License for the West Palm Beach BTA.

"D-, E- and F-Block Subsidiary Parent" means Omnipoint PCS Entrepreneurs Two,
 ------------------------------------
LLC., a Delaware limited liability company.

"D-, E- and F-Block Subsidiary Parent Limited Recourse Guaranty" is defined in
 --------------------------------------------------------------
Section 10.1(r)(iii).

"D-, E- and F-Block Subsidiary Pledge Agreement" is defined in Section
 ----------------------------------------------
10.1(q)(iii).

"Debt Service" means as to any Person and for any period, the aggregate
 ------------
scheduled amount of interest required to be paid and principal required to be paid by such Person (in each case, without duplication) during such period on all Indebtedness of such Person outstanding during all or any part of such period (excluding (a), in the case of the Borrower, the amount of any prepayment pursuant to Section 5.2(a) or (b) of this Agreement, Section 3.02(a), (b) or (c) of the Ericsson Loan Agreement, or any similar mandatory prepayment under a Permitted Loan Agreement and (b) interest capitalized under loans where such loans provide for the funding of interest costs) and owing to Persons other than such Person and its Subsidiaries whether such interest and principal were or are required to be reflected as an item of expense or capitalized, including payments in respect of Capitalized Leases and including scheduled payments of commitment fees, agency fees, facility fees, origination fees, balance-deficiency fees and similar fees or expenses in connection with Indebtedness.

"Disbursement Claim" means a claim substantially in the form of Exhibit A hereto
 ------------------
made by Ericsson in the manner specified in Article 2.

"Disbursement Date" means the date upon which an Advance is to be made to or for
 -----------------
the benefit of the Borrower and disbursed to Ericsson or the Borrower in accordance with the terms of this Agreement.

"Distribution" means any of the following with respect to any Person:
 ------------

     (a) the declaration or payment of any cash dividend, dividend in kind or cash equity distributions on or in respect of any shares of any class of Stock of such Person, other than dividends payable solely in shares of common stock (or equivalent interests) of such Person;

     (b) the purchase, redemption, or other retirement of any shares of any class of Stock of such Person;

     (c) the return of capital by such Person to its shareholders or members (as applicable) (or holders of interests equivalent to shares or membership interests) as such;

     (d) any other distribution on or in respect of any shares or equivalent interests of any class or series of Stock of such Person; or

     (e) if such Person is the Borrower, any payment of principal, premium or interest, or any other amount, in respect of Subordinated Indebtedness of the Borrower.

"Dollars" or "$" means the lawful currency of the United States of America.
 -------      -

"EBITDA" means for any period, the sum, determined on a Consolidated basis, of:
 ------

     (a)  Net Income for such period, plus

     (b) to the extent deducted in determining Net Income, the sum of each of the following for such period:

          (i)   cash interest paid expenses;

          (ii)  income-tax expense; and

          (iii) depreciation, amortization and other non-cash charges.

"EKN" means EXPORTKREDITNAMNDEN (the Swedish Export Credit Guarantee Board).
 ---

"EKN Documents" means the EKN General Conditions, each EKN Guarantee and the EKN
 -------------
Undertaking.

"EKN General Conditions" means the EKN General Conditions for Export Credit
 ----------------------
Guarantees of 16 October 1996 (as amended from time to time).

"EKN Guarantee" means any export credit guarantee granted or to be granted by
 -------------
EKN pursuant to the EKN Undertaking in favor of the Administrative Agent as agent for the Lenders in respect of the Advances to be made under this Agreement.

"EKN Undertaking" means the Offer Regarding Issue of Guarantee in favor of the
 ---------------
Lenders made by EKN to Bank of America National Trust and Savings Association dated May 7, 1998 with reference ***** or any replacement or supplemental Offer Regarding Issue of Guarantee to the Administrative Agent in favor of the Lenders from time to time.

"Eligible Swedish Goods and Services" means goods produced, manufactured or
 -----------------------------------
assembled, in whole in Sweden, or services rendered by Persons ordinarily resident or ordinarily carrying on business in Sweden including Ericsson Radio Systems together with goods and services otherwise permitted pursuant to the EKN Documents or with the written consent of EKN.

--------------------------------------------------------------------------------
        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

"Employee Benefit Plan" means any employee benefit plan within the meaning of
 ---------------------
Section 3(3) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate, other than a Multiemployer Plan.

"Environmental Laws" means any federal, state or local law, statute, rule or
 ------------------
regulation or common law relating to the environment or occupational health and safety, including any statute, regulation or order pertaining to:

     (a) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste;

     (b)  air, water or noise pollution;

     (c)  groundwater and soil contamination;

     (d) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;

     (e) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species;

     (f) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles;

     (g)  health and safety of employees and other persons; and

     (h) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products, by-products or breakdown products or solid or hazardous waste, including (i) CERCLA; (ii) RCRA; (iii) the Toxic Substance Control Act, as amended, 15 USCA Section 2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA Section 1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA Section 7401 et seq.; (vi) the Hazardous Material Transportation Act, as amended, 49 USCA Section 1801 et seq.; (vii) the Superfund Amendments and Reauthorization Act of 1986; and (viii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous federal, state or local law. As used above, the terms "release", "threatened release", "hazardous substance" and "environment" shall have the meaning set forth in CERCLA, and the terms "solid waste" and "dispose" (or "disposal") shall have the meaning set forth in the RCRA.

"Environmental Permits" is defined in Section 7.1(bb)(viii).
 ---------------------

"Equipment Acquisition Agreement" means the Acquisition Agreement for Ericsson
 -------------------------------
CMS 40 Personal Communications Systems (PCS) Infrastructure Equipment, dated as of April 16, 1996, as amended as of July 25, 1997 among Ericsson, OCI, Omnipoint Communications MB Operations, Inc. (which has been merged with and into Omnipoint Communications MB Operations, LLC) and Omnipoint Communications Enterprises, Inc., (which has been merged with and into Omnipoint Communications Enterprises, L.P.).

"Ericsson" means Ericsson Inc., a Delaware Corporation.
 --------

"Ericsson Guaranty" is defined in Section 10.1(r)(iv).
 -----------------

"Ericsson Indemnity" is defined in Section 10.1(r)(iv).
 ------------------

"Ericsson Loan Agreement" means the Amended and Restated Loan Agreement dated as
 -----------------------
of June 25, 1998 among the Borrower, Ericsson as administrative agent and lender and the other lenders named therein or party thereto from time to time.

"Ericsson Radio Systems" means Ericsson Radio Systems AB, a Swedish company.
 ----------------------

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended,
 -----
and the rules and regulations issued thereunder as from time to time in effect.

"ERISA Affiliate" means any Person that is treated as a single employer with the
 ---------------
Borrower under Section 414 of the IRC.

"ERISA Event" means with respect to any Loan Party or any ERISA Affiliate:
 -----------

     (a)  a Reportable Event,

     (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,

     (c) the filing of a notice of intent to terminate a Plan under a distress termination of the Plan under Section 4041(c) of ERISA, or the treatment of a Plan amendment as a termination under Section 4041 of ERISA,

     (d)  the institution of proceedings to terminate a Plan by the PBGC under
          Section 4042 of ERISA, or

     (e) the occurrence of any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or to cause the imposition of any liability (other than PBGC premiums due but not delinquent under Section 4007 of ERISA) in excess of $250,000 under Title IV of ERISA.

"Event of Default" means any of the events specified in Section 12.1.
 ----------------

"Excess Cash Flow" means with respect to any fiscal year:
 ----------------

     (a)  EBITDA for such fiscal year, plus

     (b) the aggregate amount of interest paid by the Borrower or any of its Subsidiaries on any Indebtedness owing to the Parent or any Affiliate thereof (other than the Borrower and its Subsidiaries) during such fiscal year, minus

     (c) proceeds from any FCC License Transfer by the Borrower or any of its Subsidiaries, to the extent such proceeds would be included in EBITDA for such fiscal year, minus

     (d) income-tax payments, capital expenditures net of new financing proceeds, aggregate scheduled principal payments under any Indebtedness of the Borrower or any of its Subsidiaries (including payments on amounts owing to the FCC with respect to BTA licenses) (other than mandatory prepayments out of Excess Cash Flow), in each case during such fiscal year, plus (if negative) or minus (if positive), as the case may be,

     (e) differences between beginning and ending Working Capital (excluding for purposes of any determination of working capital receivables past due more than 60 days, inventory and current portions of long-term Indebtedness) in respect of such fiscal year.

"Excess Proceeds" means with respect to any FCC License Transfer or any FCC
 ---------------
License Partition, the Net Cash Proceeds thereof, whether received at the time of such sale or at any time thereafter, after deducting from such proceeds the amount of any mandatory prepayment under this Agreement required as a result thereof and any prepayments to other providers of vendor financing to the Borrower or any of its Subsidiaries made as a result thereof pursuant to provisions substantially the same as the applicable provisions of this Agreement.

"Excluded BTA" means at any date, any BTA:
 ------------

     (a) as to which an FCC License Transfer shall have theretofore occurred, other than an FCC License Transfer as to which the conditions specified in clause (II) or (III) of Section 9.1(f)(iii)(B)(1) shall have been satisfied;

     (b) as to which the related FCC License shall have been the subject of a C-Block General License Revocation Event that occurred ***** or more days prior to such date unless a License Subsidiary shall then hold an FCC License or the right to provide PCS services on terms and conditions acceptable to the Required Lenders with respect to such BTA covering at least ***** MHZ of spectrum;

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        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     (c) as to which the related FCC License shall have been the subject of a Permitted C-Block License Transfer that occurred ***** or more days prior to such date unless a License Subsidiary shall then hold a FCC License or the right to provide PCS services on terms and conditions acceptable to the Required Lenders with respect to such BTA covering at least ***** MHZ of spectrum; or

     (d) the FCC License for which shall have been transferred to a Qualified Joint Venture as to which an Insolvency Event shall have theretofore occurred with respect to any holder of any equity interest in such Qualified Joint Venture, unless the Grandparent shall have unconditionally guaranteed, in a manner in form and substance satisfactory to the Required Lenders, an aggregate principal amount (plus interest and costs of collection) of the Advances at any time outstanding equal to the lesser of the aggregate principal amount of the Advances at any time outstanding and the amount of Attributed Expenses outstanding at any time that relate to such BTA.

"Excluded Taxes" means taxes imposed on a Person's income, and franchise taxes
 --------------
imposed on it in lieu of income taxes, by the jurisdiction under the laws of which such Person is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction of such Lender's Lending Office or any political subdivision thereof.

"Expense Allocation Agreement" means the Amended and Restated Expense Allocation
 ----------------------------
Agreement dated as of June 25, 1998 among the Borrower, Operations and the Grandparent.

"F-Block FCC License" means any FCC License sold in the FCC's F-Block auction.
 -------------------

"FCC" means the Federal Communications Commission or any Governmental Body
 ---
succeeding to the functions thereof.

"FCC License" means any mobile telephone, cellular telephone, microwave, paging
 -----------
or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction or the operation of any PCS System, granted or issued by the FCC and any other federal Governmental Body with respect to any BTA.

"FCC License Transfer" means any sale, assignment or other transfer of any FCC
 --------------------
License in its entirety or any Stock of a License Subsidiary, other than any such transfer to a Qualified Joint Venture permitted under Section 9.1(f)(iii)(D).

"FCC License Partition" means a sale, transfer or other disposition of the right
 ---------------------
to provide PCS services to POPs within a geographic area specified in Schedule 1.1A (as the same may be supplemented from time to time by agreement of the Borrower and the Required Lenders) that is within a Permitted BTA.

"Federal Funds Rate" means, for any date, the rate set forth in the weekly
 ------------------
statistical release designated as H.15 (519), or any successor publication, published by the Federal Reserve Bank of

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        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

New York on the preceding Business Day opposite the caption "Federal Funds (Effective)" or, if such rate is not so published for any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers (which may include Bank of America National Trust and Savings Association) of Federal funds transactions in New York City selected by the Administrative Agent.

"Final Commissioning Date" means the last date upon which an "Acceptance
 ------------------------
Certificate" (as defined in Section 9.1 of the Equipment Acquisition Agreement) may be issued by Ericsson in respect of any Eligible Swedish Goods and Services in respect of which a Disbursement Claim has or may be made hereunder.

"First Commissioning Date" means the date upon which an "Acceptance Certificate"
 ------------------------
(as defined in Section 9.1 of the Equipment Acquisition Agreement) was first issued by Ericsson in respect of any Eligible Swedish Goods and Services in respect of which a Disbursement Claim has been made hereunder.

"First Principal Payment Date" means the earlier of ***** months after the Mean
 ----------------------------
Commissioning Date and *****.

"Fiscal Quarter" means a fiscal quarter of the Borrower and its Consolidated
 --------------
Subsidiaries.

"GAAP" is defined in Section 1.3(a).
 ----

"Governmental Body" means any nation or government, any state or other political
 -----------------
subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

"Grandparent" means Omnipoint Corporation, a Delaware corporation, together with
 -----------
its successors.

"Grandparent Debt Default" means any event or circumstances set out in Section
 ------------------------
12.1(f)(i), (ii) or (iii) in respect of the Grandparent before the proviso to each such Section.

"Guaranteed Pension Plan" means any employee pension benefit plan within the
 -----------------------
meaning of Section 3(2) of ERISA that is maintained or contributed to by any Loan Party or any ERISA Affiliate or that was so maintained or contributed to and in respect of which such Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event that such plan has been or were to be terminated the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

"Guaranties" means at any date, the Ericsson Guaranty, any Limited Recourse
 ----------
Parent Guaranty, Subsidiary Guaranty or D-, E- and F- Block Subsidiary Parent Limited Recourse Guaranty theretofore delivered by any Person that shall not have been terminated or released in accordance with its terms.

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        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

"Guarantors" means, at any date, any Person that shall have delivered a Guaranty
 ----------
that shall not have been terminated and released in accordance with its terms.

"Indebtedness" means as to any Person, at a particular time, all items that
 ------------
constitute, without duplication:

     (a) obligations of such Person in respect of borrowed money or for the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business);

     (b) obligations of such Person evidenced by notes, bonds, debentures or similar instruments;

     (c) obligations of such Person with respect to any conditional-sale or title-retention agreement;

     (d) obligations of such Person arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts;

     (e) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual Liens arising in the ordinary course of business);

     (f)  obligations of such Person under Capitalized Leases;

     (g)  amounts owed by such Person to the FCC on any FCC License;

     (h)  all Contingent Obligations of such Person; and

     (i) interest that is accreted or otherwise accrued and unpaid on Subordinated Indebtedness.

"Indemnified Party" is defined in Section 14.5.
 -----------------

"Insolvency Event" means, in respect of any Person, if such Person shall:
 ----------------

     (a)  make an assignment for the benefit of creditors; or

     (b) generally not pay its debts as such debts become due or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due; or

     (c) petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Person or of any substantial part of the assets of any such Person; or

     (d) commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction providing for the relief of debtors, now or hereafter in effect; or

     (e) take any action to authorize or in furtherance of any of the foregoing,

or any such petition or application shall be filed by another Person or any such case or other proceeding shall be commenced against such Person and such Person shall indicate its approval thereof, consent thereto or acquiescence therein or shall not be able to have such proceeding dismissed within 30 days thereof or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any such Person shall take any corporate or limited liability company action to authorize any of the actions set forth above in this definition.

"Intercreditor Agreement" is defined in Section 10.1(z).
 -----------------------

"Interest Payment Date" is defined in Section 3.3.
 ---------------------

"Interest Period" means, for each Advance, the period commencing on the date of
 ---------------
such Advance and ending on the last day of such period, determined as provided in Section 3.5, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, determined as provided in Section 3.5.

"Investments" means all expenditures made and all liabilities incurred
 -----------
(contingently or otherwise) for the acquisition of capital Stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Contingent Obligations) or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time:

     (a) the amount on any date of determination of any Investment represented by a Contingent Obligation shall be taken at not less than the principal amount of the obligations as to which such Contingent Obligation exists and that are still outstanding on such date of determination;

     (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;

     (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution);

     (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid;

     (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof; and

     (f) there shall be included as an Investment (i) each receivable (other than with respect to sales of handsets and accessories thereto) that is payable more than three months following the date of the sale giving rise thereto and (ii) each receivable with respect to sales of handsets and accessories thereto that is payable more than six months following the date of the sale giving rise thereto.

"IRC" means the Internal Revenue Code of 1986, as amended from time to time, and
 ---
the rules and regulations issued thereunder as from time to time in effect.

"Lender" is defined in the preamble.
 ------

"Lending Office" means, with respect to any Lender, the office of such Lender
 --------------
specified as its lending office on the signature pages hereof or in the Assignment and Acceptance pursuant to which it became a Lender, or such other offices of such Lender as such Lender may from time to time specify to the Administrative Agent.

"LIBOR" means, for the purpose of determining the interest rate applicable to an
 -----
Advance, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one-hundredth of one per cent.) of the offered rates for deposits in Dollars in an amount equal to the Advance (the "relevant amount") and for the relevant Interest Period which appear on page LIBO of the Reuters Monitor Money Rates Service for the display of London Interbank Offered Rates for Dollars at or about 11:00 a.m. two Business Days prior to the first day of such Interest Period or, if no such offered rates appear on such page, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one-hundredth of one per cent.) of the respective rates notified to the Administrative Agent by each of the Reference Banks as the rate at which it is offered deposits in Dollars in the relevant amount and for the required period in the London Interbank Eurocurrency market at or about 11:00 a.m. two Business Days prior to the first day of such Interest Period; provided that if any
                                                     --------
Reference Bank is unable or unwilling to notify such rate, the rates of the other Reference Bank(s) shall be taken.

"License Subsidiary" means at any date, each Subsidiary of the Borrower, each D-
 ------------------
, E- and F-Block Subsidiary that holds an FCC License for a Permitted BTA, other than any D-, E- and F-Block Subsidiary the pledge of the shares of Stock of which shall have been released pursuant to the applicable Security Agreement.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit or
 ----
preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any

Capitalized Lease or other financing lease having substantially the same economic effect as any of the foregoing.

"Limited Recourse Parent Guaranty" is defined in Section 10.1(r)(i).
 --------------------------------

"Loan Documents" means this Agreement, the Collateral Documents, the Guaranties,
 --------------
any Subordination Agreement entered into by any Person and the Borrower in connection herewith, the Intercreditor Agreement, the Support Agreement, the Equipment Acquisition Agreement, (for the purposes of Articles 13 and 14 only) the EKN Documents, any mortgage or deed of trust entered into pursuant to
Section 8.1(n), any letter referred to in Section 3.1(d) and any other agreements or documents contemplated hereby or thereby and all schedules, exhibits and annexes thereto.

"Loan Parties" means, collectively, the Borrower, the Grandparent, the Parent
 ------------
and each other Guarantor and (for the purposes of Article 13 and 14 only) EKN.

"Margin" means 0.455% per annum.
 ------

"Marketing Expenses" means, with respect to any period, the sales and marketing
 ------------------
expenses of the Borrower and its Subsidiaries for such period, including, without limitation, any such expenses incurred during such period in respect of sales literature and advertising; promotions; subscriber acquisition services; amounts allocable during such period to marketing expenses in respect of travel, entertainment, sales training, office expenses and research; and the difference (if negative) between revenues from sales of handsets during such period and the cost of such handsets, as determined on a basis consistent with the Borrower's accounting methods that are consistent with GAAP.

"Material Adverse Effect" means an effect resulting from any circumstance or
 -----------------------
event of whatever nature (including any adverse determination in any litigation) which does, or could reasonably be expected to:

     (a) materially and adversely impair the validity or enforceability of any of the EKN Documents or the Loan Documents or the Administrative Agent's, the Collateral Agent's or any Lender's rights or remedies with respect thereto;

     (b) materially and adversely impair the ability of any Loan Party or EKN to pay any amounts owing hereunder, under any other Loan Document or under any EKN Document in accordance with its terms;

     (c)  cause a Potential Event of Default or an Event of Default;

     (d) materially and adversely affect the business, Property, prospects, operations, or financial or other condition of any Loan Party or EKN; or

     (e) materially and adversely impair or affect the Collateral or the Collateral Agent's Liens on the Collateral or the priority of such Liens.

"Material Contract" means, with respect to any Person, each contract to which
 -----------------
such Person is a party involving aggregate consideration payable to or by such Person of $5,000,000 or more in any 12-month period or otherwise material to the business, condition (financial or otherwise), operations, performance, Properties or prospects of such Person.

"Materials of Environmental Concern" means any chemicals, pollutants or
 ----------------------------------
contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the RCRA), toxic materials, oil or petroleum and petroleum products, by-products or breakdown products or any other material subject to regulation under any Environmental Laws.

"Maturity Date" means the earlier of:
 -------------

     (a)  July 1, 2005;

     (b)  the day which is 54 months after the First Principal Payment Date; and

     (c) the date of the acceleration of the Advances pursuant to Sections 5.2(e) or 12.1.

"Mean Commissioning Date" means the day which is chronologically half way
 -----------------------
(rounded back one day) between the First Commissioning Date and the Final Commissioning Date.

"Miami BTA" means BTA No. 293.
 ---------

"Mortgage Lien" means any mortgage (or deed of trust) Lien with respect to Real
 -------------
Estate.

"Mortgages" is defined in Section 10.1(s).
 ---------

"MTA" means any "major trading area" as set forth in the Rand McNally 1992
 ---
Commercial Atlas & Marketing Guide, 123rd Edition, at pages 38-39 and utilized by the FCC in dividing the 50 states, the District of Columbia and United States territories into 51 MTAs for the purpose of licensing PCS Systems.

"Multiemployer Plan" means a "multiemployer plan" as defined in Sections
 ------------------
4001(a)(3) and 3(37) of ERISA, and to which any Loan Party or any ERISA Affiliate is making, or is obligated to make, contributions or has made, or has been obligated to make, contributions.

"Necessary Authorizations" means all approvals and licenses from, and all
 ------------------------
filings and registrations with, any governmental or other regulatory authority, including each FCC License held by a License Subsidiary and all grants, approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower and its Subsidiaries to own, construct, maintain and operate PCS Systems.

"Net Cash Proceeds" means with respect to any transaction by any Person, the
 -----------------
aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction, after deducting therefrom only:

     (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions payable by such Person;

     (b) the amount of taxes payable by such Person in connection with or as a result of such transaction; and

     (c) payments made to repay Indebtedness outstanding at the time of such transaction that is secured by a Lien on the property or asset sold (which Lien is permitted by clause (h) of the definition of "Permitted Liens") and which is required by the terms of the instrument creating such Lien or evidencing such Indebtedness secured thereby to repay such Indebtedness.

in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the Borrower and are properly attributable to such transaction or to the asset that is the subject thereof.

"Net Income" means, for any period, the net income (or loss) of the Borrower and
 ----------
its Subsidiaries for such period determined on a Consolidated basis and in accordance with GAAP.

"Non-Cash Consideration" means, in respect of a Qualified Joint Venture, the
 ----------------------
greater of:

     (a) the net book value of the assets (as determined in accordance with GAAP) contributed thereto (or, in the case of a contribution by way of an FCC License Partition, a ratable portion of such net book value, determined with respect to the total POPs of the applicable BTA), net of any purchase-money Indebtedness of the Borrower or any of its Subsidiaries in respect thereof that is assumed by the acquiror thereof; and

     (b) the fair-market value of the assets contributed to such Qualified Joint Venture, as determined in good faith by the Board of Directors of the Grandparent.

"OCI" means Omnipoint Communications Inc., a Delaware corporation, together with
 ---
its successors.

"OHI" means Omnipoint Holdings, Inc., a Delaware corporation, together with its
 ---
successors.

"OII" means Omnipoint Investments, Inc., a Delaware corporation, together with
 ---
its successors.

"Omnipoint Services" means Omnipoint Communications Services, LLC., a Delaware
 ------------------
limited liability company, together with its successors.

"OPCS" means OPCS Philadelphia Holdings, LLC., a Delaware limited liability
 ----
company.

"Operating Subsidiary" means Operations and each other Subsidiary of the
 --------------------
Borrower that is engaged in the business of building out and operating one or more BTAs on behalf of one or more License Subsidiaries.

"Operations" means Omnipoint Communications MB Operations, LLC., a Delaware
 ----------
limited liability company, together with its successors.

"Other Taxes" means any present or future stamp or documentary taxes or any
 -----------
other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents.

"Ownership Fraction" *****

"Parent" means  OPCS Two LLC., a Delaware limited liability company, together
 ------
with its successors.

"Parent Pledge Agreement" is defined in Section 10.1(q)(ii).
 -----------------------

"PBGC" means the Pension Benefit Guaranty Corporation created by Section 4002 of
 ----
ERISA, or any Governmental Body succeeding to the functions thereof.

"PCS" means the business of providing mobile communications services through the
 ---
use of microcells on microwave broadband frequencies with numerous low-power transmitters, each serving a small area, but excluding cellular telephone services.

"PCS System" means a PCS radio-telephone system constructed and operated
 ----------
pursuant to an FCC License therefor held by a License Subsidiary.

"Permitted BTA" means at any date:
 -------------

     (a)  any BTA the FCC License for which is listed in Part I or  II of
          Schedule 1.1 and is held by a License Subsidiary as of such date,

     (b) any BTA for which an FCC License is acquired at the time of or prior to a disposition permitted by Section 9.1(f)(iii)(B)(1)(II), (III) and
          (IV); and

     (c) any other BTA acceptable to the Required Lenders the FCC License for which is held by a License Subsidiary as of such date,

in any case other than any BTA that shall have become an Excluded BTA on or before such date.

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        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

"Permitted C-Block FCC License Transfer" *****

"Permitted Indebtedness" means:
 ----------------------

     (a)  in the case of the Borrower:

          (i)  Indebtedness to the Lenders arising under any of the Loan
               Documents;

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        ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (ii) Indebtedness outstanding under a Permitted Loan Agreement, except, with respect to working capital loans only, as described in paragraph (a)(iv) below;

         (iii) Subordinated Indebtedness;

          (iv) Indebtedness the proceeds of which are used solely for working-capital purposes, but only so long as the aggregate principal amount of such Indebtedness outstanding on any date does not exceed the lesser of:

               (A)  *****; and

               (B) an amount that, when divided by the aggregate POPs of all Permitted BTAs, equals *****; and

          (v)  guaranties of Indebtedness permitted under paragraph (c)(ii) or
               (iii) below;

     (b)  in the case of any of the Borrower's Subsidiaries:

          (i) Indebtedness arising by way of a guaranty of Indebtedness of the Borrower under any Permitted Loan Agreement; and

          (ii) Indebtedness owing to the Borrower not evidenced by a note or other instrument; and

     (c)  in the case of any License Subsidiary:

          (i) Indebtedness owing to the FCC in connection with the payment of the deferred-purchase price of FCC Licenses held by such License Subsidiary; provided that all such Indebtedness for all Licensed
                           --------
               Subsidiaries shall not exceed ***** in aggregate (plus interest (other than default interest) accruing according to applicable law); and

          (ii) Indebtedness owing to any Person incurred in connection with any extension of the maturity, or any refunding or refinancing, in whole or in part, of any Indebtedness described in paragraph (c)
               (i) above of such License Subsidiary, but only to the extent that:

               (A) such extension, refunding or refinancing is otherwise permitted by this Agreement; and

               (B) the principal amount of such Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, the maturity date thereof shall not be reduced and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing; and

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                                       21

         (iii) purchase-money Indebtedness owing to the seller of:

               (A)  any FCC License; or

               (B)  all of the Stock in any Person holding an FCC License,

          in each case incurred by a License Subsidiary that holds no other assets in order to acquire such FCC License or such Stock, but only to the extent that such Indebtedness is (x) unsecured and (y) non-recourse to the Borrower or any Subsidiary of the Borrower other than such License Subsidiary except for Contingent Obligations permitted under Section 9.1(c)(iii); and

     (d)  in the case of the Borrower and any Operating Subsidiary:

          (i) purchase-money Indebtedness (in addition to all other purchase-money Indebtedness permitted pursuant to this definition) and guaranties of such purchase-money Indebtedness permitted under paragraphs (c)(ii) or (iii) above in an aggregate principal amount outstanding at any one time not to exceed ***** in aggregate (but, with respect to any such purchase-money Indebtedness, only to the extent such purchase-money Indebtedness is in a principal amount that does not exceed the fair market value of the Property being acquired);

          (ii) (A) Capitalized Lease obligations at any one time outstanding not to exceed ***** in aggregate; and

               (B) Indebtedness incurred in the acquisition of Real Estate or within six months after the date of acquisition of Real Estate and that is secured by a Lien on such Real Estate permitted under paragraph (d)(ii) of the definition of "Permitted Liens";

               but only so long as:

                    (a) the aggregate principal amount of Indebtedness under sub-paragraphs (A) and (B) above at any one time outstanding does not exceed *****; and

                    (b) such Indebtedness is in a principal amount that does not exceed the fair market value of the Property being acquired or leased;

         (iii) purchase-money Indebtedness (in addition to any other purchase-money Indebtedness described under paragraphs (d)(i) and (ii) above) incurred in order to acquire inventory, but only to the extent such Indebtedness is in a

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                                       22
               principal amount that does not exceed the fair market value of the Property being acquired; and

     (e) in the case of Indebtedness owing to the Grandparent or any of its Subsidiaries, only as permitted pursuant to paragraph (a)(iii) above.

"Permitted Liens" means:
 ---------------

     (a) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on Properties to secure claims for labor, material or supplies in respect of obligations not overdue;

     (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation or unemployment insurance;

     (c) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on Properties, in existence less than 120 days from the date of creation thereof and in respect of obligations not overdue;

     (d)  encumbrances on Real Estate consisting of:

          (i) (A) easements, rights of way, zoning restrictions, restrictions on the use of real property; and

               (B) defects and irregularities in the title thereto, landlord's or lessor's Liens under leases to which the Borrower or any of its Subsidiaries is a party, and other minor Liens,

               none of which;

                    (x) in the reasonable opinion of the Borrower interferes
                        materially with the use of the Property affected in the ordinary conduct of the business of the Borrower or any of its Subsidiaries; or

                    (y) individually or in the aggregate have a Material Adverse
                        Effect; and

         (ii) Mortgage Liens to secure the payment of Indebtedness permitted to be incurred pursuant to paragraph (d)(ii)(B) of the definition of "Permitted Indebtedness"; provided that:
                                         --------

               (A) the amount secured by any Mortgage Lien shall not exceed the sum of (1) the acquisition cost of the Real Estate secured thereby and (2) the cost of any improvements constructed thereon; and

               (B) the Borrower or its Subsidiary shall simultaneously with the acquisition of the Real Estate in question either:

                    (1) grant to the Collateral Agent for the benefit of the Secured Parties a second mortgage (or deed of trust), in form and substance satisfactory to the Required Lenders, subordinate only to the Mortgage Lien, and securing the obligations of the Borrower and its Subsidiaries owing to lenders and/or administrative agents that are parties to the Intercreditor Agreement; or

                    (2) cause the lender in whose favor the Mortgage Lien is to be made to execute and deliver to the Collateral Agent for the benefit of the Secured Parties an option to purchase the Mortgage Lien, substantially in the form of Exhibit F;
                            ---------

     (e) Liens in favor of the Collateral Agent for the benefit of the Secured Parties securing the obligations permitted to be secured under the Intercreditor Agreement;

     (f) deposits to secure the performance of bids, trade contracts (other than in respect of Indebtedness for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business of the Borrower or any of its Subsidiaries not to exceed in the aggregate at any one time *****;

     (g) Liens on FCC Licenses and proceeds of the sale or other disposition thereof in favor of the FCC securing Indebtedness owing by License Subsidiaries to the FCC or lenders of "Permitted Indebtedness" pursuant to paragraph(c)(ii) of the definition of "Permitted Indebtedness"; and

     (h) Liens securing purchase-money Indebtedness permitted pursuant to paragraph (d)(i), (ii) or (iii) of the definition of "Permitted Indebtedness" owing to a Person other than Ericsson and that is not a party to the Intercreditor Agreement; provided that such Liens cover
                                                --------
          only the Property acquired with the proceeds of such Indebtedness and the proceeds of such Property to the extent the applicable Uniform Commercial Code provides for the automatic perfection of a security interest in such proceeds.

"Permitted Loan Agreement" is defined in the Intercreditor Agreement and, for
 ------------------------
the avoidance of doubt, shall include this Agreement and the Ericsson Loan Agreement.

"Permitted Redemption" means a repurchase or redemption by the Grandparent of
 --------------------
not more than 50% of the aggregate Indebtedness of the Grandparent issued pursuant to any indenture, where such repurchase or redemption is required as a result of a mandatory obligation on the part of the Grandparent under such indenture as a result of any change in control of the Grandparent, provided that
                                                                   --------
after such repurchase or redemption the Grandparent is reasonably likely to be able to meet its obligations pursuant to the Support Agreement.

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                                       24

"Person" means any natural person, corporation, firm, joint venture, limited
 ------
liability company, partnership, association, enterprise, trust or other entity or organization, or any Governmental Body.

"Plan" means with respect to any Loan Party or any ERISA Affiliate, at any time,
 ----
an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IRC and:

     (a) is maintained for the employees of any Loan Party or any ERISA Affiliate; or

     (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event that such plan has been or were to be terminated.

"POPs" means, with respect to any BTA or geographic area included therein, the
 ----
population of such BTA or geographic area as set forth in the 1990 census of the United States by the United States Census Bureau.

"Portion of Excess Proceeds" means, with respect to any Person, the sale of any
 --------------------------
BTA, any FCC License Transfer or FCC License Partition and any date of determination, a ratable portion (determined by reference to the respective amounts of the Advances, other vendor-financing advances and capital (including Subordinated Indebtedness) contributed to the Borrower by such Person and other Persons, in each case as determined immediately after giving effect to any prepayment of Advances and other vendor-financing advances as a result of such sale) of the Excess Proceeds relating to such sale.

"Potential Event of Default" means any event or condition that, with the giving
 --------------------------
of notice, the lapse of time, or both, would become an Event of Default.

"Preceding Fiscal Quarter" is defined in Section 9.1(e)(iv)(B).
 ------------------------

"Property" means, in respect of any Person, all types of real, personal,
 --------
tangible, intangible or mixed property, including each FCC License held by a License Subsidiary.

"Proposed C-Block General License Revocation Event" means any notice of proposed
 -------------------------------------------------
rulemaking or other proposal by the FCC as to the possible adoption of any rule or taking of any action that would be a C-Block General License Revocation Event or any other event or circumstance that with the passage of time would become a C-Block General License Revocation Event or that would be a C-Block General License Revocation Event but for the existence of any stay or injunction then in effect with respect thereto.

"Qualified Joint Venture" *****

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                                       25

*****

"Rate Hedging Agreements" means any and all agreements, devices or arrangements
 -----------------------
designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including dollar-denominated or cross-currency interest-rate exchange agreements, forward-currency-exchange agreements, interest-rate-cap or dollar-protection agreements, forward-rate-currency or interest-rate options, puts and warrants, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

"RCRA" means the Resource Conservation and Recovery Act of 1976, as amended, 42
 ----
USCA Section 6901 et seq.

"Real Estate" means any parcel of real property or any facility currently (or
 -----------
for purposes of compliance with Environmental Laws, formerly) owned, operated or controlled by the Borrower or any of its Subsidiaries.

"Reference Banks" means Bank of America National Trust and Savings Association,
 ---------------
London Branch, Canadian Imperial Bank of Commerce, London Branch, Lloyds Bank PLC and Merita Bank Plc.

"Register" is defined in Section 14.9(d).
 --------

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                                       26

"Remaining Amount" is defined in Section 12.1(f)(i)(A)(i).
 ----------------

"Reportable Event" means the occurrence of any of the events set forth in
 ----------------
Section 4043(c) of ERISA or the regulations thereunder with respect to a Plan.

"Required Lenders" means at any time, Lenders owed at least sixty-six and two-
 ----------------
thirds in interest of the aggregate unpaid principal amount of the Advances then-outstanding, or, if no Advances are then outstanding, Lenders having at least sixty-six and two-thirds of the undrawn Commitments.

"Revenue" means, for any period, with respect to the Borrower and its
 -------
Subsidiaries on a Consolidated basis:

     (a)  the sum, without duplication, of:

          (i) gross billings to subscribers, net of taxes and other direct pass-through charges;

          (ii) revenue from the sale of handsets in the ordinary course of business, net of the cost of such handsets (if positive);

         (iii) so-called "roamer revenue", net of direct pass-through charges;
               and

          (iv) other revenue (in the case of resales, net of associated direct costs), minus

     (b) all revenue arising from payments by Affiliates (except where the Affiliate is acting as a reseller of goods or services),

     in each case as determined in accordance with GAAP and with respect to such period.

"Secured Parties" means, collectively, the Administrative Agent, the Collateral
 ---------------
Agent, the Lenders and the other administrative agents and lenders parties to the Intercreditor Agreement from time to time.

"Security Agreement" means, at any date, any Subsidiary Security Agreement,
 ------------------
Borrower Security Agreement, Parent Pledge Agreement and D-, E- and F-Block Subsidiary Parent Pledge Agreement theretofore delivered that shall not have been terminated and released in accordance with its terms.

"Services Agreement" means the Services Agreement  between Operations and
 ------------------
Omnipoint Services substantially in the form of Exhibit D-1 hereto.

"Solvent" means, with respect to any Person on a particular date, the condition
 -------
that on such date:

     (a) the present fair salable value of the Property of such Person is greater than the total amount that will be required to pay the probable liabilities of such Person as and when they become due, including Contingent Obligations, of such Person;

     (b) such Person is paying, and believes that it will be able to pay in the future, its debts generally as and when they become due; and

     (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital.

"Stock" means, with respect to any Person, any and all shares of capital stock,
 -----
partnership or other interests or units, participations or equivalent rights of or in such Person and interests, participations, warrants, convertible securities or other equivalents (however designated) therein or with respect thereto.

"Subordinated Indebtedness" means Indebtedness of the Borrower as to which the
 -------------------------
holder thereof has executed and delivered a Subordination Agreement.

"Subordination Agreement" means a Subordination Agreement substantially in the
 -----------------------
form of Exhibit G.
        ---------

"Subsidiary" means, as to any Person, any corporation, association, partnership,
 ----------
joint venture or other business entity of which such Person and/or any Subsidiary of such Person directly or indirectly, either:

     (a) in respect of a corporation, owns or controls more than 50% of the outstanding Voting Stock, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency; or

     (b) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

"Subsidiary Guaranty" is defined in Section 10.1(r)(iii).
 -------------------

"Subsidiary Security Agreement" is defined in Section 10.1(q)(iv).
 -----------------------------

"Support Agreement" is defined in Section 10.1(aa).
 -----------------

"Taxes" means any and all present or future taxes, levies, assessments, imposts,
 -----
duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto but excluding Excluded Taxes.

"Termination Date" means *****.
 ----------------

"Total Commitment Amount" means US$160,000,000.
 -----------------------

"Total Commitments" means at any date, an amount that is equal to:
 -----------------

     (a)  the Total Commitment Amount, minus

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                                       28

     (b) the aggregate amount by which the Total Commitments shall have been permanently reduced pursuant to Sections 2.2(a), (c) or (d) on or prior to such date.

"Tranche X Advance" is defined in the Ericsson Loan Agreement.
 -----------------

"Voting Stock" means stock or similar interests, of any class or classes
 ------------
(however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

"West Palm Beach BTA" means BTA No. 469.
 -------------------

"Wholly Owned" means, as applied to any Subsidiary of a Person, a Subsidiary all
 ------------
the outstanding shares (other than directors' qualifying shares, if required by law) of every class of Stock of which are at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

"Working Capital" means, with respect to any date of determination, the
 ---------------
difference between the "current assets" and "current liabilities" of the Borrower and its Subsidiaries on a Consolidated basis as of such date of determination in accordance with GAAP.

SECTION 1.2   RULES OF INTERPRETATION.

Save where the contrary is indicated, a reference to:

     (a) subject to paragraph (k), any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement;

     (b)  the singular includes the plural and the plural includes the singular;

     (c) any law includes any amendment, modification to or re-enactment of such law;

     (d)  any Person includes its permitted successors and permitted assigns;

     (e) accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer;

     (f)  the words "include", "includes" and "including" are not limiting;

     (g) terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein;

     (h) a particular Section, subsection, clause, paragraph, Schedule or Exhibit refers to that section, subsection, clause, paragraph, Schedule or Exhibit to this Agreement, unless otherwise indicated; and

     (i) the words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section, subsection, clause, paragraph or subdivision of this Agreement;

     (j)  time is a reference to London time unless otherwise stated; and

     (k) the Ericsson Loan Agreement means, for the purposes of interpreting this Agreement, a reference to the Ericsson Loan Agreement and shall not include any other amendment, modification or supplement unless the Administrative Agent (acting on the instructions of the Required Lenders) has given its prior written consent to such amendment, modification or supplement, provided that (subject to Section 9.1(x)) this clause shall not constitute or be construed as a prohibition, restriction or limitation on the Borrower entering into any such amendment, modification or supplement.

SECTION 1.3   ACCOUNTING TERMS.

     (a) ACCOUNTING TERMS: except as otherwise expressly provided herein, all accounting terms used herein shall, subject to clause (b), be interpreted and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent shall be prepared in accordance with the following ("GAAP"):
                                                                     ----

          (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors in effect at December 31, 1997, and

          (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the fiscal year ended December 31, 1997.

     (b) CHANGE OF RULES: if the Financial Accounting Standards Board after the date hereof shall promulgate or adopt principles that are materially different from those in effect at December 31, 1997, the Borrower and the Lenders will endeavor in good faith to amend this Agreement in order to amend:

          (i)  the definition of GAAP to include such different principles; and

          (ii) the other provisions of this Agreement so as to reflect in substance the same limitations and restrictions as in effect prior to such amendment to the definition of GAAP.

          Prior to the effective date, if any, of any such amendment, GAAP shall, however, continue to include only the principles specified in clause (a)(i) above.

     (c) CONTINGENT OBLIGATION: the amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                             ARTICLE 2.  THE ADVANCES

SECTION 2.1   THE ADVANCES.

Subject to the terms and conditions of this Agreement and the EKN Documents, each Lender severally agrees, on the terms and conditions hereinafter set forth, to participate in the making of Advances to the Borrower from the date hereof until the earlier of:

     (a)  the Termination Date;

     (b) the termination or reduction of the Commitments in their entirety pursuant to Section 2.2 or 12.1; or

     (c)  the date specified in B.7(b) of the EKN Undertaking,

up to an aggregate principal amount not to exceed such Lender's Commitment.

SECTION 2.2   REDUCTION OR TERMINATION OF THE COMMITMENTS.

     (a) The Borrower may, upon at least four Business Days' notice to the Administrative Agent (which notice shall once given be irrevocable), permanently terminate in whole or reduce in part the unused portions of the Total Commitments.

     (b) Each partial reduction referred to in clause (a) shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000 in excess thereof (or, if less, the Total Commitments) and shall be made ratably among the Lenders in accordance with their respective Commitment Percentages.

     (c) The Total Commitments shall be automatically and permanently reduced as of any date on which Advances are prepaid pursuant to Section 5.2 and 5.3, by the aggregate principal amount of the Advances so prepaid.

     (d) On the Termination Date the then-remaining undrawn Commitments of the Lenders shall be automatically terminated.

SECTION 2.3   AMOUNTS OF ADVANCES AVAILABLE FOR BORROWING.

Each requested Advance shall:

     (a) be in an amount equal to at least $5,000,000 (or, if less, the aggregate remaining unused amounts of all Lenders' Commitments), provided that one Advance per Fiscal Quarter may be for less than
          --------
          $5,000,000 with respect to any Disbursement Claim submitted within 5 Business Days before the last day of each Fiscal Quarter ending prior to the Termination Date; and

     (b) with respect to the relevant Disbursement Claim be funded by each of the Lenders on the same day ratably according to their respective Commitment Percentages; and

in no event shall the aggregate principal amount of all Advances available for borrowing on any date exceed the Total Commitments as of such date, minus the Advances then outstanding.

SECTION 2.4   DISBURSEMENT CLAIM.

Subject to the provisions of this Agreement (in particular, Sections 10 and 11):

     (a) from time to time Ericsson may present claims which have been countersigned by the Borrower evidencing its approval thereof or its consent thereto (not less than 5 Business Days after any previous Disbursement Claim) to the Administrative Agent in the manner hereinafter specified and the Borrower hereby agrees that the claims so made shall constitute Disbursement Claims by Ericsson in accordance with this Agreement and shall be paid in accordance with Section 2.5;

     (b) the Administrative Agent shall open and maintain in its books an Advances Account in the name of the Borrower, pursuant to which the Administrative Agent will keep a current record of all Advances made by the Lenders and all payments and prepayments made on account of principal thereof;

     (c) the Borrower shall, subject to Section 3.5, notify Administrative Agent in the Disbursement Claim the initial Interest Period for the Advance to be made pursuant to such Disbursement Claim;

     (d) upon presentation of a Disbursement Claim, the Administrative Agent shall (subject to this Agreement) on the 4th Business Day following such presentation debit the Advances Account with the amount thereof and make payment forthwith to Ericsson, and inform the Borrower thereof;

     (e) the Borrower acknowledges that each time that the Administrative Agent shall debit the Advances Account with the amount of a Disbursement Claim that an Advance in such amount has been made and is outstanding for the Borrower's account;

     (f) each Disbursement Claim shall be irrevocable and binding on the Borrower; and

     (g) save as otherwise provided herein, the amount of the Disbursement Claim will be paid to Ericsson and each Advance will be made on a Disbursement Date only if:

          (i) the Disbursement Date is a Business Day on or before the Termination Date;

          (ii) on or before 11:00 a.m. (New York time) four Business Days prior to the Disbursement Date, the Administrative Agent has received from Ericsson and the Borrower a Disbursement Claim confirming, inter alia, the Interest Period selected for the requested Advance and all the other details referred to in the Disbursement Claim; and

         (iii) each of the conditions precedent specified in Sections 10.1 (with respect to the initial Advance) and 11.1 (with respect to all other Advances) have been met.

SECTION 2.5   DRAWDOWN.

Each Lender shall on each Disbursement Date, make available to the Administrative Agent at the Administrative Agent's Account in Dollars and same-day funds, such Lender's Commitment Percentage of the Advance to be made on such Disbursement Date. The Administrative Agent will make such funds available in same day funds as the Disbursement Date of the proposed Advance to such account of Ericsson as Ericsson shall have specified in the relevant Disbursement Claim.

SECTION 2.6   NUMBER OF ADVANCES.

Subject to Section 2.7, no more than three Advances may be outstanding at any one time.

SECTION 2.7   DEEMED ADVANCE.

For the purposes of Section 2.6, any Advances that have Interest Periods ending on the same date shall be treated as one Advance.

                     ARTICLE 3.  FEES, INTEREST AND PAYMENTS

SECTION 3.1   FEES.

The Borrower will pay:

     (a)  Commitment Fee:  to the Administrative Agent for the account of the
          --------------
          Lenders in accordance with their Commitment Percentage for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Articles 10 or 11) commencing on the date hereof and continuing through to the Termination Date a commitment fee equal to ***** per annum of the daily unused portion of the Total Commitment Amount, payable:

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                                       33

          (i)  quarterly in arrears from the date hereof;

          (ii) on the date of any reduction of the Total Commitment Amount pursuant to Section 2.2; and

         (iii) on the Termination Date;

     (b)  Collateral Agent's Fees:  to the Collateral Agent for its own account
          -----------------------
          such fees as may from time to time be agreed between the Borrower and the Collateral Agent;

     (c)  EKN Fees: to EKN such fees or premia as may from time to time be
          --------
          requested by EKN in accordance with the EKN Documents or the Loan Documents; and

     (d)  Administrative Agent's and Arranger's Fees: to the Administrative
          ------------------------------------------
          Agent and the Arranger the fees specified in the fee letter agreement dated the same date hereof by and between the Arranger and the Borrower, on the dates specified in such fee letter agreement or in such other amounts and on such dates as may from time to time be agreed (including, in any other applicable letter to which the Borrower is a party).

SECTION 3.2   INTEREST.

Subject to this Agreement, the Borrower shall pay interest on the unpaid principal amount of each Advance from and including the date of such Advance through but excluding the date on which such principal amount shall be paid in full, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of:

     (a)  LIBOR for such Interest Period for such Advance, plus

     (b)  the Margin.

SECTION 3.3   PAYMENT DATES.

Interest accrued on:

     (a)  each Advance shall be payable in arrears, without duplication:

          (i)  on the last day of each Interest Period (an "Interest Payment
                                                            ----------------
               Date") therefor;
               ----

          (ii) on the date of any repayment or prepayment, in whole or in part, of principal outstanding on such Advance on such Advance or portion thereof which is being prepaid;

         (iii) on that portion of any Advance that is accelerated pursuant to
               Section 12.1, immediately upon such acceleration;

          (iv) where any Interest Period is for longer than 3 months, the last day of each 3 month period commencing on the first day of such Interest Period; and

     (b) Advances or other monetary obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Interest Payment Date, upon acceleration or otherwise), shall be payable upon demand.

SECTION 3.4   INTEREST AFTER DEFAULT.

     (a) The Borrower shall pay interest on the amount of any principal, interest, fee or other amount payable hereunder or under any Loan Document that is not paid on the date when due or any sum that is due and payable by the Borrower under any judgment of any court of competent jurisdiction in connection herewith or therewith, from the period beginning on such date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of the Borrower to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "unpaid sum") is discharged
                                                 ----------
          which period shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall be selected by the Administrative Agent, at a rate per annum equal at all times to 2.00% per annum plus the LIBOR Rate plus the Margin.

     (b) Any interest which shall have accrued pursuant to clause (a) in respect of an unpaid sum shall be due and payable and shall be paid by the Borrower at the end of the period by reference to which it is calculated or on such other dates as the Administrative Agent may specify by written notice to the Borrower.

SECTION 3.5   INTEREST PERIOD.

     (a) The duration of each Interest Period shall be one, three or six months in each case as the Borrower may, by not less than three Business Days prior written notice to the Administrative Agent, select, or such other period as is agreed with the Lenders; provided that:
                                                      --------

          (i) if the Borrower fails to give such notice for any Interest Period, the duration of that Interest Period shall, subject to clauses (ii)-(vi) below, be three months;

          (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next-succeeding Business Day;

         (iii) if such extension referred to in clause (ii) would cause the last day of such Interest Period to occur in the next-following calendar month, the last day of such Interest Period shall occur on the next-preceding Business Day;

          (iv) whenever the first day of any Interest Period occurs on the last day of a calendar month or one for which there is no numerically corresponding Business Day in the later month in which such Interest Period ends, such Interest Period shall end on the last Business Day of such later month; and

          (v) the Borrower may select an initial Interest Period for each Advance that permits it to comply with Section 2.6; and

          (vi) no Interest Period shall extend beyond the next date upon which a payment of principal is scheduled or known by the Borrower (at the time of selection of such Interest Period) to be due to be made pursuant to this Agreement.

     (b) When two or more Advances have Interest Periods that end on the same day, then, on the last day of those Interest Periods, the Advances to which such Interest Periods relate shall be consolidated into (and thereafter, save as otherwise provided herein, be treated in all respects as) a single Advance.

SECTION 3.6   INTEREST RATE DETERMINATION.

If:

     (a) with respect to any Advance, the Required Lenders notify the Administrative Agent that LIBOR for any Interest Period for such Advance will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their Commitment Percentages for such Advance for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon:

          (i) the interest payable on each Advance will automatically, from and including the last day of the then-existing Interest Period therefor, be calculated at the rate per annum equal to the Base Rate plus the Margin; and

          (ii) the obligations of the Lenders to make Advances shall be suspended immediately,

          until such time as the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; or

     (b)  the Administrative Agent cannot determine LIBOR for any Advance:

          (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Advance;

          (ii) the interest payable on each such Advance will automatically, from and including the last day of the then-existing Interest Period therefor, be calculated at the rate per annum equal to the Base Rate; and

         (iii) the obligation of the Lenders to make Advances shall be suspended immediately,

          until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; or

     (c) if, as a result of any event or other circumstances, the interest payable hereunder on any Advance is required by this Agreement to be determined by reference to the Base Rate and the Administrative Agent is unable for any reason to determine the Base Rate (including if Bank of America National Trust and Savings Association does not offer or publicize its reference rate) then:

          (i) the Administrative Agent shall promptly notify the Borrower and the Lenders that an event or circumstance has arisen, the result of which is that the Administrative Agent is unable to determine the Base Rate; and

          (ii) if the Administrative Agent or the Borrower so requires, within five days of such notification the Administrative Agent and the Borrower shall enter into negotiations with a view to agreeing between the Required Lenders and the Borrower a substitute basis
               (A) for determining the rates of interest from time to time applicable to the Advances and/or (B) upon which the Advances may be maintained thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto; and

         (iii) if the Administrative Agent and the Borrower have entered into such negotiations and an agreement acceptable to the Required Lenders and the Borrower is not reached within two Business Days of the date of entry into such negotiations, the rate of interest applicable to the Advances denominated in such currency from time to time during an Interest Period shall be the rate per annum which is the sum of the Margin and the rate per annum determined by the Administrative Agent to be the average (rounded upwards to one hundredth of one percent) of the rates notified by each Lender to the Administrative Agent before the last day of such Interest Period to be those which express as a percentage rate per annum the cost to such Lender of funding from whatever sources it may reasonably select its portion of such Advance during such Interest Period.

SECTION 3.7   PAYMENT AND COMPUTATIONS.

     (a) The Borrower and the Lenders shall each make each payment by it hereunder not later than 11:00 a.m. (New York time) on the day when due in Dollars to the Administrative Agent at the Administrative Agent's Account in same-day funds. Payment shall be deemed to have been made for all purposes under this Agreement when received by the Administrative Agent at the Administrative Agent's Account in New York.

     (b) The Administrative Agent will, promptly after its receipt thereof, cause to be distributed funds of the kind received relating to the payment of principal or interest or fees and other amounts ratably to the Lenders in accordance with their Commitment Percentages.

     (c) Upon the Administrative Agent's acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 14.9(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (d)  All computations of:

          (i) interest (except if determined by reference to the Base Rate) and fees shall be made by the Administrative Agent on the basis of a year of 360 days; and

         (ii) interest determined by reference to the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 days,

          for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

     (e) Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (f) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the succeeding Business Day, unless such Business Day is in the following calendar month, in which case such payment shall be made on the preceding Business Day.

     (g) To the extent permitted by Applicable Law, all payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim.

SECTION 3.8   USE OF PROCEEDS.

Subject to any restrictions or limitations that EKN may require in connection with the EKN Documents, the proceeds of each Advance shall be available (and the Borrower shall use such proceeds) only for the purchase price of Eligible Swedish Goods and Services pursuant to the Equipment Acquisition Agreement being paid with the proceeds of an Advance hereunder simultaneously with the making of such Advance.

                       ARTICLE 4.  EXPORT CREDIT GUARANTEES

SECTION 4.1   EKN GUARANTEE.

The Administrative Agent will promptly provide each Lender with a copy of the Administrative Agent's acceptance of EKN's offer pursuant to the EKN Undertaking to issue the EKN Guarantees and will:

     (a)  upon and subject to the terms of:

          (i)  the EKN General Conditions; and

          (ii) the EKN Undertaking,

          in respect of each Advance, promptly:

               (A) on behalf of the Lenders and to the extent it is reasonably able, submit the relevant application form to EKN for the issuance of an EKN Guarantee in respect of such Advance; and

               (B) effect payment of any premium payable to EKN pursuant to any EKN Guarantee for such Advance, notify each Lender when such payment is made and promptly provide a copy of such EKN Guaranty upon receipt by the Administrative Agent; and

     (b) promptly provide (prior to an Event of Default) to the Borrower and (at all times) to each Lender copies of any:

          (i)  application referred to in clause (a)(A); and

          (ii) correspondence in which EKN takes or threatens to take any action referred to in Section 4.2, so long as it is permitted by Applicable Law and not prohibited from doing so by EKN.

SECTION 4.2   INVALIDITY OR IMPAIRMENT OF EKN DOCUMENTS.

Subject to Sections 4.3, 4.4 and 4.5, if:

     (a) EKN unequivocally repudiates the EKN Undertaking or any of the EKN Guarantees or does or causes to be done any act or thing evidencing in writing that it unequivocally intends to repudiate the EKN Undertaking or any of the EKN Guarantees; or

     (b) at any time any act, condition or thing required to be done, fulfilled or performed in order:

          (i) to enable EKN lawfully to enter into, exercise its rights under and perform the obligations expressed to be assumed by it in the EKN Undertaking or any of the EKN Guarantees; or

          (ii) to ensure that the obligations expressed to be assumed by EKN in the EKN Undertaking or any of the EKN Guarantees are legal, valid and binding; or

         (iii) to make any EKN Document admissible in evidence in any relevant jurisdiction,

          is not done, fulfilled or performed or any authorization required in connection therewith is withdrawn or revoked; or

     (c) the EKN Undertaking or any of the EKN Guarantees is declared void or voidable or is otherwise no longer binding upon and enforceable against EKN; or

     (d) at any time it is or becomes unlawful for EKN to perform or comply with any or all of its obligations under the EKN Undertaking or any of the EKN Guarantees or any of the obligations of EKN under the EKN Undertaking or any of the EKN Guarantees are not or cease to be legal, valid and binding; or

     (e) EKN ceases to be owned by the Kingdom of Sweden or any material adverse change occurs in the business, financial condition or assets of EKN which has or might, in the reasonable opinion of the Administrative Agent (acting on the instructions of the Required Lenders) be expected to have the result that EKN may not, or will be unable to, perform the EKN Undertaking or any of the EKN Guarantees; or

     (f) the relevant authorities in the Kingdom of Sweden take any action which materially restricts the ability of EKN to meet its payment obligations under the EKN Undertaking or any of the EKN Guarantees at the time and in the currency in which they are due; or

     (g) EKN ceases to carry on the business it carries on at the date hereof and, as a result, its ability to perform its material obligations under the EKN Undertaking or any of the EKN Guarantees or the EKN Undertaking or any of the EKN Guarantees is reasonably likely to be materially adversely affected; or

     (h) EKN fails to execute and deliver to the Administrative Agent on behalf of the Lenders an EKN Guarantee in favor of the Lenders for any Advance made; or

     (i) any EKN Guarantee ceases for any reason to secure the obligations of the Borrower hereunder (including as a result of the expiry of such EKN Guarantee),

then the Administrative Agent may (and, if so instructed by the Required Lenders shall) give notice of such event to the Borrower in writing and the Borrower shall prepay the Advances in full, together with accrued and unpaid interest thereon and all other amounts then due and payable by the Borrower hereunder or under any Loan Document within ***** days (in the case of an EKN Guarantee) or ***** days (in the case of the EKN Undertaking) of the receipt of such notice.

SECTION 4.3   PARTIAL UNAVAILABILITY OF EKN GUARANTEE

Subject to Section 4.4 if:

     (a)  any EKN Guarantee (the "Affected EKN Guarantee") is affected by any of
                                  ----------------------
          the circumstances referred to in clauses (a) through (i) of Section 4.2; and

     (b) the aggregate amount of Indebtedness hereunder which is (or would be but for any of the circumstances referred to in Section 4.2 or is intended to be) guaranteed by EKN pursuant to such Affected EKN Guarantee (individually or in aggregate with all other EKN Guarantees which have been affected by the circumstances referred to in Section 4.2) is less than *****

the Administrative Agent shall only be entitled to make demand pursuant to
Section 4.2 and the Borrower shall only be obliged to prepay an amount equal to the Advance intended to be guaranteed by EKN pursuant to the Affected EKN Guarantee.

SECTION 4.4   SUBSTITUTE GUARANTOR.

If any EKN Guarantee is affected by any of the circumstances referred to in clauses (a) through (i) of Section 4.2, the Borrower may (with the consent of the Administrative Agent, acting on the instructions of the Required Lenders, which consent may be withheld in the absolute discretion of the Required Lenders) procure from a guarantor of equivalent status to EKN (as at the date hereof) to deliver to the Administrative Agent a guaranty and indemnity in form and substance satisfactory to the Administrative Agent, which shall only be accepted by the Lenders on terms and conditions which are satisfactory to the Required Lenders, which guaranty and indemnity shall be accepted by the Administrative Agent as a substitute for the relevant Affected EKN Guarantee.

SECTION 4.5   UNAVAILABILITY OF EKN UNDERTAKING.

If the EKN Undertaking is affected by any of the circumstances referred to in clauses (a), (b), (c), (d), (e), (f) or (g) of Section 4.2, the Administrative Agent shall only be entitled to make demand pursuant to Section 4.2 if, at the time of the occurrence of the relevant circumstances the amount of the undrawn Total Commitments is greater than ***** and such undrawn Commitments when drawn will not be guaranteed by EKN as a result of such circumstances.

               ARTICLE 5.  REPAYMENT AND PREPAYMENT OF THE ADVANCES

SECTION 5.1   REPAYMENT.

     (a) Save as otherwise provided herein, the Borrower shall repay the Advances such that the Advances are on the First Principal Payment Date and on the last day of each six

--------------------------------------------------------------------------------
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                                       41
          monthly period thereafter reduced by an amount equal to ***** of the aggregate amount of Advances outstanding immediately after the Termination Date.

     (b) On the Maturity Date, the Borrower shall repay the aggregate then-outstanding principal amount of the Advances, together with any and all accrued and unpaid interest thereon and all other amounts due and owing hereunder and under the other Loan Documents.

SECTION 5.2   MANDATORY PREPAYMENT OF ADVANCES.

     (a) No later than three Business Days after its receipt of any Net Cash Proceeds referred to in clause (i) below, the Borrower shall (if required by the Administrative Agent (acting on the instructions of the Required Lenders)) prepay Advances in an aggregate principal amount equal to:

          (i) the Net Cash Proceeds from the direct or indirect sale or disposition of any Property of the Borrower and/or any of its Subsidiaries (other than any sale of inventory and other goods in the ordinary course of business or any disposition by way of an FCC License Transfer or an FCC License Partition permitted under
               Section 9.1(f)(iii)) that is otherwise permitted under this Agreement during any calendar year, to the extent such aggregate Net Cash Proceeds received during such calendar year shall exceed ***** multiplied by

          (ii) a fraction, (A) the numerator of which is the aggregate principal amount of the Advances outstanding at the time of such sale or disposition, and (B) the denominator of which is such aggregate principal amount, plus the aggregate principal amount of all loans or advances outstanding at the time of such sale or disposition under the Ericsson Loan Agreement and any other Permitted Loan Agreements (the loans under which are required to be prepaid with such Net Cash Proceeds), to the extent the Intercreditor Agreement permits such prepayment.

     (b)  If:

          (i) at any time after the occurrence of any FCC License Transfer or FCC License Partition any Indebtedness under any Permitted Loan Agreement is required to be prepaid, the Borrower wishes to make any Distribution (other than a Distribution permitted under Section 9.1(e)(iv)) in respect of its Stock or any Indebtedness owing to the Parent or any Affiliate thereof (other than the Borrower and its Subsidiaries), the Borrower will notify the Administrative Agent of its intention to make such Distribution at least 10 Business Days prior to the proposed date of such Distribution;

          (ii) the Required Lenders shall so require and if the Borrower shall make such Distribution by the proposed date of such Distribution, then the Borrower

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                                       42
               shall prepay the then-outstanding Advances within five Business Days after receipt of notice of such requirement from the Administrative Agent in an aggregate principal amount equal to the same proportion of the Lenders' Portion of Excess Proceeds in respect of such sale or assignment as such Distribution bore to the Parent's Portion of Excess Proceeds in respect of such sale or assignment, until such time as an aggregate amount equal to the Excess Proceeds in respect of such sale or assignment shall have been paid to the Lenders, other providers of vendor financing to the Borrower and its Subsidiaries and the Parent.

     (c) Any prepayment pursuant to clauses (a) or (b) shall not reduce the principal amount of Advances required to be repaid on any date pursuant to Section 5.1(a), to the extent that such Advances are outstanding on such date.

     (d) No prior prepayment of Advances shall reduce the principal amount of the Advances required to be prepaid pursuant to clauses (a) or (b).

     (e) The Borrower shall prepay all outstanding Advances, and the Lenders' Commitments hereunder shall terminate, upon the termination of the Equipment Acquisition Agreement as a result of a default thereunder by the Borrower or its Subsidiaries.

     (f) Unless the Lenders shall consent otherwise, if on any date the Borrower makes an optional prepayment of any loan outstanding under a Permitted Loan Agreement (other than the prepayment of Tranche Y of the Ericsson Loan Agreement in Common Stock of the Grandparent or the refinance of all or a portion of Tranche X of the Ericsson Loan Agreement pursuant to a Permitted Loan Agreement) for any reason, the Borrower shall prepay Advances in an aggregate principal amount equal to:

          (i)  such prepayment of the loan, multiplied by

          (ii) a fraction, (A) the numerator of which is the aggregate principal amount of the Advances outstanding at the time of such prepayment, and (B) the denominator of which is such aggregate principal amount, plus the aggregate principal amount of all loans outstanding under the Permitted Loan Agreements immediately prior to such prepayment.

     (g)  Any prepayment pursuant to this Section 5.2 shall:

          (i) be applied to the prepayment of a ratable aggregate principal amount of such Advances as the Borrower shall specify, and shall be inversely applied to the ratable reduction of the amounts by which the Advances are required to be repaid on any date pursuant to Section 5.1(a); and

          (ii) not reduce the principal amount of the Advances required to be prepaid pursuant to this Section 5.2.

SECTION 5.3   OPTIONAL PREPAYMENTS OF ADVANCES.

     (a) Subject to the terms of the Intercreditor Agreement, the Borrower may, except as provided below, upon at least five Business Days' notice to the Administrative Agent (which notice shall be irrevocable), stating the proposed prepayment date and the aggregate principal amount of the Advances to be prepaid, and if such notice is given the Borrower shall, except as otherwise provided in this Section 5.3, prepay such outstanding principal amount of the Advances so specified in whole or ratably in part.

     (b)  Any prepayment pursuant to clause (a):

          (i) of less than the entire aggregate principal amount of the Advances then outstanding shall be applied to the prepayment of a ratable aggregate principal amount of Advances; and

          (ii) shall be applied in inverse order of maturity to the reduction of the amounts by which such Advances are required to be repaid pursuant to Section 5.1(a) and shall be in minimum of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or, if less, the remaining outstanding balance of all Advances).

SECTION 5.4   REBORROWINGS.

Any amount prepaid or repaid pursuant to this Agreement may not be reborrowed.

           ARTICLE 6.  ILLEGALITY, INCREASED COSTS AND CAPITAL ADEQUACY

SECTION 6.1   ILLEGALITY.

Notwithstanding any other provisions herein:

     (a) if any present or future Applicable Law shall make it unlawful for any Lender to make or maintain its participation in an Advance, such Lender shall forthwith give notice of such circumstances to the Borrower, the Administrative Agent and the other Lenders and thereupon the Commitment of such Lender to participate in making any further Advance shall forthwith be suspended until such notifying Lender shall have notified the Administrative Agent and the Borrower that the circumstance giving rise to such determination no longer exists (and if such notifying Lender shall determine that such circumstance no longer exists it shall so notify the Administrative Agent and the Borrower promptly after determining the same); and

     (b) such Lender will designate a different Lending Office if such designation will avoid the need for any suspension described in the preceding sentence and will not, in the opinion of such Lender, be otherwise disadvantageous to such Lender.

SECTION 6.2   ADDITIONAL COSTS AND CAPITAL ADEQUACY.

     (a)  If any Applicable Law shall:

          (i) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special-deposit, reserve (including any reserve percentage under the regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in such regulations) (or, with respect to any other category of liabilities that includes deposits by reference to which the interest rate on the Advances is determined)), assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender; or

          (ii) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, such Lender's Commitment, or any class of loans, or commitments of which any of the Advances or such Lender's Commitment form a part, and the result of any of the foregoing is to increase the cost to such Lender or any corporation controlling such Lender of making, funding, issuing, renewing, extending or maintaining its participation in any of the Advances or such Lender's Commitment (taking into account such Lender's or such corporation's then-existing policies with respect to maintaining capital), then the Borrower shall pay to the Administrative Agent for the account of such Lender, within 15 days after demand from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, for such increased costs.

     (b) If any Applicable Law, that becomes effective after the date hereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender or such corporation determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Lender's Commitment with respect to any Advances, the Borrower will pay to such Lender, within 15 days after demand from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder.

     (c) Each demand by a Lender pursuant to this Section 6.2 shall be accompanied by a statement setting forth in reasonable detail the basis for such demand and the computation of such amount, including any method by which such cost was allocated to the Borrower. In determining the amount of any compensation, such Lender may use any reasonable averaging or attribution methods set forth in such demand, and any such methods so used shall be binding on the Borrower. The amount specified in any such demand shall be conclusive evidence of the amount owing, absent manifest error. Such Lender will designate a different Lending Office if such designation will avoid the need for or reduce the amount of any compensation under this Section 6.2 and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. By making any payment under this Section 6.2, the Borrower is not waiving its right to contest that the amounts set forth in the certificates are based on manifest error.

SECTION 6.3   TAXES.

The Borrower shall:

     (a) make any and all payments hereunder and under any other Loan Document (which shall, for the avoidance of doubt, include the payment of fees referred to in Section 3.1) free and clear of and without deduction or withholding for any Taxes;

     (b) if required by Applicable Law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder and under any other Loan Document to any Lender or the Administrative Agent:

          (i) increase the sum payable as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this
               Section 6.3) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

          (ii) make such deductions and withholdings; and

         (iii) pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law;

     (c)  pay any Other Taxes;

     (d) indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.3) paid by such Lender or the Administrative Agent (as the case may be), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, which indemnification shall be made within 15 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor;

     (e) within 30 days after the date of any payment of Taxes or Other Taxes furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof; and

     (f) in the case of any payment hereunder or under any other Loan Document by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, furnish, or cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. (For purposes of this clause (f) and Section 6.4 below, the terms "United States" and "United States person" shall have
                            -------------       --------------------
          the meanings specified in Section 7701 of the IRC.)

SECTION 6.4   TAX FORMS.

     (a) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined hereunder. If any form or document referred to in this subsection (a) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

     (b) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 6.4(a) (other than if such failure is due to a change in law occurring
          ------ ----
          subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of clause (a) above), such Lender shall not be entitled to indemnification under Section 6.3 with respect to Taxes imposed by the United States; provided that should a Lender become subject to Taxes
                         --------
          because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request and at such Lender's expense to assist such Lender to recover such Taxes.

     (c) If the Borrower is required to pay any amounts to or for the account of any Lender pursuant to Section 6.3, such Lender will designate a different Lending Office if such designation will avoid the need for or reduce the amount of any such payment and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 6.5   SURVIVAL.

Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
Article 6 shall survive the payment in full of principal and interest hereunder.

                    ARTICLE 7.  REPRESENTATIONS AND WARRANTIES

SECTION 7.1   REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Lenders, the Administrative Agent and the Arranger as follows:

     (a) CORPORATE/LIMITED LIABILITY COMPANY EXISTENCE: each Loan Party in existence on the date hereof and each of the Borrower's Subsidiaries (or on any date on which these representations and warranties are deemed repeated):

          (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation;

         (ii) has all requisite corporate power or has taken all requisite member and/or management action to own its Property and conduct its business as now conducted and as presently contemplated; and

        (iii) is in good standing as a foreign corporation or limited liability company and is duly authorized to do business in each jurisdiction where such qualification is necessary in order to conduct its business as now conducted except where a failure to be so qualified would not have a Material Adverse Effect;

     (b)  SUBSIDIARIES:  in respect of its Subsidiaries:

          (i) set forth on Schedule 7.1(b)(i) hereto (as updated pursuant to Section 8.2(s)) is a complete and accurate list of all Subsidiaries of the Borrower, showing (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of Stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower, the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof;

         (ii) all of the outstanding Stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens, except those created or permitted under the Loan Documents or as disclosed in Schedule 7.1(b)(i) (as so updated);

     (c) CORPORATE AUTHORITY: the execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which it is or is to become a party, and the consummation of the transactions contemplated hereby and thereby:

          (i) are within the corporate or limited liability company authority of such Loan Party,

         (ii) have been duly authorized by all necessary corporate or limited liability company proceedings,

        (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to such Loan Party or its Property and

         (iv) do not conflict with any provision of the corporate charter, limited liability company agreement or bylaws of, or any agreement or other instrument binding upon such Loan Party or its Property;

     (d) ENFORCEABILITY: this Agreement has been and each other Loan Document when delivered hereunder will:

          (i) have been, duly executed and delivered by each Loan Party thereto;

         (ii) be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

     (e) GOVERNMENTAL APPROVALS: the execution, delivery and performance by each Loan Party of this Agreement and the other Loan Documents to which such Loan Party is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained, the approval or consent of the FCC as expressly provided in this Agreement with regard to the transfer of the ownership of the D-, E-, and F-Block License Subsidiaries, and for any subsequent informational filing with the Securities and Exchange Commission;

     (f) TITLE TO PROPERTIES: the Borrower and each of its Subsidiaries own all of the FCC Licenses listed on Schedule 7.1(j) hereto (other than those listed therein which are owned by the D-, E- and F-Block Subsidiary) and all assets of such Persons acquired since such date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales-agreements, title-retention agreements, liens or other encumbrances except Permitted Liens;

     (g)  FINANCIAL STATEMENTS:

          (i) each financial statement and any related information delivered in connection herewith has been prepared after due and careful consideration and having made all reasonable enquiries; and

         (ii) such financial statements were prepared in accordance with GAAP and give (in conjunction with the notes thereto) a true and fair view of the financial condition of the Loan Parties in all material respects to which they relate as at the date of which they were prepared and the results of such Loan Parties operations during the accounting reference period then ended;

     (h) NO MATERIAL ADVERSE EFFECT, ETC: Since December 31, 1997, there has occurred no Material Adverse Effect and, except as permitted hereunder, the Borrower has not made any Distribution (other than continuing losses of the Borrower (x) as disclosed in the Borrower's financial statements furnished to the Administrative Agent and the Lenders and (y) materially in compliance with such losses as projected to continue in the Approved Full-Term Operating Business Plan);

     (i) FRANCHISES, PATENTS, COPYRIGHTS, ETC: except as set forth in Schedule 7.1(i), there are no franchises, licenses, patents, copyrights, trademarks, trade names, or other intellectual property, individually or in the aggregate, that are material for the conduct of the business of the Borrower or any of its Subsidiaries, as now conducted or as presently contemplated to be conducted;

     (j)  FCC LICENSES, ETC: in relation to each FCC License:

          (i) Part I of Schedule 7.1(j) lists all FCC Licenses held by License Subsidiaries other than D-, E- and F-Block Subsidiaries. Part II of Schedule 7.1(j) lists all FCC Licenses held by License Subsidiaries of the D-, E- and F-Block Subsidiary Parent. The D-, E- and F-Block Subsidiary Parent has filed or caused to be filed applications with the FCC for the transfer of all of the capital stock of the License Subsidiaries holding all of the FCC Licenses listed in Part II of Schedule 7.1(j) to the Borrower; and

         (ii) neither it nor any material Necessary Authorization needed to comply with the provisions of Section 7.1(j)(i) is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation or revocation proceeding;

     (k) LITIGATION: there are no actions, suits, proceedings or investigations of any kind pending or, to the best of the Borrower's knowledge, threatened against any Loan Party before any court, tribunal or administrative agency or board (including the FCC) that, if adversely determined, might, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of such Loan Party, to carry on business substantially as now conducted, or result in any substantial and material liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Loan Party, or that questions the validity of this Agreement or any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto;

     (l)  NO MATERIALLY ADVERSE CONTRACTS, ETC: none of the Loan Parties is:

          (i) subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect; or

          (ii) a party to any contract or agreement that has or is expected to have any Material Adverse Effect;

     (m) COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC: none of the Loan Parties is in violation of any provision of its charter or limited liability company formation documents, bylaws or any agreement or instrument to which it may be subject or by which it or any of its Properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect;

     (n)  TAX STATUS:  in respect of each Loan Party:

          (i)  it and each of its Subsidiaries and Affiliates:

               (A) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or filed extensions therefor;

               (B) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings; and

               (C) has set aside on its books provisions reasonably adequate for the payment of all taxes for all elapsed periods subsequent to the periods to which such returns, reports or declarations apply; and

          (ii) there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction in respect of it or any of its Subsidiaries or Affiliates, and no officer of the Borrower knows of any basis for any such claim;

     (o) NO DEFAULT: no Potential Event of Default or Event of Default has occurred and is continuing.

     (p) HOLDING COMPANY AND INVESTMENT COMPANY ACTS: neither any Loan Party nor any of its Subsidiaries is:

          (i) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; or

         (ii) an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company"; or

        (iii)  an entity "controlled" by an "investment company",

          as each such terms are defined in the Investment Company Act of 1940, as amended;

     (q) ABSENCE OF FINANCING STATEMENTS, ETC: except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or Property of the Borrower or any of its Subsidiaries or any rights relating thereto;

     (r)  FCC MATTERS:

          (i) except for the filing of tariffs with the FCC, each Loan Party has duly and timely filed all filings which are required to be filed by it under the Communications Act, the failure to file which could reasonably be expected to have a Material Adverse Effect and is in all material respects in compliance with the Communications Act, including the rules and regulations of the FCC applicable to it, the failure to be in compliance with which could reasonably be expected to have a Material Adverse Effect;

         (ii) no failure to pay any Indebtedness owing to the FCC in respect of any FCC License has occurred, except in accordance with the orders, rules and regulations of the FCC;

     (s) TARIFFS: no action to change, alter, rescind or otherwise terminate the tariffs containing service regulations or any rates and charges for commercial mobile radio services which, if adversely determined, would have a Material Adverse Effect, is pending or known by the Borrower to be under consideration;

     (t) DISCLOSURE: this Agreement and the statements and documents referred to herein or delivered to the Administrative Agent, the Arranger and/or the Lenders by or on behalf of the Borrower pursuant hereto, taken together, contain no untrue statement of a material fact or fail to state a material fact which would be necessary to make the statements (taken as a whole) herein and therein not misleading at such time;

     (u)  BURDENSOME OBLIGATIONS:

          (i) no Loan Party is a party to or bound by any franchise, agreement, deed, lease or other instrument, or subject to any legal restriction which, in the opinion of the management of the Borrower, is so unusual or burdensome, in the context of its business, as in the foreseeable future might materially and adversely affect or impair the revenue or operating cash flow of such Loan Party, or the ability of such Loan Party to perform the obligations to be performed by it under the Loan Documents to which such Loan Party is a party; and

          (ii) the Borrower does not presently anticipate that future expenditures by the Borrower or any of its Subsidiaries needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to affect or impair, in a materially adverse manner, the business or condition, financial or otherwise, of the Borrower or any of its Subsidiaries;

     (v)  SOLVENCY: each Loan Party:

          (i)  is (individually and together with its Subsidiaries); and

          (ii) after giving effect to the incurrence of all Indebtedness as and when contemplated by the Loan Documents will be, Solvent;

     (w) SECURITY INTERESTS: the security interests granted under the Collateral Documents constitute valid, binding and continuing duly perfected first-priority Liens in and to the Collateral (except for Permitted Liens that have priority under applicable law or as provided herein or in the Intercreditor Agreement) in favor of the Collateral Agent, for the benefit of the Secured Parties;

     (x)  CERTAIN TRANSACTIONS:  in respect of the Borrower:

          (i) none of its officers, directors or employees are presently a party to any transaction with it (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to its knowledge, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner; and

          (ii) it:

               (A) has delivered a complete and correct copy of the Expense Allocation Agreement and the Cash Management Agreement to the Administrative Agent; and

               (B) is not a party to any management, operating, license or other agreement providing for the payment of any amount to any of its Affiliates, except for the Expense Allocation Agreement or as permitted under Section 9.1(m);

     (y) BUSINESS PLANS: the Approved Full-Term Operating Business Plan and Approved Annual Operating Business Plan, if any, have been prepared in all material respects in accordance with GAAP (except for the treatment of Indebtedness owing to the FCC, which has been reflected in such plans at historical cost);

     (z)  EMPLOYEE BENEFIT PLANS:

          (i) each Employee Benefit Plan and each Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the IRC, including the provisions thereunder respecting prohibited transactions. The Borrower and each of its Subsidiaries has made all required contributions to each Employee Benefit Plan and each Multiemployer Plan. To the extent applicable, the Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan;

         (ii) under each Employee Benefit Plan that is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Subtitle B, Part 6 of ERISA);

        (iii) the Borrower, each of its Subsidiaries and each ERISA Affiliate may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Loan Party or such ERISA Affiliate without liability to any Person;

         (iv) each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of
               Section 302(f) of ERISA, or otherwise, has been timely made;

          (v) no waiver of minimum funding standards or extension of amortization periods has been requested or received with respect to any Guaranteed Pension Plan;

         (vi) no liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Event, or any other event or condition that presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. None of the Borrower, any of its Subsidiaries or any ERISA Affiliate has instituted or intends to institute proceedings to terminate a Guaranteed Pension Plan;

        (vii) no event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred with respect to any Guaranteed Pension Plan and no amendment with respect to which security is required under
               Section 307 of ERISA has been made or is reasonably expected to be made to any Guaranteed Pension Plan;

       (viii) based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within 12 months prior to the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities;

         (ix) none of the Borrower, any of its Subsidiaries or any ERISA Affiliate has incurred or expects to incur any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither any Loan Party nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA;

     (aa) REGULATIONS U AND X: no portion of any Advance shall be used or obtained for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224;

     (bb) ENVIRONMENTAL COMPLIANCE: the Borrower has taken all necessary steps to investigate the past and present condition and usage of its Real Estate and the operations conducted thereon and, based upon such diligent investigation, makes the following representations:

          (i) the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws relating to the operation of its business and the use and occupancy of any Real Estate;

         (ii) there is no pending or to the best of their knowledge threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any governmental entity relating to any Environmental Law involving the Borrower or any of its Subsidiaries;

        (iii) except as set forth on Schedule 7.1(bb)(i), there have been no releases of any Materials of Environmental Concern into the environment at any parcel of Real Estate or any facility formerly or currently owned, operated or controlled by the Borrower or any of its Subsidiaries;

         (iv) with respect to any such releases of any Materials of Environmental Concern, the Borrower has given all required notices to government entities;

          (v) the Borrower is not aware of any releases of Materials of Environmental Concern at parcels of Real Estate or facilities other than those owned, operated or controlled by the Borrower or any of its Subsidiaries that could reasonably be expected to have an impact on the Real Estate or facilities owned, operated or controlled by the Borrower or any of its Subsidiaries.

         (vi) set forth in Schedule 7.1(bb)(i) is a list of all environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Borrower and its Subsidiaries (whether conducted by or on behalf of the Borrower, any of its Subsidiaries or a third party, and whether done at the initiative of the Borrower or any of its Subsidiaries or directed by a governmental entity or other third party) which the Borrower or any of its Subsidiaries has in its possession or to which it has access, and complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Administrative Agent;

        (vii) the Borrower and each of its Subsidiaries has filed all reports and returns required to be filed by such Person under any Environmental Laws;

       (viii) the Borrower and each of its Subsidiaries has obtained and is in compliance with all licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "Environmental Permits") required by all
                               ---------------------
               applicable Environmental Laws;

         (ix) no event has occurred and is continuing that requires, or after notice or lapse of time or both would require, any modification or termination of any Environmental Permit;

          (x) neither the Borrower nor any of its Subsidiaries (A) has received any notice asserting the absence of any Environmental Permit or
               (B) has knowledge of any environmental law proposed or under consideration, which, if effective, could have a Material Adverse Effect;

         (xi) neither the Borrower nor any of its Subsidiaries, nor any of the Real Estate, is subject to any applicable Environmental Laws requiring the performance of site assessments for Materials of Environmental Concern, or the removal or remediation of Materials of Environmental Concern, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby;

     (cc) JOINT VENTURES, ETC: except as set forth in Schedule 7.1(cc), the Borrower is not engaged in any joint venture or partnership with any other Person, and each joint venture or partnership listed in such
          Schedule is a Qualified Joint Venture;

     (dd) MATERIAL CONTRACTS: as of the date of this Agreement, neither the Borrower nor any of its Subsidiaries is a party to any Material Contract or any agreement with any director, officer or employee, except as set forth in Schedule 7.1(dd);

     (ee) OWNERSHIP: as at the date of this Agreement, the chart set forth in
          Schedule 7.1(ee)(i) represents as of the date hereof a true and accurate representation of the ownership of the Grandparent and each of its Subsidiaries;

     (ff) COMMISSIONING DATE:  the First Commissioning Date was *****; and

     (gg) REPRESENTATIONS IN OTHER LOAN DOCUMENTS: each of the representations by any Loan Party in any of the other Loan Documents is true.

SECTION 7.2   REPETITION.

The representations and warranties in Section 7.1 shall survive the execution hereof and the making of each Advance under this Agreement and shall be deemed to be repeated as of the date on which

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each Advance is made and on the first day of each Interest Period, by reference to the facts and circumstances then existing and:

     (a) except in the case of any representation and warranty expressed to be made on the date of the Agreement, after taking into account transactions permitted by this Agreement; and

     (b) in each case, to the extent to which any such representation and warranty relates expressly to an earlier date.

                ARTICLE 8.  AFFIRMATIVE COVENANTS OF THE BORROWER

SECTION 8.1   GENERAL.

The Borrower covenants and agrees that, so long as any Advance or any interest, fees or expenses are outstanding or any Lender has any Commitment hereunder it:

     (a) MAINTENANCE OFFICE: shall maintain, and shall cause each of its Subsidiaries to maintain, its chief executive office at 3 Metro Center, Bethesda, MD 20814 (except in the case of an Operating Subsidiary, at 16 Wing Drive, Cedar Knolls, NJ 07927), except that the Borrower or any such Subsidiary may change its chief executive office on not less than 30 days' advance written notice to the Administrative Agent and after taking all such action as may be necessary or appropriate or requested by the Collateral Agent or the Administrative Agent to continue the perfection of the Collateral Agent's security interest in the Collateral;

     (b)  RECORDS AND ACCOUNTS:  shall cause each of its Subsidiaries to:

          (i) keep true and accurate records and books of account in which full, true and correct entries shall be made in accordance with GAAP, and

          (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its Properties, contingencies and other reserves;

     (c)  CORPORATE EXISTENCE; MAINTENANCE OF LICENSES:  shall:

          (i) do or cause to be done, and shall cause each of its Subsidiaries to do or cause to be done, all things necessary to:

               (A) preserve and keep in full force and effect its corporate or limited liability company (as applicable) existence;

               (B)  maintain in full force and effect:

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

                    (a) each FCC License with respect to the BTAs specified in Parts I and II of Schedule 7.1(j) (other than any such FCC License that has been previously sold or transferred in accordance with this Agreement or loss of a C-Block FCC License on account of a C-Block General License Revocation Event) and any other FCC Licenses from time to time held by any License Subsidiary and cause each License Subsidiary at all times to own each FCC License listed in Schedule 7.1(j) (other than any such FCC License that has been previously sold or transferred in accordance with this Agreement or loss of a C-Block FCC License on account of a C-Block General License Revocation Event), free and clear of any Lien of any kind, other than any Lien permitted pursuant to paragraph (g) of the definition of Permitted Liens;

                    (b) with respect to the construction, installation and development of facilities for the Permitted BTAs, all material Necessary Authorizations appropriate to the level of development theretofore achieved and sufficient to avoid noncompliance with the then applicable minimum build-out requirements under the License for such BTAs; and

                    (c) with respect to the operation of those portions of Permitted BTAs the development of which has theretofore been completed, all material Licenses, copyrights, patents, franchises, Necessary Authorizations and other rights as are necessary and sufficient to operate such completed portions; and

               (C) use, and cause the Grandparent to use, its best efforts to cause the ownership of all Stock of License Subsidiaries holding the FCC Licenses for the West Palm Beach BTA and such other BTAs listed in Part II of Schedule 7.1(j) to be transferred to the Borrower promptly after the date hereof, it being understood that such transfer requires the FCC's consent;

               (D) at all times perform and observe all covenants and conditions on its part to be performed and observed under FCC rules and regulations or otherwise with respect thereto with respect to the FCC Licenses held by License Subsidiaries and not cause or, except for a C-Block General License Revocation Event or a Proposed C-Block General License Revocation Event, permit to exist any grounds for the FCC to revoke or suspend or not to renew such License;

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

     (d) MAINTENANCE OF PROPERTIES: shall do or cause to be done, and shall cause each of its Subsidiaries to:

          (i) do or cause to be done, all things necessary to preserve and keep in full force and effect its material franchises, employment contracts and permits;

         (ii) cause all of its Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment;

        (iii) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

         (iv) continue to engage primarily in the businesses now conducted by it and in related businesses; and

          (v) continue in full force and effect all authorizations and approvals required to conduct the businesses now conducted by it as appropriate to the then level of construction, development and operation of PCS Systems covered by FCC Licenses held by License Subsidiaries;

          provided that nothing in this Section 8.1(d) shall prevent the
          --------
          Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its Properties if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of its business and would not have a Material Adverse Effect;

     (e) INSURANCE: shall obtain and maintain, and shall cause each of its Subsidiaries to obtain and maintain, insurance with respect to its properties and business with insurers that hold an A.M. Best rating of "A" or better, which insurance coverage shall:

          (i) include, as a minimum, the types of policies and respective limits as reflected in Section 13 of each Subsidiary Security Agreement;

         (ii) with respect to all liability insurance, name the Administrative Agent and the Collateral Agent as additional insured;

        (iii) with respect to casualty insurance, name the Collateral Agent as loss payee as its interest may appear; and

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

         (iv) provide that the insurer will give the Administrative Agent and the Collateral Agent at least 30-days' prior written notice of the cancellation or any material change in the coverage, aggregate limits or any other provision of such insurance; and

     (f)  TAXES:  shall:

          (i) subject to clause (f)(ii) duly pay and discharge, and cause each of its Subsidiaries to duly pay and discharge, before the same shall become overdue, all taxes, assessments, levies and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its Property;

         (ii) not be required to pay the tax, assessment, charge, levy or claim referred to in clause (f)(i) if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or any of its Subsidiaries has set aside on its books adequate reserves with respect thereto; and pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security for such unpaid taxes;

     (g)  INSPECTION OF PROPERTIES AND BOOKS:

          (i) shall permit, and shall cause each of its Subsidiaries to permit, the Administrative Agent, the Lenders and their other designated representatives to visit and inspect any of the Properties of the Borrower or such Subsidiary, to examine the books of account of the Borrower or such Subsidiary (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request; provided that the Administrative Agent and
                                   --------
               each Lender shall use reasonable commercial efforts not to interfere with the business of the Borrower or any of its Subsidiaries;

         (ii) authorizes the Administrative Agent and each Lender to communicate directly with the independent certified public accountants of the Borrower or any of its Subsidiaries and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower and its Subsidiaries;

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

        (iii) shall, at the reasonable request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this clause
               (g)(iii); provided that the Administrative Agent and the Lenders
                         --------
               shall use commercially reasonable efforts to coordinate the communications and disclosures to and from the accountants and Administrative Agent and the Lenders;

     (h)  COMPLIANCE WITH LAWS, CONTRACTS, FCC LICENSES AND PERMITS:  shall:

          (i) comply, and shall cause each of its Subsidiaries to comply, in all material respects with:

               (A) the applicable laws, rules, regulations and orders wherever its business is conducted, including without limitation compliance with all Environmental Laws, all Environmental Permits, ERISA, the IRC, the Communications Act and all FCC rules and regulations (including without limitation compliance with FCC rules and regulations relating to maintaining the status of the License Subsidiaries as designated entities and small businesses);

               (B)  the provisions of its charter documents and by-laws;

               (C) all Material Contracts to which it or any of its Subsidiaries is a party and by which it or any of its Subsidiaries or any of its or their Properties may be bound;

               (D) all obligations with respect to any Employee Benefit Plan or Multiemployer Plan;

               (E)  all applicable decrees, orders, and judgments; and

         (ii) if any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government which becomes necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of the Borrower's or such Subsidiary's obligations hereunder or any of the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, immediately take, or shall cause such Subsidiary immediately to take, all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent evidence thereof;

     (i)  FURTHER ASSURANCES:  shall:

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

          (i) cooperate, and shall cause each of its Subsidiaries to cooperate, with the Lenders and the Administrative Agent, and shall execute and pay, and shall cause each of its Subsidiaries to execute and pay, as applicable, for the filing of all such further instruments and documents, including, without limitation, such Uniform Commercial Code financing statements and other security documents as the Required Lenders, the Collateral Agent or the Administrative Agent shall reasonably deem appropriate at any time in order to effectuate the security interests to the Collateral Agent and to carry out to their satisfaction the transactions contemplated by the Loan Documents; and

         (ii) notify the Administrative Agent if at any time the granting of a Lien on the FCC License held by any License Subsidiary, or on any proceeds of any sale or disposition thereof, shall not violate then-applicable FCC regulations, so and shall, at its expense, promptly cause such License Subsidiary to execute and deliver any and all such instruments, documents and opinions of counsel and take such other action as either Agent may deem desirable in order to grant in favor of the Collateral Agent on behalf of the Secured Parties a Lien on such FCC License and/or the proceeds thereof;

     (j) AUTHORIZATION FROM LANDLORD/MORTGAGEE, ETC: shall request that any landlord, mortgagee and easement grantor of the Borrower or any of its Subsidiaries agree to give the Collateral Agent and the Administrative Agent, on a best-efforts basis, notice of any default by the Borrower or such Subsidiary under the terms or conditions of any agreement between the Borrower and/or such Subsidiary and any landlord, mortgagee of any such landlord or easement grantor, and allow the Collateral Agent to inspect or remove Collateral after the occurrence and continuance of an Event of Default;

     (k)  ATTORNMENT AND RECOGNITION AGREEMENTS:  shall:

          (i) obtain, and shall cause each of its Subsidiaries to obtain, all attornment and recognition agreements from any landlord or landlord's mortgagee of Real Estate leased or owned by the Borrower or any of its Subsidiaries upon which any equipment with an aggregate purchase price in excess of ***** is stored or located, in form and substance reasonably satisfactory to the Administrative Agent; and

         (ii) shall use its best efforts to obtain all attornment and recognition agreements from any landlord or landlord's mortgagee of Real Estate leased or owned by the Borrower or any of its Subsidiaries upon which all other Collateral not covered by clause (k)(i) above is stored or located, in form and substance reasonably satisfactory to Required Lenders;

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     (l)  EXPENSE ALLOCATION AGREEMENT:  shall comply with the terms of the
          Expense Allocation Agreement and not consent to any waiver, modification or amendment thereto;

     (m) MAINTENANCE OF SUBSIDIARY: shall cause Operations to remain a Subsidiary at all times at which this Agreement is in force and effect;

     (n) MORTGAGE LIENS: shall, if the Borrower or any of its Subsidiaries acquire any Real Estate, the acquisition of which is not financed in accordance with paragraph (d)(ii)(B) of the definition of "Permitted Indebtedness" grant, or cause such Subsidiary to grant, to the Collateral Agent on behalf of the Secured Parties a first-mortgage Lien on such Real Estate in form and substance satisfactory to the Required Lenders provided that such Lien on any such Real Estate shall provide that it shall be released or subordinated (as the case may be) upon the incurrence of any Indebtedness pursuant to paragraph
          (d)(ii)(B) of the definition of "Permitted Indebtedness" that is secured by a Lien on such Real Estate referred to in paragraph (d)(ii) of the definition of "Permitted Liens".

     (o) NEW SUBSIDIARIES: shall upon the creation of any Subsidiary not in existence on the date hereof and at its expense:

          (i) duly execute and deliver, or cause such Subsidiary to duly execute and deliver, to the Administrative Agent and the Collateral Agent a Subsidiary Guaranty in respect of such Subsidiary (with such changes thereto as either Agent may reasonably request);

         (ii) duly execute and deliver, or cause such Subsidiary to duly execute and deliver, to the Administrative Agent and the Collateral Agent, a Subsidiary Security Agreement (with such changes thereto as the Administrative Agent may reasonably request) and such other mortgages, pledges, assignments and other security agreements, in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all of the obligations of such Subsidiary under its Guaranty and the obligations of the Loan Parties under the Loan Documents and constituting Liens on all Collateral described therein; and pledge, or cause to be pledged, to the Collateral Agent on behalf of the Secured Parties, all authorized, issued and outstanding capital stock of such Subsidiary; and execute and/or deliver to the Administrative Agent each other document or instrument required to be delivered in connection with the execution and delivery of such Subsidiary Security Agreement pursuant to
               Section 10.1(q)(1) through (4);

        (iii) take whatever action (including without limitation the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of either Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the security agreements delivered pursuant to this Section 8.1(o), enforceable against all third parties in accordance with their terms;

         (iv) deliver to the Administrative Agent a signed copy of favorable opinions, addressed to the Agents and the Lenders, of counsel for the Borrower acceptable to the Administrative Agent as to such matters relating to such Subsidiary as either Agent may reasonably request; and

          (v) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem desirable in obtaining the full benefits of, or in preserving the Liens of, each security agreement delivered pursuant to this Section 8.1(o) and mortgages and other agreements and instruments entered into by such Subsidiary.

     (p) D-, E- AND F- BLOCK SUBSIDIARIES: while any D-, E- and F-Block Subsidiary shall be a Guarantor, the Borrower will cause such Persons to perform and observe each covenant and condition hereunder applicable to, and as if such Person were, a Subsidiary of the Borrower.

SECTION 8.2   REPORTING REQUIREMENTS; NOTICES.

The Borrower shall deliver or cause to be delivered to the Administrative Agent on behalf of the Lenders the following (in a sufficient number of copies to permit distribution to each Lender):

     (a) ANNUAL OPERATING BUSINESS PLAN: no later than 15 days prior to the end of each fiscal year of the Borrower and until the first fiscal year ending after the date on which EBITDA is greater than zero for two successive Fiscal Quarters, a proposed annual operating business plan containing the statements listed in items (i) through (vi) in this paragraph and the exhibits contained in the Approved Full-Term Operating Business Plan delivered pursuant to Section 10.1(p) for the next-succeeding fiscal year, which annual operating business plan shall contain:

          (i) internally prepared statements of income and expense of the Borrower and its Subsidiaries in reasonable detail for the applicable period prepared in all material aspects in accordance with GAAP (except for the absence of footnotes);

         (ii) a schedule of all Capital Expenditures of the Borrower and its Subsidiaries estimated to be made during the period;

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

        (iii) a statement of the amounts and times by which the Borrower and its Subsidiaries need to raise additional capital to meet their obligations when due during the period;

         (iv)  projected balance sheets of the Borrower and its Subsidiaries;

          (v) projected cash flow statements of the Borrower and its Subsidiaries; and

         (vi)  a statement listing all assumptions which formed the basis for
               (i) through (v),

          each together with supporting schedules in sufficient detail as needed and in all material aspects in accordance with the Approved Full-Term Operating Business Plan delivered pursuant to Section 10.1(p) and on a consistent basis;

     (b) VARIANCES REPORT: no later than August 14 of each fiscal year of the Borrower, beginning with its 1998 fiscal year, a report, certified as true and correct by the chief or principal financial or accounting officer of the Borrower, that shows in reasonable detail, variances, if any, between the actual operating performance of the Borrower and its Subsidiaries and what was estimated for the first six months of such fiscal year in the Approved Annual Operating Business Plan for such fiscal year (or the Approved Full-Term Operating Business Plan if the Required Lenders have not approved a plan delivered pursuant to
          Section 8.2(a) with respect to such fiscal year) and explains in reasonable detail in form satisfactory to the Required Lenders the reasons for the discrepancies between them, if any;

     (c) UNAUDITED QUARTERLY ACCOUNTS: as soon as practicable, but in any event not later than 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, copies of the internally prepared unaudited Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and related Consolidated statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the portion of the Borrower's fiscal year then elapsed all in reasonable detail and each setting forth in comparative form:

          (i) the figures for the prior year's corresponding Fiscal Quarter, and

         (ii) so long as the Borrower is required to deliver an annual operating business plan pursuant to Section 8.2(a), any variances from the Approved Annual Operating Business Plan (or the Approved Full-Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to Section 8.2(a) with respect to such fiscal year), if any, prepared in all material aspects in accordance with GAAP, together with a certification by the principal or chief financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

     (d) ANNUAL AUDITED ACCOUNTS: as soon as practicable, but in any event no later than 90 days after the end of each fiscal year of the Borrower:

          (i) the audited Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year,

         (ii) the related audited Consolidated statements of income and the audited Consolidated statement of cash flows of the Borrower and its Subsidiaries for such year prepared in accordance with GAAP,

        (iii) so long as the Borrower is required to deliver an annual operating business plan pursuant to Section 8.2(a), a separate variance analysis setting forth in comparative form the figures for the previous fiscal year and any variances from the applicable period of the Approved Annual Operating Business Plan (or the Approved Full-Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to
               Section 8.2(a) with respect to such fiscal year) in reasonable detail; and

         (iv) in respect of such annual accounts, a management letter from the Borrower's accountants (only to the extent otherwise obtained by the Borrower);

     (e) AUDITOR'S STATEMENT: together with each such balance sheet, statement of income and statement of cash flows furnished pursuant to clause (d) above, a certified audit report of a nationally recognized independent certified public accounting firm satisfactory to the Administrative Agent, which report shall contain an unqualified opinion of such accounting firm, and an "agreed-upon procedures" report pursuant to which the accountants:

          (i) review the Borrower's statement that the Borrower is in compliance with the provisions of the Expense Allocation Agreement,

         (ii)  perform the agreed upon review procedures applicable thereto, and

        (iii) confirm that in examining the financial statements of the Borrower and its Subsidiaries they have not become aware of any Potential Event of Default or Event of Default with respect to the Expense Allocation Agreement, or, if such accountants shall have obtained knowledge of any then existing Event of Default or Potential Event of Default they shall disclose in such report any such Event of Default or Potential Event of Default;

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

          provided that such accountants shall not be liable to the Lenders for
          --------
          failure to obtain knowledge of any Event of Default or Potential Event of Default;

     (f) STATEMENTS AS TO COMPUTATIONS: simultaneously with the delivery of the financial statements referred to in subsections (c) and (d) above, a statement certified by the principal or chief financial or accounting officer of the Borrower, in form and substance satisfactory to the Administrative Agent, setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 8.3 and 9.1(e), with respect to the Fiscal Quarter or fiscal year, as the case may be, relating to the financial statements then being delivered;

     (g) OPERATION REPORTS: within 50 days after the end of each Fiscal Quarter of the Borrower, a report on:

          (i)  with respect to each Operating Subsidiary:

               (A) the number of cell sites constructed and cell sites where equipment with an aggregate purchase price in excess of ***** is located;

               (B)  the total number of customers; and

               (C)  the average revenue per subscriber;

         (ii) payments by the Borrower or any of its Subsidiaries to the Grandparent or any of its Affiliates (other than payments by the Borrower or any of its Subsidiaries to one another), or to any Subsidiary of the Borrower that is not a Subsidiary, whether as dividends, payments under any management, service or tax-allocation agreement or otherwise, and

        (iii) equity contributions to the Borrower, the Persons providing the same and any issuance or sale of shares of Stock or other equity interests in the Borrower or any of its Subsidiaries,

          during such fiscal quarter, together with a report showing variances from the estimates previously provided to Administrative Agent and each Lender in the Annual Approved Operating Business Plan (or the Approved Full-Term Operating Business Plan, if the Required Lenders have not approved a plan delivered pursuant to Section 8.2(a) with respect to such fiscal year), along with an explanation of discrepancies between the actual numbers and the estimated numbers;

     (h) SHAREHOLDER AND SEC INFORMATION: within three Business Days after the filing or mailing thereof, copies of all:

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          (i)  reports, information or materials filed with the Securities and
               Exchange Commission by the Borrower or any of its Subsidiaries or the Grandparent (including any Forms 10-K and 10-Q);

         (ii) information sent to the stockholders of the Borrower or lenders to the Borrower (exclusive of proprietary information); or

        (iii) information and reports directly and materially related to the Borrower and its Subsidiaries that the Grandparent would be required to file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, if the Grandparent were a public company subject to the reporting requirements of such Act; provided that, if the information or
                                         --------
               reports covered by this clause (iii) contain proprietary information, the Borrower shall not be obligated to provide the proprietary information hereunder unless:

               (A) the Person that is the source of the information or reports is a public company, and

               (B) such Person would then be required to file such proprietary information with the Securities and Exchange Commission;

     (i) ACCOUNTS RECEIVABLE: within 50 days after the end of each fiscal quarter of the Borrower, an accounts-receivable-aging report in respect of each Operating Subsidiary;

     (j) DEFAULTS: within three Business Days after any director or officer of the Borrower shall have knowledge of the occurrence and continuance thereof, written notice of the occurrence and continuance of a Potential Event of Default or Event of Default, together with a statement of what action the Borrower is taking or proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Potential Event of Default or Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, which could result in the party to whom such indebtedness is owed having the right under its governing documents to accelerate such indebtedness, and such acceleration would have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Administrative Agent, describing the notice or action and the nature of the claimed default;

     (k) ENVIRONMENTAL MATTERS; LITIGATION: as soon as possible, and in any event within 10 Business Days:

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          (i)  after making any such report, written notice of any violation of any Environmental Law that the Borrower reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency; and

         (ii) after the Borrower shall become aware thereof, written notice of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that, has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries or the security interests for the benefit of the Secured Parties pursuant to any of the Collateral Documents;

     (l) ERISA EVENTS: as soon as possible, and in any event within 10 days after the Borrower or any ERISA Affiliate knows or has reason to know or believes that any ERISA Affiliate knows or has reason to know or believes that any ERISA Event has occurred, a statement of the principal or chief financial or accounting officer of the Borrower or such ERISA Affiliate describing such ERISA Event, together with any correspondence with, or filings made with, the PBGC or Department of Labor, and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

     (m)  ERISA DOCUMENTS: promptly after:

          (i) filing the same with the Department of Labor or Internal Revenue Service, (A) a copy of its initial actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (B) a notice of all subsequent filings (with copies to be provided upon request of the Administrative Agent),

         (ii) receipt or dispatch thereof, a copy of any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Section 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of
               ERISA, or in respect of a Multiemployer Plan, under Section 4041A, 4202, 4219, 4242 or 4245 of ERISA, and

        (iii) becoming aware of the occurrence thereof, notice of (A) any transaction that could result in the imposition of a penalty under Section 502(i) of ERISA or an excise tax under Section 4975 against the Borrower, any of its Subsidiaries or an ERISA Affiliate; (B) any partial or complete withdrawal from a Multiemployer Plan by the Borrower, any of its Subsidiaries or an ERISA Affiliate; (C) a failure by the Borrower, any of its Subsidiaries or an ERISA Affiliate to make a payment to a Plan required to avoid imposition of a lien

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               under Section 302(f) of ERISA; (D) the adoption of an amendment to a Guaranteed Pension Plan requiring the provision of security under Section 307 of ERISA; or (E) any change in the actuarial assumptions or funding methods used for any Guaranteed Pension Plan, where the effect of such change is to materially increase the unfunded benefit liability or materially reduce the obligation to make periodic contributions;

     (n) DEFENSES TO CLAIMS ON THE COLLATERAL: within three Business Days after becoming aware of any setoff of any claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Collateral Agent's, the Administrative Agent's or the Lenders' rights with respect to the Collateral, are subject, written notice thereof;

     (o) LITIGATION: within 10 Business Days after becoming aware of written notice of:

          (i) any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party that could reasonably be expected to have a Material Adverse Effect (which notice shall include a statement as to the nature and status of the proceedings), or

         (ii) any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000.

     (p) FCC: within three Business Days after its receipt thereof, copies of all material notices and correspondence received from or sent to the FCC relating to any FCC License listed on Schedule 7.1(j);

     (q) MISCELLANEOUS DETAILS: not later than 30 days prior to the occurrence thereof, written notice to the Administrative Agent of a change in (i) the business name or corporate name of any of the Loan Parties, (ii) the location of any of the Collateral subject to the relevant Collateral Documents or (iii) the chief executive office or other locations of each Loan Party or the location where the books and records of the Borrower or any of its Subsidiaries are kept;

     (r) DETAILS OF INDEBTEDNESS: within 50 Business Days after the end of each fiscal quarter of the Borrower, a report showing the respective aggregate principal amounts of all Indebtedness outstanding as of the last day of such fiscal quarter under each Permitted Loan Agreement;

     (s) NEW SCHEDULES: as soon as available and in any event within 30 days after the end of each fiscal year of the Borrower and when necessary in connection with a repetition of any representation or warranty referring thereto in connection with any Disbursement Claim, a report supplementing the Schedules hereto, including without

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          limitation (i) new Subsidiaries of the Borrower and ownership of the
          Stock thereof, (ii) any change in the designation of any BTA as set forth in, or any addition, deletion or other change to, Schedule 1.1 and (iii) a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete in all material respects;

     (t) LICENSE EVENTS: within 10 Business Days following the occurrence thereof, written notice of any FCC License Transfer or C-Block General License Revocation Event, specifying the affected FCC License or geographic area, as applicable, and setting forth in reasonable detail the terms of such disposition;

     (u) QUARTERLY COMPLIANCE CERTIFICATE: with each set of quarterly unaudited accounts delivered pursuant to Section 8.2(c), a certificate in the form of Exhibit B setting forth the calculations for each financial ratio referred to in Section 8.3 for the Fiscal Quarter to which such unaudited accounts relate.

     (v)  INSURANCE:

          (i) within 30 days after the Closing Date, deliver to the Administrative Agent certified copies by the applicable insurer(s) of all policies evidencing insurance described in the certificates delivered pursuant to Section 10.1(f) below, which shall contain provisions naming the Collateral Agent as an additional insured and loss payee on behalf of the Lenders as its interests may appear, and providing for 30-days' prior written notice to Administrative Agent and the Collateral Agent of cancellation or diminishment.

         (ii) deliver to the Administrative Agent and the Collateral Agent, as required by Section 10.1(f), no later than March 31 in each calendar year and otherwise promptly on request by the Administrative Agent or the Collateral Agent, certificate(s) of insurance reflecting the requirements of Section 8.1(e), each Security Agreement and each Mortgage, and setting forth any deductibles applicable to any insurance coverage;

     (w) COMMISSIONING: within 15 Business Days of its occurrence, to advise the Administrative Agent when the Final Commissioning Date has occurred unless such date occurs after the date which is four Business Days prior to *****;

     (x) OTHER INFORMATION: such other information concerning the business operations or financial condition of any Loan Party or any of its Subsidiaries as the Administrative Agent or any Lender shall from time to time reasonably request.

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SECTION 8.3   FINANCIAL COVENANTS OF THE BORROWER.

So long as any Advance or other obligation of the Borrower hereunder is outstanding or any Lender has any Commitment, the Borrower covenants that:

     (a) REVENUE: for each Fiscal Quarter, prior to the first Fiscal Quarter in which EBITDA shall have exceeded zero for two successive fiscal quarters, Revenue will be not less than the applicable amount shown on
          Schedule 8.3(a) with respect to such Fiscal Quarter;

     (b) FIXED CHARGE COVERAGE RATIO: it will maintain, with respect to each Fiscal Quarter, beginning with the Fiscal Quarter ending on December 31, 2001, the ratio of:

          (i)  Adjusted EBITDA, to:

          (ii) the sum of

               (A) the aggregate scheduled amount of principal and interest payable in cash in respect of Indebtedness of the Borrower and its Subsidiaries (including, without limitation, in respect of the Advances, payments under the Permitted Loan Agreements, Capitalized Leases and Indebtedness owing to the
                    FCC) to Persons other than the Borrower or any of its Subsidiaries, plus

               (B) dividends paid by the Borrower pursuant to Section 9.1(e), plus

               (C) Capital Expenditures by the Borrower and its Subsidiaries, plus

               (D) cash income taxes paid by the Borrower and its Subsidiaries, plus

               (E) mandatory prepayments of the Advances by the Borrower pursuant to Section 5.2(a) or, to the extent resulting from an FCC License Transfer described in Section 9.1(f)(iii)(C) and mandatory prepayments by the Borrower pursuant to any similar provision contained in the other Permitted Loan Agreements, plus

               (F) any fees paid pursuant to Section 3.1 (to the extent not immediately reimbursed by Ericsson), Section 2.03 of the Ericsson Loan Agreement and any other similar fees paid in respect of any other Indebtedness by the Borrower or any of its Subsidiaries,

          in each case in respect of such Fiscal Quarter and the three Fiscal Quarters immediately preceding such Fiscal Quarter, of not less than *****;

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     (c)  LEVERAGE RATIO (ADJUSTED EBITDA): it will maintain, with respect to each Fiscal Quarter beginning with the Fiscal Quarter ending on December 31, 2000, a ratio of Consolidated Indebtedness (other than Subordinated Indebtedness) of the Borrower and its Subsidiaries as of the last day of such Fiscal Quarter to Adjusted EBITDA of the Borrower for such Fiscal Quarter and the three Fiscal Quarters immediately preceding such Fiscal Quarter of not more than the ratio set forth in
          Schedule 8.3(c);

     (d) LEVERAGE RATIO (EBITDA): it will maintain, with respect to each Fiscal Quarter beginning with the Fiscal Quarter ending on December 31, 2002, a ratio of Consolidated Indebtedness (other than Subordinated Indebtedness) of the Borrower and its Subsidiaries as of the last day of such Fiscal Quarter to EBITDA for such Fiscal Quarter and the three Fiscal Quarters immediately preceding such Fiscal Quarter of not more than the ratio set forth in Schedule 8.3(d);

     (e) DSCR (ADJUSTED EBITDA/DEBT SERVICE): it will maintain, with respect to each Fiscal Quarter beginning with the Fiscal Quarter ending on December 31, 2000, a ratio for such Fiscal Quarter and the three Fiscal Quarters immediately preceding such Fiscal Quarter of Adjusted EBITDA to Debt Service of not less than *****; and

     (f) DSCR (EBITDA/DEBT SERVICE): it will maintain, with respect to each Fiscal Quarter beginning with the Fiscal Quarter ending on December 31, 2003, a ratio for such Fiscal Quarter and the three Fiscal Quarters immediately preceding such Fiscal Quarter of EBITDA to Debt Service of not less than *****.

              ARTICLE 9.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER

SECTION 9.1   NEGATIVE PLEDGE.

The Borrower covenants and agrees that, so long as any Advance, fees or expenses are outstanding hereunder or any Lender has any Commitment hereunder it will not, or permit any of its Subsidiaries to:

     (a)  RESTRICTIONS ON INDEBTEDNESS:

          (i) create, incur, assume, guarantee or suffer to exist, contingently or otherwise, any Indebtedness other than (without duplication) Permitted Indebtedness; and

          (ii) Notwithstanding paragraphs (a) through (d) of the definition of "Permitted Indebtedness", the Borrower shall not and shall not permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist any Indebtedness on any date if the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries (other than (x) any Indebtedness owing to the FCC and without duplication of Indebtedness permitted hereunder and

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               Guaranties with respect to such Indebtedness and (y) any
               Subordinated Indebtedness owing to the Grandparent or any of its Subsidiaries) would exceed *****, multiplied by the aggregate POPs of all Permitted BTAs as of such date (excluding any POPs in geographic areas for which the right to provide PCS services shall have been sold pursuant to FCC License Partitions on or before such date), and for the purposes of determining compliance with this Section 9.1(a), in the event that an item of Indebtedness meets the criteria of more than one of the types of Permitted Indebtedness described in the definition thereof, the Borrower, in its sole discretion, shall classify such item of Permitted Indebtedness and only be required to include the amount and type of such Permitted Indebtedness in one of such types;

     (b)  RESTRICTIONS ON LIENS:

          (i) create or incur or suffer to be created or incurred or to exist any Lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind other than Permitted Liens upon any of its Property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom;

         (ii) other than Permitted Liens, transfer any of such Property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors;

        (iii) other than Permitted Liens, acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title-retention or purchase-money security agreement, device or arrangement;

         (iv) other than Permitted Liens, suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or

          (v) other than Permitted Liens, sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse;

     (c) NO CONTINGENT OBLIGATIONS: create, incur, assume, guarantee or remain liable in respect of any Contingent Obligations other than:

          (i)  the Guaranties,

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         (ii)  guaranties of Indebtedness under other Permitted Loan Agreements,
               and

        (iii) those permitted pursuant to paragraphs (a)(v), (c)(ii) or (iii) and (d)(i) of the definition of "Permitted Indebtedness".

     (d) RESTRICTIONS ON INVESTMENTS: make or permit to exist or to remain outstanding any Investment except:

          (i) Investments in Rate Hedging Agreements in a notional principal amount on any date reasonably related to the aggregate principal amount of Indebtedness of the Borrower accruing interest at a floating rate, and only so long as the purpose of such Investments shall be to hedge such floating-rate interest and shall not be to speculate on interest rates;

         (ii) Investments in commercial paper maturing in 90 days or less from the date of issuance which, at the time of acquisition by the Borrower or any of its Subsidiaries, is accorded a rating of "A1" or better by Standard & Poor's Ratings Group or "P1" or better by Moody's Investors Service, Inc. or an equivalent rating by another nationally recognized credit-rating agency of similar standing;

        (iii)  Investments in:

               (A) direct obligations of, or obligations guaranteed by, the United States of America or the United Kingdom or any agency that constitutes a full-faith-and-credit obligation of the United States of America or the United Kingdom, in any case maturing in 12 months or less from the date of acquisition thereof; and

               (B) repurchase agreements fully secured by underlying securities of the type described in clause (A) above and issued by a bank or trust company meeting the requirements of Section 9.1(d)(iv);

         (iv) Investments in certificates of deposit maturing within six months from the date of issuance thereof (x) issued by a bank or trust company organized under the laws of the United Kingdom or the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $500,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Borrower, rated "AA" or better by Standard & Poor's Ratings Group or "A" or better by Moody's Investors Service, Inc., or (y) issued by any Lender;

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

          (v) Investments in money-market funds (other than single-state funds) that make investments in accordance with the regulations of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended;

         (vi) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any of its Subsidiaries;

        (vii) Investments by the Borrower in its Subsidiaries, by Operating Subsidiaries in License Subsidiaries and by Subsidiaries in the Borrower by way of loans;

       (viii) Subject to Section 9.1(g) below, investments by the Borrower or any of its Subsidiaries (except as the Borrower and the Required Lenders may otherwise agree) in Qualified Joint Ventures;

         (ix) loans, advances, installment sales or receivables that would constitute Investments, in each case in respect of sales of handsets and accessories thereto to retail end users on payment terms requiring full payment within ***** days following such sales;

          (x) the loan made by the Borrower to the Grandparent evidenced by the Tranche Y Mirror Note (as defined in the Ericsson Loan Agreement);

         (xi) Investments existing on the date hereof and listed on Schedule 9.1(d)(xi);

        (xii) Investments by the Borrower and its Subsidiaries consisting of seller-take-back financing permitted under Section
               9.1(f)(iii)(B)(1); or

       (xiii) Investments by the Borrower or any of its Subsidiaries pursuant to the terms of the Cash Management Agreement, including investments by the agent thereunder in OII, which will in turn make Investments of the type described in clauses (i) through
               (vii) above.

     (e) DISTRIBUTIONS: make any Distributions (other than a dividend or other distribution of any shares of common Stock of the Borrower subject to the Parent's pledge under the Parent Pledge Agreement) in respect of the Borrower's Stock or any Subordinated Indebtedness of the Borrower, except that the Borrower may:

          (i) pay interest in respect of Subordinated Indebtedness owing to the Grandparent, or any of its Subsidiaries, but only if:

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               (A)  at the time of and after giving effect to such payment, no
                    Event of Default or Potential Event of Default shall have occurred and be continuing; and

               (B) interest on such Subordinated Indebtedness shall accrue at a rate per annum not exceeding a fixed rate of ***** per annum (or, subject to the prior written approval of the Required Lenders, such higher rate as is consistent with then-available market rates);

         (ii) repay or prepay principal owing in respect of Subordinated Indebtedness owing to the Grandparent, or any of its Subsidiaries, but only if:

               (A) at the time of and after giving effect to such repayment or prepayment, no Event of Default or Potential Event of Default shall have occurred and be continuing,

               (B) the aggregate principal amount of all such Subordinated Indebtedness that is being repaid or prepaid at such time shall not exceed the sum of:

                    (a)  the difference, if any, between:

                         (1) the maximum aggregate principal amount of the Advances that could then be outstanding at such time under Section 2.1, and

                         (2)  the sum of:

                              (I) the aggregate principal amount of the Advances
                                  that are actually outstanding at such time, and

                              (II) the aggregate principal amount of such
                                   Subordinated Indebtedness that shall have been repaid or prepaid after the date of this Agreement and is allocable to amounts that may be distributed pursuant to this clause (a),

                    (b)  the difference, if any, between:

                         (1) the maximum aggregate principal amount of the Indebtedness that could then be outstanding at such time under other Permitted Loan Agreements, and

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                         (2)  the sum of:

                              (I)  the aggregate principal amount of the
                                   Indebtedness that is actually outstanding thereunder at such time, and

                              (II) the aggregate principal amount of such
                                   Subordinated Indebtedness that shall have been repaid or prepaid after the date of this Agreement and is allocable to amounts that may be distributed pursuant to this clause
                                   (b), and

                    (c)  the amount equal to:

                         (1) the aggregate principal amount of such Subordinated
                             Indebtedness that shall have been loaned to the Borrower within the ***** days preceding the date of such repayment or prepayment, minus

                         (2) the aggregate principal amount of such Subordinated
                             Indebtedness that shall have been repaid within the ***** days preceding the date of such repayment or prepayment and is allocable to amounts that may be distributed pursuant to this clause (c);

                      provided that:
                      --------

                         (x) any such repayment or prepayment on any date shall
                             be allocated to clause (a), (b) or (c) above for purposes of determining whether any distribution may be made pursuant to this clause (ii) in the following order of priority: first, any such
                                                          -----
                             repayment or prepayment shall be allocated to clause (c) above until any further allocation to such clause on such date would cause the amount calculated pursuant to such clause to be less than zero; second any such repayment or prepayment shall
                                   ------
                             be allocated to clause (b) above until any further allocation to such clause on such date would cause the amount calculated pursuant to such clause to be less than zero; and third any such repayment or
                                                 -----
                             prepayment shall be allocated to clause (a) above, and

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                         (y) any such repayment or prepayment that is made with
                             proceeds of a borrowing under this Agreement or any Permitted Loan Agreement shall not be taken into account for the computation provided for in clause
                             (a)(2)(II) or (b)(2)(II) above; and

               (C) at any preceding date, no Event of Default or Potential Event of Default would have occurred if such Subordinated Indebtedness had not been outstanding; and

        (iii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing at the time of and after giving effect to such Distribution, make a Distribution of an amount equal to the Net Cash Proceeds of any Sale with respect to any FCC License, the Stock of any License Subsidiary, to the extent such Net Cash Proceeds are not required to be applied to the prepayment of Advances pursuant to Section 5.2 or of any other Indebtedness of the Borrower or any of its Subsidiaries; and

         (iv) make other Distributions (other than Distributions in respect of Subordinated Indebtedness owing to Persons other than the Borrower or the Parent), but only if at the time of and after giving effect to such Distribution:

               (A) no Event of Default or Potential Event of Default shall have occurred and be continuing;

               (B) the Borrower and its Subsidiaries shall have had Consolidated EBITDA in excess of zero for each of its four consecutive Fiscal Quarters ending with its Fiscal Quarter most recently ended prior to the date of such Distribution (the "Preceding Fiscal Quarter"); and
                          ------------------------

               (C) the aggregate amount for all Distributions by the Borrower during the fiscal year of the Borrower in which the date of such Distribution occurs shall not exceed:

               (1) Working Capital as of the last day of the Preceding Fiscal
                   Quarter, minus

               (2) the aggregate amount of Debt Service payable by the Borrower and its Subsidiaries during the 12 calendar months next-following the Preceding Fiscal Quarter, minus

               (3) the aggregate amount of any prepayment of Indebtedness of the
                   Borrower from Excess Cash Flow pursuant to Section 3.02(c) of the Ericsson Loan Agreement and other similar prepayment provisions of other Permitted Loan Agreements

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

                   during the Borrower's then-current fiscal year and that has not theretofore been made;

     (f) MERGER, CONSOLIDATION, DISPOSITION OF ASSETS, ETC: become a party to or agree to or effect any disposition of assets (including without limitation any disposition of any right to use any portion of any wavelength covered by any FCC License or any right to provide PCS services to any POPs in any geographic area within any Permitted BTA), other than:

          (i)  the disposition of assets in the ordinary course of business;

         (ii) the disposition of obsolete assets or equipment no longer necessary to the operation of the Borrower's or any Subsidiary's business, consistent with sound and prudent practices;

        (iii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing at the time thereof any:

               (A)  Permitted C-Block FCC License Transfers;

               (B) any other FCC License Transfer, FCC License Partition and any disposition of equipment or other assets used primarily for the operation of a BTA with respect to which such FCC License Transfer or FCC License Partition shall have occurred, but, in each case, only if:

                    (1) one of the following shall be true:

                        (I) after giving effect to such disposition and all
                            other FCC License Transfers (other than Permitted C-Block License Transfers and dispositions as a result of the occurrence of a C-Block General License Revocation Event) and FCC License Partitions, the number of POPs included in BTAs as to which such FCC License Transfers shall have occurred and geographic areas for which the right to provide PCS services shall have been disposed of pursuant to FCC License Partitions (other than dispositions as to which a condition specified in clause (II), (III), (IV) or
                            (V) below shall have been satisfied) shall not exceed ***** of the total POPs of all BTAs that are Permitted BTAs as of the Closing Date;

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                       (II) such disposition is an FCC License Transfer and all
                            of the following are true: (a) the sole
                            consideration paid in connection with the disposition is the FCC License in respect of which the FCC License Transfer shall have occurred; (b) in consideration for such disposition an FCC License is acquired for the same BTA as that for the FCC License being disposed of, and such acquired FCC License covers at least the same amount of spectrum as the FCC License being disposed of; (c) no asset other than such FCC License is disposed of in connection with such disposition; (d) no License Subsidiary or other Loan Party shall be liable for the payment of any Indebtedness owing to the FCC in connection with the payment of the deferred-purchase price for the FCC License being disposed of; and (e) no Indebtedness is incurred by the Borrower and its Subsidiaries in connection with such disposition except Indebtedness owing to the FCC in an aggregate principal amount not exceeding the aggregate principal amount of Indebtedness owing to the FCC in respect of the FCC License being disposed of;

                      (III) such disposition is an FCC License Transfer relating to a C-Block FCC License and all of the following are true: (a) a License Subsidiary shall hold either
                            (x) one or more FCC Licenses or (y) the right to provide, on terms and conditions satisfactory to the Required Lenders, PCS services under FCC Licenses held by third parties covering at least ***** MHZ of spectrum; (b) no asset other than such FCC License is disposed of in connection with such disposition;
                            (c) such disposition is by way of either (x) a sale that complies with the requirements of clause (V) below or (y) a Permitted C-Block FCC License Transfer; and (iv) no License Subsidiary or other Loan Party shall be liable for the payment of the Indebtedness owing to the FCC in connection with the payment of the deferred purchase price of the FCC License being disposed of;

                       (IV) the Required Lenders shall have accepted as a
                            Permitted BTA a BTA in substitution for the BTA as to which such FCC License Transfer shall have occurred; or

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                        (V) of the aggregate value of the consideration received
                            by the Borrower and its Subsidiaries therefor (as determined in good faith by the Board of Directors of the Grandparent), no less than ***** shall be cash payable at the time of such sale and no more than ***** shall be in the form of deferred cash payments, and no consideration shall be in any other form, and such consideration shall be at least equal to the fair-market value (as determined in good faith by the Board of Directors of the Grandparent) of the assets sold provided that in the case of C-Block FCC Licenses and F-Block FCC Licenses, such sales may be in consideration (which shall be counted as cash consideration) for forgiveness or assumption of Indebtedness owing to the FCC;

                    (2) no equipment or other assets that are disposed of shall be assets that are necessary for the normal commercial operation of any Permitted BTA; and

                    (3) such disposition, if other than an FCC License
                        Partition, shall not relate to a Core BTA;

               (C) dispositions of the right to use no more than ***** MHZ of spectrum in the aggregate in respect of any C-Block FCC License, so long as the consideration received therefor shall be at least equal to the fair-market value (as determined in good faith by the Board of Directors of the Grandparent) thereof and such disposition shall be made only to (1) a Person that then owns spectrum that may be used for providing cellular or PCS wireless telecommunications services for profit or (2) a Person that cannot provide cellular or PCS wireless telecommunications services for profit; and

               (D) capital contributions to Qualified Joint Ventures by way of FCC License Transfers and FCC License Partitions, and contributions of any equipment and other assets used primarily for the operation of the related Permitted BTA or applicable geographic area thereof, so long as:

                    (1) such disposition shall be in compliance with Section
                        9.1(d)(viii);

                    (2) such disposition, if an FCC License Transfer, shall not relate to an FCC License for a Core BTA; and

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                    (3) the aggregate value of the consideration received by the
                        Borrower and its Subsidiaries for such contribution shall at least be equal to the fair-market value (as determined in good faith by the Board of Directors of the Grandparent) of the assets so contributed;

         (iv) other dispositions of assets for their fair-market value, as determined in good faith by the Borrower, solely for cash consideration in an amount not to exceed **** in the aggregate during the term of this Agreement; and

          (v) transfers of assets from the Borrower to any Subsidiary or from a Subsidiary to the Borrower or another Subsidiary, in each case to the extent that, after giving effect to such transfer, the transferee would be in compliance with its obligations under
               Section 9.1(l);

     (g)  QUALIFIED JOINT VENTURE:

          (i) if the Borrower or any of its Subsidiaries shall make any disposition of any assets pursuant to clause (f)(iii)(D) above to a Qualified Joint Venture, thereafter permit such Qualified Joint Venture to fail to continue to qualify as a Qualified Joint Venture, except in a transaction involving a disposition of the assets of such Qualified Joint Venture that is otherwise permitted under Section 9.1(f); and

         (ii) contribute any assets of a Subsidiary to a Qualified Joint Venture except to the extent reasonably necessary for the contemplated operations of such Qualified Joint Venture;

     (h) SALE OF STOCK IN SUBSIDIARY: except with the agreement of the Required Lenders, permit any Subsidiary to issue or sell any Stock or other equity interest in itself, other than to the Borrower or another Subsidiary of the Borrower and only if such Stock is pledged as security under the Collateral Documents;

     (i) SALE AND LEASEBACK: enter into, any arrangement, directly or indirectly, whereby the Borrower or any of its Subsidiaries shall sell or transfer any Property owned by it in order then or thereafter to lease such Property or lease other property that the Borrower or such Subsidiary intends to use for substantially the same purpose as the Property being sold or transferred;

     (j) COMPLIANCE WITH ENVIRONMENTAL LAWS: except as set forth in the reports and other materials listed on Schedule 7.1(bb)(i):

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          (i)  use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Materials of Environmental Concern, except in compliance with Environmental Laws;

         (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Materials of Environmental Concern, except in compliance with Environmental Laws;

        (iii) generate any Materials of Environmental Concern on any of the Real Estate, except in compliance with Environmental Laws;

         (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Materials of Environmental Concern on, upon or into the Real Estate except in compliance with Environmental Laws; or

          (v) otherwise conduct any activity at any Real Estate, except in compliance with Environmental Laws, or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law;

     (k) EMPLOYEE BENEFIT PLANS: nor shall the Borrower permit any ERISA Affiliate to:

          (i)  engage in any "prohibited transaction" within the meaning of
               Section 406 of ERISA or Section 4975 of the IRC which could result in a material liability for the Borrower;

         (ii) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived;

        (iii) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower pursuant to Section 302(f) or Section 4068 of ERISA;

         (iv) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities;

          (v) fail to make when due any required contributions to a Multiemployer Plan;

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

         (vi) withdraw (completely or partially) from any Multiemployer Plan where such withdrawal is likely to result in a material liability of the Borrower or an ERISA Affiliate;

        (vii) terminate or institute proceedings to terminate, any Guaranteed Pension Plan, where such termination is likely to result in a material liability of the Borrower or an ERISA Affiliate;

       (viii) make any amendment to any Guaranteed Pension Plan with respect to which security is required under Section 307 of ERISA; or

         (ix) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the IRC where such failure is likely to result in material liability to the Borrower or an ERISA Affiliate;

     (l) NEW SUBSIDIARIES: create or acquire any Person other than Operating Subsidiaries, Licenses Subsidiaries or any Person the sole asset of which consists of its partnership interest in a general or limited partnership or equity interest in a corporation or limited liability company;

     (m)  TRANSACTIONS WITH AFFILIATES:  enter into:

          (i) any agreement or arrangement providing for the payment of any amounts to any of its Affiliates, except that:

               (A) the Borrower may enter into the Expense Allocation Agreement and any Operating Subsidiary may enter into (A) the Cash Management Agreement, (B) the Services Agreement and (C) one or more operating and licencing agreements substantially in the form of Exhibit D-2 hereto, between such Operating
                                -----------
                    Subsidiary and a License Subsidiary;

               (B) the Borrower and its Subsidiaries may enter into a tax-sharing agreement or arrangement pursuant to which the Borrower and its Subsidiaries shall not make any payments or agree to make any payments in lieu of income taxes unless the cumulative sum of such payments does not exceed the cumulative sum of income taxes that the Borrower and its Subsidiaries would have paid if the Borrower and its Subsidiaries had always filed income-tax returns as separate entities; and

               (C) the Borrower and its Subsidiaries may enter into a management, consulting or other agreement, but only if such agreement either

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

                    (a) relates to providing management, consulting or other services to an Affiliate operating BTA markets and

                         (1) is on terms that are fair and reasonable and no
                             less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; and

                         (2) does not provide for the performance of services or
                             purchase or delivery of property by the Borrower or such Subsidiary in a manner that, individually or together with all other such agreements with Affiliates operating BTA markets, would have a material adverse effect on the ability of the Borrower or such Subsidiary to build-out or operate any BTA or MTA for which it owns the applicable FCC License; or

                    (b)  is approved in writing by the Required Lenders; or

         (ii) any other agreement, arrangement or transaction with any of its Affiliates (whether or not providing for the payment of any amounts to any of its Affiliates), except in the ordinary course of business and on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate;

     (n)  PERMITTED BUSINESS:

          (i) in the case of the Borrower, engage in any business other than the holding of Stock of Operating Subsidiaries and License Subsidiaries and the purchasing and reselling to Subsidiaries of equipment used in connection with the build-out and operation of PCS Systems for which FCC Licenses for BTAs other than Excluded BTAs are held by License Subsidiaries or hold any assets other than such Stock and the Tranche Y Mirror Note (as defined in the Ericsson Loan Agreement);

         (ii) in the case of any License Subsidiary, to engage in any business other than the holding of FCC Licenses and the licensing thereof to other Persons to the extent permitted hereunder or hold any assets other than FCC Licenses; and

        (iii) in the case of any Operating Subsidiary, to engage in any business other than the development, construction and operation of PCS Systems and related businesses;

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

     (o) CHARTER AMENDMENTS: amend its certificate of incorporation or limited liability company formation documents (as applicable) or bylaws;

     (p) ACCOUNTING CHANGES: make or permit any change in accounting policies or reporting practices, except as required by GAAP, or change its fiscal year;

     (q)  PREPAYMENTS, ETC., OF INDEBTEDNESS:

          (i) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness owing by the Borrower or any of its Subsidiaries, other than the prepayment of:

               (A) the Advances in accordance with the terms of this Agreement or as the Required Lenders may otherwise agree, except for prepayments, redemptions, purchases or other satisfactions by the Borrower of, or as to, which lenders under the Intercreditor Agreement are not required to pay any amount to other lenders party thereto;

               (B)  Indebtedness owing to the FCC;

               (C) Tranche Y of the Ericsson Loan Agreement, provided such prepayment is made in Common Stock of the Grandparent;

               (D) Tranche X of the Ericsson Loan Agreement pursuant to a refinance, refunding or replacement thereof incurred as Permitted Indebtedness pursuant to Section 9.1(a) and paragraph (a)(ii) of the definition of "Permitted Indebtedness"; or

               (E) Subordinated Indebtedness to the extent permitted under the applicable Subordination Agreement and Section 9.1(e) above; or

         (ii) amend, modify or change in any manner any term or condition of any Subordinated Indebtedness or any other Indebtedness secured by Liens in favor of the Collateral Agent, except for amendments, modifications and changes that the lenders party to the Intercreditor Agreement are permitted to enter into thereunder;

        (iii) (If on any date any amount shall be due and owing hereunder and under any other Indebtedness of the Borrower or any of its Subsidiaries and the Borrower or such Subsidiary does not pay in full all such amounts as are then due and owing) pay any such amounts except ratably, in accordance with the respective amounts then due and owing thereunder, and If the Borrower shall take any action in violation of this Section 9.1(q), it irrevocably authorizes each lender to it that is a party to the Intercreditor Agreement on its behalf to make any payment required under the Intercreditor Agreement and acknowledges that any amount so paid by any such lender shall be deemed not to have been paid by the Borrower or such Subsidiary to such lender;

     (r) AMENDMENT, ETC., OF MATERIAL CONTRACTS: cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract, or take any other action in connection with any Material Contract, and shall not permit any of its Subsidiaries to do any of the foregoing, that, in any such case, could, at the time thereof, reasonably be expected to have a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform its obligations under this Agreement or any other Loan Document;

     (s)  RESTRICTIONS ON SUBSIDIARIES:

          (i) enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien in favor of the Collateral Agent upon any of its property or assets or limiting the ability of any Subsidiary to declare and pay dividends and distributions or make Investments in the Borrower; and

         (ii) so long as any Advances are outstanding or any other amount is owing under the Loan Documents, permit any Distribution to be made by any Qualified Joint Venture except in cash or to any Person other than the Borrower and its Subsidiaries if such Person would receive more than ***** of the total amount of such Distribution or if the total amount of all such Distributions during any calendar year would exceed the Excess Cash Flow of such Qualified Joint Venture for the immediately preceding calendar year;

     (t) PARTNERSHIPS: become a general partner in any general or limited partnership other than any Subsidiary the sole asset of which consists of its interest in such partnership;

     (u) UNDER THE EQUIPMENT ACQUISITION AGREEMENT: default in the performance or observance of any covenants or conditions on its part to be performed or observed under the Equipment Acquisition Agreement;

     (v) COLLECTIONS OF RECEIVABLES: collect any receivables arising from providing PCS or other services or sales of handsets or other assets, except through the Operating Subsidiary or Omnipoint Services pursuant to the Services Agreement;

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     (w)  CASH INVESTMENTS IN QUALIFIED JOINT VENTURES:  permit the aggregate amount of any outstanding investment (including any Non-Cash Consideration) in a Qualified Joint Venture to exceed at any one time ***** in respect of any Qualified Joint Venture; and

     (x) PERMITTED LOAN AGREEMENTS: amend any other Permitted Loan Agreement, unless such amendment will not have a Material Adverse Effect.

                        ARTICLE 10.  CONDITIONS PRECEDENT

SECTION 10.1 INITIAL ADVANCE: The obligations of the Lenders to make the initial Advance shall be subject to the satisfaction of the following conditions precedent on or prior to the date (the "Closing Date") of delivery of the
                                        ------------
Disbursement Claim for the initial Advance:

     (a)  TERMS AND CONDITIONS OF TRANSACTION: each Lender shall:

          (i) have received copies of each of the other Loan Documents, which shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Administrative Agent and the Arranger's counsel;

         (ii) be satisfied with the final terms and conditions of the transactions contemplated hereby and by the other Loan Documents, including, without limitation, all legal and tax aspects thereof; and

        (iii) be satisfied with the corporate and legal structure and capitalization of the Borrower and its Subsidiaries, including, without limitation, their respective charters and bylaws and each agreement or instrument relating thereto;

     (b) DUE DILIGENCE: the Lenders shall have completed a due-diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders and shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries and shall have received such financial, business, legal, tax, labor, environmental and other information regarding the Borrower and its Subsidiaries as they shall have requested;

     (c) VALIDITY OF LIENS: the Borrower Security Agreement, the Parent Pledge Agreement and each other Collateral Document required to be entered into, as amended and restated, on the date hereof shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first-priority security interest (except for Permitted Liens that have priority under applicable law) in and Lien upon the Collateral;

     (d) FILINGS: all filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent and/or Collateral Agent to

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

          protect and preserve such security interests shall have been duly effected, all such documents shall have been duly executed by the applicable Loan Party and all filing and recording fees and taxes relating to any of the foregoing shall have been duly paid, and the Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent;

     (e) SEARCH REPORTS AND RELATED DOCUMENTS: the Administrative Agent shall have received:

          (i) such Uniform Commercial Code, tax, patent, trademark and judgment lien search reports with respect to such applicable public offices where Liens are filed, as shall be acceptable to the Administrative Agent, disclosing that there are no Liens of record (other than Permitted Liens) in such official's office covering any Collateral or showing any Loan Party as a debtor thereunder;

         (ii) a certificate of each Loan Party signed by an authorized officer of such Loan Party, dated the Closing Date, certifying that, as of the Closing Date, there will exist no Liens on the Collateral other than Permitted Liens; and

        (iii) acknowledgment copies or duly executed file-stamped copies of UCC-1 and UCC-3 financing statements with respect to the Collateral (other than the Pledged Collateral), filed in each office in each jurisdiction that the Administrative Agent may deem necessary or appropriate to perfect and protect a first-priority Lien on the Collateral;

     (f) CERTIFICATES OF INSURANCE: the Administrative Agent shall have received a certificate of insurance from an independent insurance broker, dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Collateral Documents and Section 8.1(e) of this Agreement;

     (g) SOLVENCY CERTIFICATE: the Administrative Agent shall have received an officer's certificate of the Borrower in form and substance satisfactory to the Administrative Agent and dated as of the Closing Date as to the Borrower being Solvent following consummation of the transactions contemplated herein;

     (h) OPINIONS OF COUNSEL TO THE BORROWER AND ITS SUBSIDIARIES: the Administrative Agent shall have received favorable legal opinions addressed to the Lenders and the Administrative Agent, each dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent, from (i) Piper & Marbury, L.L.P., counsel to the Borrower, (ii) Piper & Marbury, L.L.P., counsel to the Borrower's Subsidiaries, and (iii) local counsel to the Borrower's Subsidiaries in such jurisdictions as the Administrative Agent may reasonably request;

     (i) OPINION OF COUNSEL TO THE PARENT: the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, from Piper & Marbury, L.L.P., counsel to the Parent, dated on or before the Closing Date, in form and substance satisfactory to the Administrative Agent;

     (j) OPINION OF FCC COUNSEL: the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and Administrative Agent from Piper & Marbury, L.L.P., FCC counsel to the Borrower and the Parent, dated on or before the Closing Date, in form and substance satisfactory to the Administrative Agent;

     (k) OPINION OF EKN COUNSEL TO THE ADMINISTRATIVE AGENT AND THE ARRANGER: the Administrative Agent shall have received a favorable legal opinion in respect of the EKN Documents addressed to the Borrower, the Lenders and the Administrative Agent from Vinge, Swedish counsel to the Administrative Agent and the Arranger, dated on or before the Closing Date, in form and substance satisfactory to the Administrative Agent;

     (l)  OPINION OF SWEDISH COUNSEL TO THE ADMINISTRATIVE AGENT AND THE
          ARRANGER: the Administrative Agent shall have received a favorable legal opinion from Vinge, Swedish counsel to the Administrative Agent and the Arranger regarding Ericsson Radio Systems addressed to the Administrative Agent and the Lenders, dated on or before the Closing Date, in form and substance satisfactory to the Administrative Agent;

     (m)  PAYMENT OF FEES AND FEE LETTER: the Borrower shall have:

          (i) paid all accrued fees and expenses of the Arranger, the Administrative Agent, the Collateral Agent and the Lenders, to the extent payable by the Borrower hereunder and under the other Loan Documents; and

         (ii) executed and delivered to the Administrative Agent the fee letter referred to in Section 3.1(d);

     (n) APPROVALS, PERMITS; FCC LICENSES: the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that:

          (i) the Borrower and each of the License Subsidiaries and Operating Subsidiaries shall have obtained all federal, state and local governmental and regulatory consents, approvals, FCC Licenses and permits, including any third-party consents, as required or necessary for the Borrower to accept Advances and for the Borrower and each of the License Subsidiaries and Operating Subsidiaries to operate their businesses pursuant to the Approved Full-Term Operating Business Plan and shall maintain in effect each of the foregoing;

         (ii) all applicable waiting periods shall have expired without any action being taken by any competent authority;

        (iii) no law or regulation shall be applicable in the opinion of the Administrative Agent that restrains, prevents or imposes materially adverse conditions upon the Advances or the operation of the businesses of the Borrower and each of the License Subsidiaries and Operating Subsidiaries as currently operated, and the Administrative Agent shall have received a certificate of an authorized officer of the Borrower to that effect dated the Closing Date;

         (iv) the FCC Licenses for the BTA's within the Miami and Boston MTA's shall have been granted for a total consideration payable to the United States of America of no more than *****;

          (v) the acquisition of the FCC Licenses for the Permitted BTA's within the Miami and Boston MTA's shall have been financed by no more than ***** plus accrued interest thereon by way of deferred purchase price payable to the United States of America;

         (vi) each FCC License for a Permitted BTA is held in a single purpose License Subsidiary by virtue of an approval and final order of the FCC and each such FCC License, approval and final order remains in full force and effect;

     (o) GRANT OF FCC LICENSES: that each FCC License listed in Parts I and II of Schedule 7.1(j) has been won by the Grandparent and its Subsidiaries in FCC PCS auctions, has been transferred to a License Subsidiary, that each such FCC License is held by a Subsidiary of the Grandparent and that no such FCC License is subject or likely to be subject to any revocation action commenced or threatened by the FCC or to being purchased by any Person other than a License Subsidiary;

     (p) DELIVERY OF FULL-TERM OPERATING BUSINESS PLAN: the Borrower shall have delivered to the Administrative Agent and each Lender a copy of the Approved Full-Term Operating Business Plan, which shall be in form and substance satisfactory to the Administrative Agent and each Lender, together with (i) a certificate of the chief or principal financial or accounting officer dated the Closing Date certifying as to the reasonableness of the assumptions and expectations contained therein and that there are presently no facts known to such Person that would make either such plan misleading in any material respect and (ii) such pro-forma financial statements and projections for the Borrower and its Subsidiaries, in form and substance satisfactory to the Lenders, as shall be reasonably requested by the Lenders;

     (q) SECURITY AGREEMENTS: the Borrower shall have delivered to the Administrative Agent copies of each of the following:

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          (i)  an amended and restated security agreement (as amended from time to time, the "Borrower Security Agreement"), in substantially the
                             ---------------------------
               form of Exhibit E-1, duly executed by the Borrower, that, among
                       -----------
               other things, grants to the Collateral Agent for the benefit of the Secured Parties a Lien on such assets of the Borrower (including without limitation all issued and outstanding Stock of each License Subsidiary and each Operating Subsidiary owned by the Borrower) as the Lenders may request;

         (ii) an amended and restated pledge agreement (as amended from time to time, the "Parent Pledge Agreement"), in substantially the form
                          -----------------------
               of Exhibit E-2, duly executed by the Parent, that, among other
                  -----------
               things, pledges to the Collateral Agent for the benefit of the Secured Parties all issued and outstanding Stock of the Borrower owned by the Parent;

        (iii) an amended and restated pledge agreement (as amended from time to time, a "D-, E- and F-Block Subsidiary Pledge Agreement"), in
                        ----------------------------------------------
               substantially the form of Exhibit E-3, duly executed by the D-,
                                         -----------
               E- and F-Block Subsidiary Parent, that, among other things, pledges to the Collateral Agent for the benefit of the Secured Parties all issued and outstanding Stock of each D-, E- and F-Block Subsidiary; and

         (iv) amended and restated security agreements (together with each other security agreement delivered pursuant to Section 8.1(o)(ii), in each case as amended from time to time, a "Subsidiary Security Agreement"), substantially in the form of
               ------------------------------
               Exhibit E-4 hereto, duly executed by the Guarantors (other than
               -----------
               EKN, the Parent and the D-, E- and F-Block Subsidiary Parent), each of which, among other things, grants to the Collateral Agent for the benefit of the Secured Parties a Lien on such assets of such Guarantor (including, in the case of any Operating Subsidiary, all issued and outstanding Stock of each of its Subsidiaries that is a License Subsidiary or an Operating Subsidiary, but in the case of any License Subsidiary, excluding any assets for which the grant of such a Lien would violate applicable FCC regulations) as the Administrative Agent may request; and

     together with copies of each of the following items previously executed and delivered in favor of the Collateral Agent, or as the Administrative Agent may reasonably require in connection with this Agreement:

               (1) if applicable, certificates representing the shares of Stock pledged under such Security Agreements, accompanied by undated stock powers executed in blank;

               (2) duly executed financing statements previously filed or to be filed, in proper form for filing under the Uniform Commercial Code of all other jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under such Security Agreements covering the Collateral described in such Security Agreements;

               (3) evidence of any insurance required by the terms of such
                   Security Agreements; and

               (4) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under such Security Agreements has been taken.

     (r) GUARANTIES AND INDEMNITY: the Borrower shall have delivered to the Administrative Agent copies of each of the following:

          (i) from the Parent, a limited-recourse guaranty in substantially the form of Exhibit H-1 hereto (as amended, supplemented or otherwise
                       -----------
               modified from time to time in accordance with its terms, the "Limited Recourse Parent Guaranty"), duly executed by the Parent;
               ---------------------------------

         (ii) from the D-, E- and F-Block Subsidiary Parent, a limited-recourse guaranty in substantially the form of Exhibit H-2 hereto (as
                                                     -----------
               amended, supplemented or otherwise modified from time to time in accordance with its terms, the "D-, E- and F-Block Subsidiary
                                               -----------------------------
               Parent Limited Recourse Guaranty"), duly executed by the D-, E-
               --------------------------------
               and F-Block Subsidiary Parent;

        (iii) from each Operating Subsidiary and each License Subsidiary, a guaranty in substantially the form of Exhibit H-3 hereto
                                                     -----------
               (together with each other such guaranty delivered pursuant to
               Section 8.1(o)(i), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, a "Subsidiary Guaranty"), duly executed by each Operating
                         -------------------
               Subsidiary and each License Subsidiary; and

         (iv) from Ericsson Radio Systems, a guaranty in substantially the form of Exhibit H-4 hereto, (the "Ericsson Guaranty") and an indemnity
                                            -----------------
               substantially in the form of Exhibit H-5 hereto (the "Ericsson
                                                                     --------
               Indemnity"), each duly executed by Ericsson Radio Systems.
               ---------

     (s) MORTGAGES, ETC: the Borrower shall have delivered to the Administrative Agent amended and restated copies of deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust in form and substance satisfactory to the Administrative Agent covering the properties listed on Schedule 10.1(s) hereto (together with each other mortgage delivered pursuant to Section 8.1(n), in each case as amended, supplemented or otherwise modified from time to time in accordance with their terms, the "Mortgages"), duly executed by
                                               ---------
          each party thereto, in each case together with copies of each of the following items previously furnished to the Collateral Agent, or as the Administrative Agent may reasonably require in connection with this Agreement:

          (i) evidence that counterparts of the Mortgages have been duly recorded on or before the day of the initial Advance (or, with respect to any such Mortgage entered into after the date of the initial Advance in accordance with this Agreement, on or before the date of execution and delivery of such Mortgage) in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien (other than Permitted Liens) on the property described therein in favor of the Secured Parties and that all filing and recording taxes and fees have been paid;

         (ii)  evidence of the insurance required by the terms of such Mortgage;

        (iii) evidence that all other action that the Administrative Agent or Collateral Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in such Mortgage has been taken; and

         (iv) an environmental and hazardous substance analyses report in a form acceptable to each Lender from an environmental consultant acceptable to each Lender;

     (t) ATTORNMENT AND RECOGNITION AGREEMENTS: the Borrower shall have delivered to the Administrative Agent copies of each attornment and recognition agreement required by Section 8.1(k).

     (u)  MATERIAL AGREEMENTS:   subject to confidentiality restrictions, the
          Administrative Agent shall have received a complete and correct copy, in form and substance satisfactory to the Administrative Agent, of:

          (i) the Expense Allocation Agreement and the services agreement and form of operating and licensing agreement referred to in Section 9.1(m)(i)(A), in each case (if applicable) as then in effect and duly executed by the parties thereto; and

         (ii) each other contract set forth on Schedule 7.1(dd), as such other contract is then in effect and as to which the Administrative Agent shall have requested a copy on or before the Closing Date.

     (v) LITIGATION: there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality affecting any of the Parent, the Borrower or any of their respective Subsidiaries that:

          (i)  could have a Material Adverse Effect; or

         (ii) purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document or the consummation of the transactions contemplated hereby or thereby or challenges any of the Lenders' rights under this Agreement or any other Loan Agreement.

     (w) NO DEFAULT: no default shall have occurred and be continuing under the Equipment Acquisition Agreement.

     (x) NO MATERIAL ADVERSE CHANGE: there shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries since the date of the most recent audited financial statements provided to the Lenders, and all information provided by or on behalf of the Borrower to the Lenders prior to the date of the initial Advance shall be true and correct in all material aspects.

     (y) CORPORATE AND LIMITED LIABILITY COMPANY DOCUMENTS: the Administrative Agent shall have received the following, each dated not more than 5 Business Days before the date hereof (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified):

          (i) certified copies of the resolutions of the Board of Directors of the Borrower and each other Loan Party approving this Agreement and each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate and limited liability company action and governmental and other third party approvals and consents, if any, with respect to this Agreement and each other Loan Document;

         (ii) a copy of the charter or limited liability company agreement (as appropriate) of the Borrower, the Grandparent, the Parent and each other Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial Advance) by the Secretary of State of the jurisdiction of its incorporation or formation as being a true and correct copy thereof;

        (iii) a copy of a certificate of the Secretary of State of the jurisdiction of incorporation or formation of the Borrower, the Grandparent, the Parent and each other Loan Party, dated reasonably near the date of the initial Advance, listing the charter or limited liability company agreement of such Person and each amendment thereto on file in his office and certifying that:

               (A) such amendments are the only amendments to such Person's charter on file in his office;

               (B) such Person has paid all franchise taxes to the date of such certificate; and

               (C) such Person is duly incorporated or formed and in good standing under the laws of the state of incorporation or formation of such Person.

         (iv) a copy of a certificate of the Secretary of State or other appropriate representative of each state in which each of the Borrower and each other Loan Party is engaged in any business, dated reasonably near the date of the initial Advance, stating that each of the Borrower and each other Loan Party is duly qualified and in good standing as a foreign corporation in such state and has filed all annual reports required to be filed to the date of such certificate;

          (v) a certificate of the Borrower, the Parent and each other Loan Party, signed on behalf of the Borrower, the Parent and such other Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Closing Date (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to:

               (A) the absence of any amendments to the charter of the Borrower, or such other Loan Party since the date of the Secretary of State's certificate referred to in Section 10.1(y)(iii);

               (B) a true and correct copy of the bylaws of the Borrower and such other Loan Party as in effect on the Closing Date;

               (C) the due incorporation or formation and good standing of the Borrower and such other Loan Party as a corporation organized under the laws of the jurisdiction in which such Loan Party is incorporated or formed, and the absence of any proceeding for the dissolution or liquidation of the Borrower, the Parent or such other Loan Party;

               (D) the truth of the representations and warranties of such Person contained in the Loan Documents as though made on and as of the Closing Date; and

               (E) the absence of any event occurring and continuing, that constitutes a Potential Event of Default or Event of Default;

         (vi) a certificate of the Secretary or an Assistant Secretary of the Borrower, the Parent and each other Loan Party certifying as to the names and true signatures of the Authorized Officers of the Borrower, the Parent and such other Loan Party authorized to sign this Agreement and each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder;

        (vii) all other documents, instruments, financial information and opinions from the Borrower, the Grandparent, the Parent, any of the Borrower's Subsidiaries or EKN (including opinions of counsel for the Borrower, the Grandparent, the Parent or any such Subsidiary) as the Administrative Agent and each Lender may reasonably request, in form and substance satisfactory to the Administrative Agent and each Lender and their counsel, and which shall be in full force and effect on the date of the initial Advance;

     (z) INTERCREDITOR AGREEMENT: the Borrower shall have delivered to the Administrative Agent an amended and restated intercreditor agreement substantially in the form of Exhibit I, duly executed by Ericsson (as
                                       ---------
          administrative agent and lender under the Ericsson Loan Agreement) and the Collateral Agent (as the same may be amended from time to time, the "Intercreditor Agreement").
               -----------------------

    (aa) SUPPORT AGREEMENT: the Borrower shall have delivered to the Administrative Agent a Support Agreement substantially in the form of Exhibit J, duly executed by the Grandparent and the Borrower (as the
          ---------
          same may be amended from time to time, the "Support Agreement").
                                                      -----------------

    (bb) FINANCIAL STATEMENTS: the Administrative Agent shall have received (in a form satisfactory to it) audited consolidated financial statements of the Grandparent for its most recently completed financial year end (and for each fiscal quarter thereafter up to and including March 31, 1998, unaudited financial statements) the most recent Forms 10-K and 10-Q filed by the Grandparent with the Securities and Exchange Commission;

    (cc) ACKNOWLEDGMENT OF ASSIGNMENT: the Administrative Agent shall have received from Omnipoint Services a written statement addressed to it in which Omnipoint Services (i) consents to the assignment by the Operating Subsidiary party to the Services Agreement of all of its right, title and interest in and to the Services Agreement (including, without limitation, the right to receive any monies due thereunder) to the Collateral Agent pursuant to the Collateral Documents, (ii) agrees not to cancel or terminate the Services Agreement except upon at least 90 days written notice to the Administrative Agent and (iii) agrees that the Administrative

          Agent or the Collateral Agent shall be entitled to make any payment or otherwise perform any obligation or cure any default of the Borrower or any of its Subsidiaries under the Services Agreement;

    (dd) OTHER INFORMATION: the Lenders and the Administrative Agent shall have received such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender (through the Administrative Agent) may from time to time reasonably request;

    (ee)  EKN CONDITIONS:  the Administrative Agent shall:

          (i) have received evidence satisfactory to it that Ericsson shall have received payment equal to not less than ***** of the purchase price for the Eligible Swedish Goods and Services;

         (ii) be satisfied that the Loan Parties shall have complied with such other conditions precedent as EKN may require;

    (ff) EXISTING FINANCE DOCUMENTS: the Administrative Agent shall have received:

          (i)  certified copies of:

               (A)  the Ericsson Loan Agreement; and

               (B) all other documents evidencing any indebtedness for borrowed monies or preferred equity of the Borrower and its Subsidiaries;

         (ii) evidence that all conditions precedent to the Ericsson Amendment have been waived or met; and

        (iii)  evidence of the Collateral Agent's succession as Collateral
               Agent,

          each in form and substance satisfactory to the Administrative Agent;
          and

    (gg) ENVIRONMENTAL: the Administrative Agent shall have received certified copies of the current phase 1 audits and other environmental reports and documents listed in Schedule 7.1(bb)(i) hereto.

SECTION 10.2   FINANCIAL CLOSE.

All of the instruments referred to in Section 10.1, unless otherwise specified, shall be delivered to the Administrative Agent at Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019-5820,

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                                      100
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in sufficient counterparts, for each Lender and, unless otherwise specified, shall be in form and substance satisfactory to the Lenders.

                  ARTICLE 11.  ADDITIONAL CONDITIONS TO ADVANCES

SECTION 11.1   CONDITIONS TO ALL ADVANCES.

The obligation of each Lender to participate in any Advance, including the initial Advance, shall also be subject to the satisfaction of the conditions precedent that on the date of such Advance:

     (a) the Administrative Agent shall have received a properly completed Disbursement Claim signed by an Authorized Officer of each of the Borrower and Ericsson and confirming the accuracy of the statements applicable to the Borrower in clause (b);

     (b) each of the representations and warranties of the Borrower and each other Loan Party contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement or any other Loan Document is true and correct in all material respects immediately prior to, and after giving effect to, the making of such Advance and the application of the proceeds therefrom, as though made on and as of such date (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date);

     (c) no event has occurred and is continuing, or would result from making such Advance or from the application of the proceeds therefrom, that constitutes an Event of Default, Potential Event of Default or default under any other Loan Document;

     (d) no change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Advance and no order of any court or Governmental Body has been entered prohibiting the consummation of the transactions contemplated by the Loan Documents;

     (e) each Lender shall have received such statements in form and substance reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System;

     (f) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request;

     (g)  the Administrative Agent shall:

          (i) have received evidence reasonably satisfactory to the Administrative Agent showing the aggregate amount of Eligible Swedish Goods and Services that have been incurred by the Borrower and its Subsidiaries through the date of such Advance;

         (ii) have received the EKN Guarantee for each previous Advance made at least one month before the date of the requested Advance, each duly executed by EKN and in form and substance satisfactory to each Lender; and

        (iii) have received evidence satisfactory to it that all premia and fees, if any, outstanding to EKN in respect of the EKN Guarantees for each previous Advance shall have been unconditionally and irrevocably paid in full; and

     (h) no events or circumstances described in the first paragraphs before the provisos to Section 12.1(f)(i), (f)(ii) of (f)(iii) in relation to any Grandparent Debt Default shall have occurred and be subsisting.

                ARTICLE 12.  EVENTS OF DEFAULT; ACCELERATION; ETC

SECTION 12.1   EVENTS OF DEFAULT AND ACCELERATION.

Upon the occurrence and during the continuance of any of the following events:

     (a)  Payment Default: the Borrower shall fail to pay any principal of the
          ---------------
          Advances, any fee, any interest on the Advances or any other sum hereunder or under any of the other Loan Documents to which it is a party, in any such case within ***** days after the date on which the same shall become due and payable; or

     (b)  Specified Non-Monetary Default: the Borrower shall fail to perform or
          ------------------------------
          observe any term, covenant or agreement contained in Article 9 or
          Section 8.3 provided that the Borrower shall have the right to comply with Section 8.3 by procuring contributions to the Borrower, prior to the delivery of the financial statement or other report to the Administrative Agent disclosing the existence of such default, the net proceeds of additional cash equity contributions to the Borrower to the extent that if such equity were included in Revenue, EBITDA or Adjusted EBITDA, the Borrower would be in compliance with Sections 8.3(a) to (f), as the case may be; or

     (c)  Other Non-Monetary Defaults: any Loan Party shall fail to perform any
          ---------------------------
          term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 12.1) and such failure shall continue for a period of ***** days; or

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     (d)  Representations: any representation or warranty made by any Loan Party
          ---------------
          or any of its Subsidiaries (or any of its officers) under this Agreement or any of the other Loan Documents or in any certificate, statement, document or instrument delivered pursuant to or in connection with this Agreement or any Loan Document shall not be correct in any material respect upon the date when made or confirmed or deemed to have been made, confirmed or repeated; or

     (e)  Insolvency Event: an Insolvency Event shall occur in respect of any
          ----------------
          Loan Party or any shareholder of the Borrower; or

     (f)  Cross Default/Acceleration: in respect of any Indebtedness of
          --------------------------
          Grandparent, Parent, the Borrower or any of its Subsidiaries which is in an aggregate principal amount of at least ***** (but excluding Indebtedness outstanding hereunder or owing by any License Subsidiary to the FCC):

          (i) the Grandparent, Parent, the Borrower or any of its Subsidiaries (as the case may be) shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any such Indebtedness, when such principal, premium, interest or other amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); provided
                                                                        --------
               that an Event of Default shall be deemed not to have occurred in respect of any Grandparent Debt Default referred to in this sub-clause (i) if:

               (A)  (i)  the amount available to be contributed pursuant to
                         Section 1 of the Support Agreement (the "Remaining
                                                                  ---------
                         Amount") is zero; or
                         ------

                   (ii) if the Remaining Amount is greater than zero, the
                        Grandparent, an Affiliate of the Grandparent (other than the Borrower or any of its Subsidiaries) or a third party contributes under the Support Agreement the Remaining Amount within ***** days of the occurrence of the Grandparent Debt Default; or

                  (iii) the Borrower provides a replacement for the Grandparent
                        (other than the Borrower or any of its Subsidiaries) of investment grade credit quality which commits to provide the Remaining Amount or otherwise provides a letter of credit or standby commitment to provide such Remaining Amount acceptable to the Administrative Agent and the Required Lenders; or

                   (iv) the ratio of (x) Consolidated Indebtedness of the
                        Borrower and its Subsidiaries as of the end of the most recent Fiscal Quarter ended to (y) EBITDA of the Borrower for such Fiscal

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                                      103
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                        Quarter multiplied by four, is no greater than *****,
                        and the Borrower continues to meet such ratio at the end of each succeeding Fiscal Quarter; or

               (B) The Lenders shall have, following a prior written request by the Borrower, agreed that, after taking into consideration:

                    (i) the financial status and condition of the Borrower and its business plan;

                   (ii) any contractual rights and obligations of the Borrower (including any management or operating agreements between the Borrower and its affiliates);

                  (iii) the Grandparent has paid in accordance with the Support Agreement the maximum amount payable by it at any time under the Support Agreement;

                   (iv) the Grandparent having been released from its obligations under the Support Agreement; and

                    (v) there being no Potential Events of Default or Events of Default subsisting,

                         (in each case, at the date of the request); or

         (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; provided that an Event of Default
                                             --------
               shall be deemed not to have occurred in respect of any Grandparent Debt Default referred to in this sub-clause (ii) if:

               (A)  (i)  on the day which such Grandparent Default occurs, the
                         Remaining Amount is zero; or

                    (ii) if the Remaining Amount is greater than zero, the
                         Grandparent, an Affiliate of the Grandparent (other than the Borrower or any of its Subsidiaries) or a third party contributes under the Support Agreement the Remaining Amount within ***** days (excluding any grace periods) of the occurrence of such Grandparent Debt Default; or

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                   (iii) within ***** days of the occurrence of such Grandparent
                         Debt Default, the Borrower provides a replacement for the Grandparent (other than the Borrower or any of its Subsidiaries) of investment grade credit quality which commits to provide the Remaining Amount or otherwise provides a letter of credit or standby commitment to provide such Remaining Amount acceptable to the Administrative Agent and the Required Lenders; or

                    (iv) the Borrower demonstrates to the Lenders within *****
                         days of the occurrence of such Grandparent Debt Default that, on the last day of the most recently ended Fiscal Quarter or a Fiscal Quarter ending within ***** days of the occurrence of such Grandparent Debt Default, the ratio of (x) Consolidated Indebtedness of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter to (y) EBITDA of the Borrower for such Fiscal Quarter multiplied by four, is no greater than *****, and the Borrower continues to meet such ratio at the end of each succeeding Fiscal Quarter; or

                     (v) subject to Section 12.1(f)(iii), such Grandparent Debt
                         Default is cured or the relevant holder of the Indebtedness of the Grandparent shall have, within ***** days (excluding any grace periods) of the occurrence of the relevant event or circumstance referred to in the first paragraph of Section 12.1(f)(ii) waived any breach of the agreement or instrument giving rise to the acceleration or right of such holder to accelerate the maturity of such Indebtedness and the Borrower shall have delivered to the Lender a written representation within 5 Business Days of such waiver being granted stating the terms of such waiver and providing sufficient detail to establish that any conditions attaching to such waiver will not have a material adverse effect on the Grandparent's ability to meet its obligations under the Support Agreement; or

               (B) the Lenders shall have, following a prior written request by the Borrower, agreed that, after taking into consideration:

                    (i) the financial status and condition of the Borrower and its business plan;

                   (ii) any contractual rights and obligations of the Borrower (including any management or operating agreements between the Borrower and its affiliates);

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                  (iii)  the Grandparent has paid in accordance with the
                         Support Agreement the maximum amount payable by it at any time under the Support Agreement;

                   (iv) the Grandparent having been released from its obligations under the Support Agreement; and

                    (v) there being no Potential Events of Default or Events of Default subsisting,

                    (in each case, at the date of the request); or

        (iii) any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made (other than by a regularly scheduled required prepayment or redemption, or a Permitted Redemption), in each prior to the stated maturity thereof provided that an Event of Default shall be deemed not to have occurred in respect of any Grandparent Debt Default referred to in this sub-clause (iii) if;

                    (i)  the Remaining Amount is zero; or

                   (ii) if the Remaining Amount is greater than zero, the Grandparent, an Affiliate of the Grandparent (other than the Borrower or any of its Subsidiaries) or a third party contributes under the Support Agreement the Remaining Amount within ***** days of the occurrence of the Grandparent Debt Default; or

                  (iii) the Borrower provides a replacement for the Grandparent (other than the Borrower or any of its Subsidiaries) of investment grade credit quality which commits to provide the Remaining Amount or otherwise provides a letter of credit or standby commitment to provide such Remaining Amount acceptable to the Administrative Agent and the Required Lenders; or

                    (iv) the ratio of (x) Consolidated Indebtedness of the
                         Borrower and its Subsidiaries as of the end of the most recent Fiscal Quarter ended to (y) EBITDA of the Borrower for such Fiscal Quarter multiplied by four, is no greater than *****, and the Borrower continues to meet the ratio at the end of each succeeding Fiscal Quarter; or

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               (A)  The Lenders shall have, following a prior written request by the Borrower, agreed that, after taking into consideration:

                    (i) the financial status and condition of the Borrower and its business plan;

                   (ii) any contractual rights and obligations of the Borrower (including any management or operating agreements between the Borrower and its affiliates);

                  (iii) the Grandparent has paid in accordance with the Support Agreement the maximum amount payable by it at any time under the Support Agreement;

                   (iv) the Grandparent having been released from its obligations under the Support Agreement; and

                    (v) there being no Potential Events of Default or Events of Default subsisting,

                         (in each case, at the date of the request); or

     (g)  Judgment: any judgment or order of a court of competent jurisdiction
          --------
          for the payment of money in excess of ***** (excluding any portion thereof that an insurance company of recognized standing and creditworthiness has agreed to pay), or any material non-monetary judgment or order of a court of competent jurisdiction, shall be rendered against the Borrower and either

          (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

         (ii) there shall be any period of ***** consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (h)  Invalidity of Loan Documents: any of the Loan Documents shall be
          ----------------------------
          canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Loan Party or any of its or their stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents, is illegal, invalid or unenforceable in accordance with the terms thereof; or


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     (i)  ERISA: with respect to any Guaranteed Pension Plan:
          -----

          (i) an ERISA Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding ***** and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or

         (ii) a trustee shall have been appointed by the United States District Court to administer such Plan; or

        (iii) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan; or appointed a trustee to administer or liquidate any plan; or

     (j)  Attachment: the Borrower or any of its Subsidiaries shall be the
          ----------
          subject of writs of attachment or garnishment and the like that might have a Material Adverse Effect and that are unstayed for a period of ***** consecutive days or any such attachment shall not have been bonded over within ***** days of the entry thereof; or

     (k)  Licenses: the FCC or any other Governmental Body shall cancel, revoke,
          --------
          suspend or fail to renew any FCC License held by any License Subsidiary relating to:

          (i) any right held by any Subsidiary to provide PCS services to any POPs included in any Permitted BTA, in either case for which the cancellation, revocation, suspension or failure to renew the FCC License relating to which could reasonably be expected to have a Material Adverse Effect; or

         (ii) any Permitted BTA for which Eligible Swedish Goods & Services in excess of ***** have been incurred, in either case except for any C-Block General License Revocation Event or Proposed C-Block General License Revocation Event; or

     (l)  Licenses: the FCC or any other Governmental Body shall commence any
          --------
          proceeding to cancel, revoke or suspend any FCC License held by any License Subsidiary relating to BTAs described in clause (k) above, which proceeding:

          (i)  could reasonably be expected to have a Material Adverse Effect;
               and

         (ii) has not been stayed or enjoined within five Business Days after the commencement of any such proceeding, in either case except for any C-Block

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               General License Revocation Event or Proposed C-Block General
               License Revocation Event; or

     (m)  FCC Indebtedness: the Grandparent or any of its Affiliates shall fail
          ----------------
          to pay any amount when due of Indebtedness owed to the FCC with respect to any FCC License or shall otherwise default on such Indebtedness, if such failure to pay or default constitutes or would with the passage of time constitute a default under any Indebtedness owing to the FCC in respect of any other FCC Licenses in respect of a Permitted BTA; or

     (n)  Other Indebtedness to FCC:  any License Subsidiary shall fail to pay
          -------------------------
          when due amounts owing to the FCC relating to BTAs described in clause
          (k) above unless:

          (i) such failure to pay can reasonably be expected, in the reasonable judgment of the Required Lenders, not to result in any cancellation, revocation or suspension of such FCC License; or

         (ii) the Borrower has obtained a stay or injunction against any action by the FCC to cancel, revoke or suspend such FCC License notwithstanding such failure to pay and such injunction or stay shall then be in effect; or

     (o)  Perfection of Security: the Collateral Agent shall cease to have a
          ----------------------
          valid and perfected first-priority Lien on any Collateral securing any Loan Party's obligations under any Loan Document, or any Loan Party shall so assert (subject, however, to Permitted Liens entitled to priority in accordance with the terms of the Loan Documents); or

     (p)  Change of Control: at any time any of the following shall occur:
          -----------------

          (i)  the Ownership Fraction shall be less than *****; or

         (ii) all of each series and class of issued and outstanding shares of Stock of the Borrower and each of its Subsidiaries shall cease to be pledged as security for the obligations of the Borrower, the other Loan Parties and their respective Subsidiaries hereunder and under the other Loan Documents; or

     (q)  Material Adverse Change: there shall occur in the opinion of the
          -----------------------
          Required Lenders any change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party that could reasonably be expected to have a material adverse effect on the ability of such Loan Party to perform its obligations under the Loan Documents to which it is a party; or

     (r)  Equipment Acquisition Agreement: OCI, the Borrower or any of its
          -------------------------------
          Subsidiaries shall default, after any applicable grace period, under any equipment-acquisition agreement (including the Equipment Acquisition Agreement) providing for the purchase of more than ***** in aggregate purchase price of equipment or other goods, from any Person, or such Person shall so allege in writing; or

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     (s)  EKN: the Borrower fails to pay any premium or other sum due to EKN
          ---
          with respect to an EKN Guarantee within ***** Business Days of written demand by the Administrative Agent,

     then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice to the Borrower,

          (i) declare the obligations of the Lenders to make Advances to be terminated, whereupon the same shall forthwith terminate; and/or

         (ii) declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

     provided that upon the occurrence of an Insolvency Event described in
     --------
     subsection (e) above, (A) the obligations of the Lenders to make Advances shall automatically be terminated and (B) the Advances then outstanding, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                      ARTICLE 13.  THE ADMINISTRATIVE AGENT

SECTION 13.1   AUTHORIZATION AND ACTION.

Each Lender appoints the Administrative Agent to act as its agent in connection herewith and the other Loan Documents and authorizes the Administrative Agent to exercise such rights, powers and discretions under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such rights, powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided that the Administrative
                                                --------
Agent shall not be required to take any action:

     (a) that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law; or

     (b) until the Administrative Agent is fully indemnified by the Lenders for such action, in form and substance satisfactory to the Administrative Agent; or

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     (c)  until the Administrative Agent first receives instructions to take such action from the Required Lenders.

SECTION 13.2   ADMINISTRATIVE AGENT'S RELIANCE, ETC.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:

     (a) may treat any Lender that has participated in the making of any Advance as the holder of the portion of Indebtedness resulting therefrom until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an assignee, as provided in Section 14.9;

     (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

     (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents;

     (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party;

     (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;

     (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate (including any Disbursement Claim) or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties;

     (g) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a "highly leveraged transaction" within the meaning of the interpretations issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System;

     (h)  may:

          (x)  assume that:

          (i) any representation and/or warranty made by any Loan Party in connection with this Agreement or any other Loan Document is true;

         (ii) no event which is an Event of Default or Potential Event of Default has occurred unless it has received a written notice from a Lender or the Borrower clearly stating that such event exists; and

        (iii) no Loan Party is in breach of or in default under its obligations under this Agreement or any other Loan Document, unless it has actual knowledge or actual notice to the contrary;

         (iv) assume that the Lending Office of each Lender is that identified with its signature below (or, in the case of a Lender which becomes a Lender after the date hereof, at the end of the Assignment and Acceptance under which it first became a Lender) until it has received from such Lender a notice designating some other office of such Lender to replace its Lending Office and act upon any such notice until the same is superseded by a further such notice; and

          (y)  rely upon

               (i) as to any matters of fact which might reasonably be expected to be within the knowledge of any Loan Party, as the case may be, a certificate signed by an Authorized Officer for the time being on behalf of such Loan Party;

              (ii) any communication or document believed by it to be genuine and correct.

SECTION 13.3   OBLIGATIONS OF ADMINISTRATIVE AGENT.

The Administrative Agent shall:

     (a) promptly inform each Lender of the contents of any notice or document received by it in its capacity as Administrative Agent from any Loan Party;

     (b) promptly notify each Lender of the occurrence of any Event of Default or any Potential Event of Default by the Loan Party under this Agreement or any other Loan Document which the Administrative Agent has actual knowledge or actual notice;

     (c) save as otherwise provided herein, act as agent hereunder in accordance with any instructions given to it in writing by the Required Lenders, which instructions shall be binding on all of the Lenders;

     (d) promptly communicate any claim, notice or demand from a Lender to any Loan Party which is contemplated by this Agreement or, any other Loan Document; and

     (e) if so instructed by the Required Lenders in writing, refrain from exercising any right, power or discretion vested in it as agent hereunder.

SECTION 13.4   DUTY OF INQUIRY.

Notwithstanding anything to the contrary expressed or implied herein, the Administrative Agent shall not be bound to:

     (a)  ascertain or inquire as to:

          (i) whether or not any representation and/or warranty made by any Loan Party or Ericsson in connection with this Agreement or any other Loan Document or the transactions contemplated thereby (including in a Disbursement Claim) is true or any information (including any financial statements) delivered pursuant to
               Section 8.2 is accurate, complete or in compliance with this Agreement;

         (ii) the occurrence or otherwise of any event which is an Event of Default or Potential Event of Default;

        (iii) the performance by any Loan Party of its obligations under this Agreement or any other Loan Document; or

         (iv) any breach of or default by any Loan Party of or under its obligations under this Agreement or any other Loan Document;

     (b) without prejudice to the provisions of Section 13.7, account to any Lender for any sum or the profit element of any sum received by it for its own account; or

     (c) disclose to any other person any information relating to any Loan Party if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person.

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

SECTION 13.5   EXCLUSION OF DUTIES AND LIABILITY.

Notwithstanding anything to the contrary express or implied herein, the Administrative Agent shall not have or be deemed to have:

     (a) any obligation other than those for which express provision is made herein; or

     (b)  any fiduciary relationship with any party to this Agreement; or

     (c) any liability for any loss suffered by any party to this Agreement for any action or omission taken in respect of this Agreement, whether before or after the execution of this Agreement, save and except for where such loss is caused by the gross negligence or wilful misconduct of the Administrative Agent.

SECTION 13.6   AFFILIATES OF ADMINISTRATIVE AGENT.

The Administrative Agent:

     (a) shall, with respect to its Commitments (if any) and, the Advances in which it has participated (if any) and, in its individual capacity, have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity as a Lender (if applicable); and

     (b) may, in its individual capacity as a Lender (if applicable), and its affiliates may, generally engage in any kind of business with, the Borrower and any of its Affiliates and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if the Administrative Agent in its individual capacity as a Lender were not the Administrative Agent and without any duty to account therefor to the Lenders.

SECTION 13.7   LENDER CREDIT DECISION.

Each Lender:

     (a) acknowledges that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of the investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Loan Party and EKN, and without reliance upon the Administrative Agent, the Arranger or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement;

     (b) acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

     (c) warrants to each of the Administrative Agent and the Arranger that it has not relied and will not hereafter rely on the Administrative Agent or the Arranger:

          (i) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by any Loan Party or EKN in connection with any of the Loan Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Lender, the Arranger of the Administrative Agent); or

         (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Loan Party or EKN.

SECTION 13.8   INDEMNIFICATION.

     (a)  Each Lender:

          (i) subject to clause (iii) severally will indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's Commitment Percentage of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents;

         (ii) shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or claims resulting from the Administrative Agent's gross negligence or willful misconduct; and

        (iii) without limitation of the foregoing, will reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 14.4, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

     (b) For purposes of this Section 13.8, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of:

          (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders; and

         (ii)  the aggregate unused portions of their respective Commitments.

     (c) The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender's ratable share of such amount.

     (d) Without prejudice to the survival of any other agreement of any Lender hereunder, the agreements and obligations of each Lender contained in this Section 13.8 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

     (e) Each of the Lenders agrees that it will not assert or seek to assert against any director, officer or employee of the Administrative Agent any claim it might have against any of them in respect of the matters referred to in this Agreement.

SECTION 13.9   REMOVAL; RESIGNATION OF ADMINISTRATIVE AGENT.

The Administrative Agent may resign at any time without assigning any reason therefor by giving 30 days written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders.

SECTION 13.10   REPLACEMENT OF ADMINISTRATIVE AGENT.

     (a) Upon any resignation or removal of the Administrative Agent pursuant to Section 13.9:

          (i) the Required Lenders shall have the right to appoint a successor Administrative Agent;

         (ii) if no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a reputable and experienced bank or other financial institution organized under the laws of the United

               Kingdom, any other member of the European Union or, the United States or of any State thereof.

     (b) Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.

     (c) After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. A successor Administrative Agent will notify the Borrower of its appointment promptly after its appointment.

SECTION 13.11   TRANSFERS.

The Administrative Agent shall be entitled to accept:

     (a) any Assignment and Acceptance purporting to be duly signed by any person on behalf of either of the parties thereto; and

     (b) any notice purporting to be duly signed by the persons giving such notice as having been duly signed by such persons,

and the Administrative Agent shall not be bound in any such case to ask for further evidence of authority or otherwise or be responsible for any loss that may be occasioned by its failing to do so.

SECTION 13.12   DELEGATION.

The Administrative Agent may, in the execution and exercise of all or any of the powers, authorities and discretions vested in it by this Agreement or any Loan Document act by responsible officers or a responsible officer for the time being of the Administrative Agent and the Administrative Agent may also, whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons all or any of the powers, authorities and discretions vested in it by this Agreement or any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Administrative Agent) as the Administrative Agent may think fit in the interests of the Lenders and provided that the Administrative Agent shall have exercised reasonable care in the selection of such delegate, it shall not in any way or to any extent be responsible for any loss incurred by any misconduct or default on the part of such delegate or sub-delegate. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the appointment of any delegate as aforesaid and shall procure that any delegate shall also give prompt notice to the Borrower and the Lenders of any sub-delegate.

SECTION 13.13   REPRESENTATION BY LENDER.

Each Lender represents and warrants in favor of the Administrative Agent that either:

     (a) it is not resident for tax purposes in the United Kingdom and is beneficially entitled to receive its portion of any Advance and the interest thereon; or

     (b) it is a bank as defined for the purposes of Section 840A of the Income and Corporation Taxes Act 1988 and is beneficially entitled to receive its portion of any Advance and the interest thereon, and each Lender agrees in favor of the Administrative Agent to notify the Agent if there is any change in its position from that set out above.

SECTION 13.14   FAILURE BY LENDER TO MAKE ADVANCE.

     (a) Unless the Administrative Agent shall have received notice from a Lender prior to 9.00am on the Business Day prior to any Disbursement Date that such Lender will not make available to the Administrative Agent such Lender's Commitment Percentage of the Advance to be made on such Disbursement Date, the Administrative Agent may assume that such Lender has made such Commitment Percentage of the Advance available to the Administrative Agent on the date of such Advance in accordance with Section 2.5 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.

     (b) If and to the extent that such Lender shall not have so made such Commitment Percentage of the Advance available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at an interest rate equal to the Administrative Agent's cost of funds for providing such amount to the Borrower from the date of making of the relevant Advance until receipt of such funds by the Administrative Agent.

     (c) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Commitment Percentage of such Advance for the purposes of this Agreement.

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

SECTION 13.15   FAILURE OF BORROWER TO MAKE PAYMENT.

Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due and owing to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                          ARTICLE 14.  MISCELLANEOUS

SECTION 14.1   AMENDMENTS, ETC.

No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and approved by EKN, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:
       --------

     (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders and approved by EKN, become effective to do any of the following at any time:

          (i) waive any of the conditions specified in Article 11 or, in the case of the initial Advance, Article 10;

         (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder;

        (iii) release any Collateral, other than as contemplated by the Loan Documents;

         (iv) permit the creation, incurrence, assumption or existence of any Lien on any item of Collateral to secure any obligations other than obligations owing to the Lenders, the Collateral Agent and the Administrative Agent under the Loan Documents and other than Indebtedness owing to any other Person;

          (v)  amend this Section 14.1 or 14.7;

         (vi) amend the Commitments of the Lenders or subject the Lenders to any additional obligations;

        (vii) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder; or

       (viii) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder;

     (b) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, the Lenders required above to take such action and EKN, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and

     (c) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required to take such action and EKN above, adversely affect the rights or duties of the Collateral Agent under any Loan Document.

SECTION 14.2   NOTICES, ETC.

     (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered,

          (i)  if to the Borrower, at:

                    Omnipoint MB Holdings, LLC
                    16 Wing Drive
                    Cedar Knolls, New Jersey  07927
                    Attn:  Mr. Harry Plonskier
                    *****

                    with copies to:

                    Omnipoint Corporation
                    3 Metro Center
                    Bethesda, MD  20814
                    Attn: Bradley E. Sparks

                    Piper & Marbury, L.L.P.
                    1200 19th Street, N.W.
                    Washington, DC  20036
                    Attn:  Edwin Martin, Esq.
                    *****

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                                      120

         (ii) if to any Lender, at its Lending Office provided in writing by the Lender; and

        (iii)  if to the Administrative Agent; at:

                    Bank of America International Limited
                    1 Alie Street
                    London E1 8DE
                    United Kingdom
                    Attn: Loans Agency
                    *****
                    *****

          or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

     (b) All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article 2, 3 or 13 shall not be effective until received by the Administrative Agent.

     (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Advances shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

SECTION 14.3   NO WAIVER; REMEDIES.

No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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                                      121

SECTION 14.4   COSTS; EXPENSES.

     (a)  The Borrower will pay on demand:

          (i) all fees and reasonable expenses that are incurred in connection with any necessary or desirable filings or recordations by the Arranger, the Administrative Agent or the Collateral Agent in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, whether or not any such transactions are consummated;

         (ii) all ongoing costs, including, without limitation, all reasonable legal fees and charges, recording costs and related taxes or charges, filing fees, costs and expenses of the Arranger, Administrative Agent and the Lenders related to: (A) the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise;
               (B) the perfection, protection or preservation of any of their respective rights or interests under the Loan Documents or to or in the Collateral; (C) the administration of this Agreement or any other Loan Document; (D) any amendments, waivers or supplements related to this Agreement and the other Loan Documents; and (E) of the Administrative Agent in complying with
               Section 4.1.

        (iii) to the extent not paid pursuant to clause (i) above, all out-of-pocket costs and expenses of the Collateral Agent (including allocated costs and reasonable expenses of in-house counsel and legal staff) in connection with the preparation, execution, delivery, performance, administration, enforcement, modification and amendment of this Agreement, the Intercreditor Agreement, the Collateral Documents, the Guaranties and/or any other Loan Document at any time, including without limitation the reasonable fees and expenses of counsel (including reasonable allocated costs and expenses of in-house counsel and legal staff) and the costs and expenses incurred by the Collateral Agent in the course of performing its duties and obligations as Collateral Agent, whether or not the transactions contemplated hereby are contemplated;

         (iv) all reasonable legal fees and expenses relating to the matters described in clause (ii) above incurred by the Administrative Agent or a Lender if a Potential Event of Default shall have occurred and be continuing under this Agreement; and

          (v) all reasonable legal fees and expenses relating to the matters described in clause (ii) above incurred by any Lender or an Affiliate thereof or for which such Lender would have an indemnification obligation (whether or not contingent on non-payment thereof by the Borrower) under this Agreement.

     (b) In making any demand pursuant to sub-clause (ii)(E) above, the Administrative Agent shall set out in reasonable detail (to the extent it is provided with such detail by EKN) its computations for the amount demanded.

     (c) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including fees and expenses of counsel and indemnities, such amount may be paid on behalf of the Borrower by the Administrative Agent or any Lender, in its sole discretion.

SECTION 14.5   INDEMNITIES.

     (a) The Borrower will indemnify each of the Arranger, each Lender, the Collateral Agent, the Administrative Agent and their respective affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") and hold each Indemnified
                              -----------------
          Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel and, with respect to the Collateral Agent, reasonable allocated costs and expenses of in-house counsel and legal staff) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with:

               (A) this Agreement and any other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances; or

               (B) the actual or alleged presence of Materials of Environmental Concern on any property of the Borrower or any environmental proceeding relating in any way to the Borrower,

          except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

     (b) In the case of any investigation, litigation or other proceeding to which the indemnity in this Section 14.5(a) applies, the indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

     (c) The Borrower also shall not to assert any claim against the Administrative Agent, the Collateral Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

     (d) If any payment of principal of any Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of any repayment or, prepayment or acceleration of the maturity of the Advances pursuant to
          Section 12.1 or for any other reason, the Borrower shall pay to the Administrative Agent for the account of such Lender any loss, cost or expense (including loss of anticipated profit) that any Lender may sustain or incur as a consequence of the making of any payment of an Advance on a day that is not the last day of the applicable Interest Period with respect thereto.

     (e) The Borrower shall indemnify each Lender against any loss, cost or expense incurred by any Lender as a result of any failure to fulfill on or before the date specified in any Disbursement Claim for a requested Advance the applicable conditions set forth in Articles 10.1 and 11.1, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund its participation in such requested Advance.

     (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 14.5 shall survive the payment in full of principal and interest hereunder.

SECTION 14.6   RIGHT OF SET-OFF.

Upon (a) the occurrence and during the continuance of any Event of Default and
(b) the making of the request specified by Section 12.1 to authorize the Administrative Agent to declare, or the Administrative Agent's declaration of, the Advances to be due and payable pursuant to the provisions of Section 12.1, each Lender and each of its Affiliates is authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and application; provided that the failure to give such notice
                              --------
shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section 14.6 are in addition to other rights and remedies (including other rights of set-off) that such Lender and its Affiliates may have.

SECTION 14.7   SHARING OF PAYMENTS, ETC.

     (a)  Subject to clause (b), if:

          (i) any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 6.2, 6.3 or 14.7(b)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them;

         (ii) all or any portion of an excess payment referred to in clause (b) is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (A) the amount of such Lender's required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

     (b) The Borrower agrees that any Lender purchasing a participation pursuant to paragraph (a) from another Lender pursuant to this Section
          14.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

SECTION 14.8   BINDING EFFECT.

This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender, the Collateral Agent, EKN and each of their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders. Section 14.4(d), insofar as it relates to the Collateral Agent, and Section 9.1(q) also shall inure to the benefit of each lender that at any time is a party to the Intercreditor Agreement.

SECTION 14.9   ASSIGNMENTS AND PARTICIPATIONS.

     (a) Subject to the EKN General Conditions, the prior approval of EKN and the prior written consent of the Administrative Agent (which, in the case of the Administrative Agent, shall not be unreasonably withheld), each Lender may assign to one or more banks or other entities (including any trust or other Person in connection with a securitization or monetization of the Advances or other indirect raising of capital) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or Commitments and/or portions of Advances owing to it); provided that:
                        --------

          (i) each such assignment of any Commitments shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of all Commitments;

         (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment and/or portions of Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000;

        (iii)  the parties to each such assignment shall:

               (A) execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of *****; and

               (B) deliver a copy of such Assignment and Acceptance to the Borrower at the time it delivers a copy to the Administrative Agent; and

         (iv) unless the Borrower shall have consented thereto, no such assignment of undrawn Commitments shall be made:

               (A) except to a Person that shall have represented that it has a combined capital and surplus in excess of $50,000,000; and

               (B) except to a Person, other than a commercial bank or other financial institution, that shall have represented that such Person is not engaged in, and does not have an Affiliate that is engaged in, the business of providing PCS telecommunications services to the public.

     (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance:

          (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder and under the Intercreditor Agreement have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder; and

          (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this

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                                      126

               Agreement and the Intercreditor Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

          (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

         (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;

        (iii) such assignee confirms that it has received a copy of this Agreement, the Intercreditor Agreement and each other Loan Document, together with copies of the financial statements referred to in Section 10.1(bb) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

         (iv) such assignee will, independently and without reliance upon the Administrative Agent or the Arranger, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto;

         (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and the Intercreditor Agreement are required to be performed by it as a Lender;

        (vii)  such assignee makes the representations set forth in subsection
               (a)(iv) above and in Section 13.13; and

       (viii) such assignee confirms that it is bound by the confidentiality provisions set forth in Section 14.14.

     (d)  The Administrative Agent shall maintain at its address referred to in
          Section 14.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and portions of the principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be
                     --------
          conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit C,
                         ---------

          (i)  accept such Assignment and Acceptance;

         (ii)  record the information contained therein in the Register; and

        (iii)  give prompt notice thereof to the Borrower.

     (f) Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 14.9, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the
                        --------
          assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

     (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including its Commitment Percentage in the Advances) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign all or a portion of its rights and obligations hereunder to EKN in accordance with the EKN Documents.

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

SECTION 14.10   INDEPENDENCE OF THE AGREEMENT.

The Borrower expressly acknowledges that this Agreement constitutes an obligation on the Borrower's part that is independent and completely separate from the Equipment Acquisition Agreement and any other supply agreement. The liability of the Borrower to effect payment of the principal amount and interest on any Advance and of any other amount to be paid under this Agreement on the due dates therefor, shall not be conditional upon performance by Ericsson or any cooperation party of the terms of the Equipment Acquisition Agreement or any other supply agreement or any related contract and shall not be affected in any way by any claim which the Borrower may have or might consider that it has against Ericsson or any cooperating party as aforesaid or by any other reason whatsoever.

SECTION 14.11   OBLIGATIONS SEVERAL.

The obligations of the Lenders hereunder are several and not joint, and the failure of any Lender to participate in the making of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to participate in the making of such Advance, but no Lender shall be responsible for the failure of any other Lender to participate in the making of any Advance to be made by such other Lender on the date of any Advance.

SECTION 14.12   GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 14.13   EXECUTION IN COUNTERPARTS.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by a Lender, the Arranger or the Administrative Agent of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement by a Lender, the Arranger or the Administrative Agent.

SECTION 14.14   CONFIDENTIALITY.

Neither the Administrative Agent, the Arranger nor any Lender shall:

     (a) disclose any Confidential Information to any Person without the consent of the Borrower, other than:

          (i) to the Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents, auditors and advisors and to actual or prospective assignees and participants, and then only on a confidential basis and if such prospective assignees and participants undertake to comply with this Section 14.14 as if it were a Lender;

         (ii)  as required by any law, rule or regulation or judicial process;

        (iii) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking (whether or not having force of law);

         (iv)  to EKN, Ericsson or Ericsson Radio Systems; or

          (v) to the extent reasonably required in connection with the exercise of any power or remedy under a Loan Document (except, prior to a notice of acceleration being served on the Borrower pursuant to
               Section 12.1, in connection with a sale of any Loan Document to a competitor of the Grandparent or any of its Subsidiaries);

     (b) and the Borrower shall not, and shall cause its Subsidiaries and Affiliates not to, disclose the terms of this Agreement, the other Loan Documents or the transactions contemplated hereby to any Person without the consent of the other parties hereto, except:

          (i) to any other lender that is a party to a Permitted Loan Agreement (as defined in the Intercreditor Agreement) and that shall have agreed to be bound by the provisions of this paragraph;

         (ii) to the extent that such terms or transactions become generally available to the public;

        (iii) to their respective Affiliates and their officers, directors, employees, agents, advisors and (in the case of the Lenders) to actual or prospective assignees and participants, in each case to the extent that the Administrative Agent, any Lender or the Borrower deems necessary or appropriate;

         (iv)  as required by any law, rule or regulation or judicial process;
               and

          (v) as requested by any state, federal or foreign regulatory authority.

A reasonable period of time prior to making any disclosure with respect to such terms and transactions that is permitted under clause (iv) or (v) of the preceding sentence, the party proposing, or whose Affiliate is proposing, to make such disclosure will consult with the other party concerning the need for and scope of any such disclosure.

     (c)  The Administrative Agent, the Arranger and each Lender:

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

          (a) is entitled to give any information required by EKN and to allow inspection of the files of the Administrative Agent, the Arranger or such Lender which relate to this Agreement and the other Loan Documents and to make copies thereof; and

          (b) is entitled to give information to EKN in connection with the implementation of this Agreement.

     (d) EKN and the Collateral Agent may disclose any Confidential Information as follows:

          (i) to any Lender or to the Administrative Agent's or such Lender's or EKN's Affiliates and their officers, directors, employees, agents, auditors and advisors and to actual or prospective assignees and participants, but only on a confidential basis and if such prospective assignees and participants undertake to comply with this Section 14.14 as if it were a Lender;

         (ii)  as required by any law, rule or regulation or judicial process;

        (iii) as requested or required by any state, federal or foreign authority or examiner regulating export credit agencies, banks or banking (whether or not having force of law);

         (iv)  to Ericsson or Ericsson Radio Systems; or

          (v) to the extent reasonably required in connection with the exercise of any power or remedy under a Loan Document (except, prior to a notice of acceleration being served on the Borrower pursuant to
               Section 12.1, in connection with a sale of any Loan Document to a competitor of the Grandparent or any of its Subsidiaries).

SECTION 14.15   CONSENT TO JURISDICTION.

The Borrower irrevocably:

     (a) submits to the jurisdiction of any New York state or federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to any Loan Document;

     (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or in such federal court;

     (c) waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding;

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

     (d) consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Borrower at its address specified in Section 14.2; and

     (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this Section 14.15 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Borrower or its property in the courts of other jurisdictions.

SECTION 14.16   MATTERS RELATING TO THE COLLATERAL AGENT.

The Borrower will pay the Collateral Agent a fee in an amount, computed as provided and payable at the times separately agreed to by the Collateral Agent and the Borrower. In addition, the Borrower will pay on demand all costs and expenses of the Collateral Agent (including allocated costs and reasonable expenses of in-house counsel and legal staff) in connection with the preparation, execution, delivery, performance, administration, enforcement, modification and amendment of the Intercreditor Agreement, the Borrower Security Agreement, the Parent Pledge Agreement, the Mortgages and/or any other Loan Document at any time, including without limitation the reasonable fees and expenses of counsel (including reasonable allocated costs and expenses of in-house counsel and legal staff) and the costs and expenses incurred by the Collateral Agent in the course of performing its duties and obligations as Collateral Agent.

SECTION 14.17   AMENDMENTS, ETC., TO INTERCREDITOR AGREEMENT.

Neither the Administrative Agent nor the Lenders shall consent to any amendment or modification of, supplement to, replacement of or substitution for the Intercreditor Agreement unless either:

     (a)  the Borrower shall have consented thereto in writing, or

     (b) at the time at which such amendment, modification or waiver is entered into a Potential Event of Default or Event of Default, or any event that, with the passage of time or giving of notice or both, would constitute an event of default under any other Permitted Loan Agreement, shall have occurred and be continuing.

SECTION 14.18   WAIVER OF JURY TRIAL.

Each of the Borrower, the Administrative Agent and the Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of the

Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.


                   [BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                    OMNIPOINT MB HOLDINGS, LLC


                                    By /s/ Harry Plonskier
                                      ------------------------------------------
                                      Title: Vice President


                                    BANK OF AMERICA
                                    INTERNATIONAL LIMITED,
                                    as Administrative Agent


                                    By  /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                      Title:


                                    BANK OF AMERICA
                                    INTERNATIONAL LIMITED,
                                    as Arranger


                                    By /s/ [ILLEGIBLE]
                                      ------------------------------------------
                                      Title:


Commitment Percentage:              BANK OF AMERICA
10%                                 NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION,
                                    as a Lender

Lending Office:                     By /s/ [ILLEGIBLE]
---------------                       ------------------------------------------
                                      Title:

Bank of America National Trust
and Savings Association, London Branch
1 Alie Street
London E1 8DE
UNITED KINGDOM
Attn: Loans Agency

Facsimile:  *****
Telephone: *****


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                                      134

Commitment Percentage:              LLOYDS BANK PLC,
25%                                 as a Lender


Lending Office:                     By /s/ Mela Dorgan
---------------                       ------------------------------------------
Lloyds Bank Plc                     Title: Mela Dorgan
Bank House                                 Assistant Vice President
Wine Street                                Structured Finance
Bristol  BS1 2AN                           DO94
UNITED KINGDOM


Tel:   *****
Fax:  *****                         By /s/ Louise Miller
                                      ------------------------------------------
                                    Title: Louise Miller
                                           Assistant Vice President
                                           Structured Finance
                                           M256



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                                      135

Commitment Percentage:              CIBC WOOD GUNDY PLC,
32.5%                               as a Lender

Lending Office:                     By /s/ Cynthia McCahill
---------------                       ------------------------------------------
                                    Title: Cynthia McCahill
CIBC Wood Gundy plc                        Executive Director
Cottons Centre                             CIBC Oppenheimer Corp., AS AGENT
Cottons Lane
London  SE1 2QL
UNITED KINGDOM

Tel: *****
Fax: *****

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                                      136

Commitment Percentage:              MERITA BANK PLC,
32.5%                               as a Lender


Lending Office:                     By /s/ [ILLEGIBLE]
---------------                       ------------------------------------------
                                      Title: Vice President
Merita Bank Plc - New York Branch
437 Madison Avenue
21st Floor
New York, New York 10022
UNITED STATES OF AMERICA
Tel: *****
Fax: *****

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                                      137

                                SCHEDULE 8.3(A)


                                    REVENUE
                                    -------

     FISCAL QUARTER ENDING                          REVENUE
-------------------------------                    ----------
June 30, 1998                                        *****
September 30, 1998                                   *****
December 31, 1998                                    *****
March 31, 1999                                       *****
June 30, 1999                                        *****
September 30, 1999                                   *****
December 31, 1999                                    *****
March 31, 2000                                       *****
June 30, 2000                                        *****
September 30, 2000                                   *****
December 31, 2000                                    *****
March 31, 2001                                       *****
June 30, 2001 and thereafter                         *****

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                                      138

                                SCHEDULE 8.3(C)


                       LEVERAGE RATIO (ADJUSTED EBITDA)
                       --------------------------------

 FISCAL QUARTER ENDING                             LEVERAGE RATIO
-----------------------                            --------------
December 31, 2000                                        *****
March 31, 2001                                           *****
June 30, 2001                                            *****
September 30, 2001                                       *****
December 31, 2001                                        *****
March 31, 2002                                           *****
June 30, 2002                                            *****
September 30, 2002                                       *****
December 31, 2002                                        *****

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                                      139

                                SCHEDULE 8.3(D)


                            LEVERAGE RATIO (EBITDA)
                            -----------------------

      FISCAL QUARTER ENDING                                  RATIO
----------------------------------                           -----
December 31, 2002                                            *****
March 31, 2003                                               *****
June 30, 2003                                                *****
September 30, 2003                                           *****
December 31, 2003                                            *****
March 31, 2004                                               *****
June 30, 2004                                                *****
September 30, 2004                                           *****
December 31, 2004 and thereafter                             *****

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                                      140